SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.

                             ----------------

                                 FORM 8-K


                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported:  July 23, 2001


                                VMIC, INC.
          (Exact name of Registrant as specified in its charter)


   DELAWARE                 0-25309                     63-0917261
(State of Other           (Commission               (I.R.S. Employer
Jurisdiction of           File Number)              Identification No.)
Incorporation)


12090 South Memorial Parkway
Huntsville, Alabama                                      35803-3308
(Address of Principal Executive Offices)                 (Zip Code)


Registrant's telephone number, including area code  (256) 880-0444


                             NOT APPLICABLE
     (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS. As previously announced, on July 3, 2001, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with G.E. Fanuc Automation North America, Inc. ("G.E. Fanuc"), and Shandy Merger Corporation ("Shandy"), a wholly-owned subsidiary of G.E. Fanuc, providing for the Merger of Shandy with and into Registrant (the "Merger"). A current report on Form 8K was filed with the Securities and Exchange Commission on July 5, 2001 disclosing the Merger Agreement and a joint press release of the Registrant and G.E. Fanuc dated July 5, 2001. On July 13, 2001 the First Amendment to the Merger was executed to reflect several technical corrections and extend the period for the delivery of the Company's disclosure schedules and the period for G.E. Fanuc to complete its diligence review of the Registrant. On July 20, 2001 the Merger Agreement was amended and restated to reflect certain other technical corrections and conforming changes to several of the Exhibits thereto. Attached hereto and incorporated herein by reference is the Amended and Restated Merger Agreement dated July 20, 2001 and effective as of July 3, 2001, and the amended Stock Option Agreement dated July 13, 2001 and effective as of July 3, 2001, by and among the Registrant and G.E. Fanuc.

As previously announced G.E. Fanuc is assuming the outstanding debt of the Registrant and paying approximately $71.25 million, subject to certain adjustments, for 100% ownership of the Registrant. Upon consummation of the Merger, (i) the Registrant will become a wholly-owned subsidiary of G.E. Fanuc and (ii) each outstanding share of $0.10 par value per share common stock of the Registrant will be converted into cash.

The foregoing description of the Merger Agreement and the Amended and Restated Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which was previously filed as Exhibit 2.1 to VMIC's Current Report on Form 8-K, dated July 5, 2001, and the Amended and Restated Merger Agreement attached hereto as Exhibit 2.2 and incorporated herein by reference.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS This current report on Form 8-K contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. There are certain factors that could cause results to differ materially from those anticipated by some of the statements in this Form 8-K. These factors include the finalization of definitive agreements and the outcome of regulatory reviews.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         The exhibits listed below are filed as a part of this report:


2.1 Agreement and Plan of Merger dated as of July 3, 2001, by and among the Registrant, G.E. Fanuc, and Shandy incorporated by reference to Exhibit
         2.1 to VMIC's Current Report on Form 8-K relating to such Agreement and Plan of Merger filed July 5, 2001.


2.2 Amended and Restated Agreement and Plan of Merger dated as of July 20, 2001, and effective as of July 3, 2001 by and among the Registrant, G.E. Fanuc, and Shandy.


99.1 Stock Option Agreement, as amended dated July 13, 2001 and effective as of July 3, 2001, by and among the Registrant and G.E.Fanuc.



                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


Dated:  July 23, 2001            VMIC, INC.

                               By:  /s/ Carroll E. Williams
                                        Carroll E. Williams
                                        President and Chief
                                        Executive Officer

                                   EXHIBIT INDEX



EXHIBIT

2.1 Agreement and Plan of Merger dated as of July 3, 2001, by and among the Registrant, G.E. Fanuc, and Shandy incorporated by reference to Exhibit
         2.1 to VMIC's Current Report on Form 8-K relating to such Agreement and Plan of Merger filed July 5, 2001.

2.2 Amended and Restated Agreement and Plan of Merger dated as of July 20, 2001 and effective as of July 3, 2001 by and among the Registrant, G.E. Fanuc, and Shandy.

99.1 Stock Option Agreement, as amended dated July 13, 2001 and effective as of July 3, 2001, by and among the Registrant and G.E.Fanuc.
















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



                                                                     Exhibit 2.2

                              AMENDED AND RESTATED


                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                    GE FANUC AUTOMATION NORTH AMERICA, INC.,


                               SHANDY MERGER CORP.


                                       AND


                                   VMIC, INC.



                            Dated as of July 20, 2000









                                TABLE OF CONTENTS
                                                                          Page

ARTICLE I  THE MERGER..........................................................2
     Section 1.1.  The Merger..................................................2
     Section 1.2.  Effective Time..............................................2
     Section 1.3.  Effects of the Merger.......................................2
     Section 1.4.  Charter and Bylaws; Directors and Officers..................2
     Section 1.5.  Conversion of Securities....................................3
     Section 1.6.  Exchange of Certificates....................................4
     Section 1.7.  Further Assurances..........................................6
     Section 1.8.  Closing.....................................................6

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB...................6
     Section 2.1.  Organization, Standing and Power............................7
     Section 2.2.  Authority...................................................7
     Section 2.3.  Consents and Approvals; No Violation........................7
     Section 2.4.  Proxy Statement.............................................8
     Section 2.5.  Brokers.....................................................8
     Section 2.6.  Representations and Warranties..............................8

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................8
     Section 3.1.  Organization, Standing and Power............................8
     Section 3.2.  Capital Structure...........................................9
     Section 3.3.  Authority..................................................10
     Section 3.4.  Consents and Approvals; No Violation.......................11
     Section 3.5.  SEC Documents and Other Reports............................12
     Section 3.6.  Proxy Statement............................................12
     Section 3.7.  Absence of Certain Changes or Events.......................12
     Section 3.8.  Permits and Compliance.....................................13
     Section 3.9.  Tax Matters................................................14
     Section 3.10.  Actions and Proceedings...................................15
     Section 3.11.  Certain Agreements........................................15
     Section 3.12.  ERISA.....................................................15
     Section 3.13.  Compliance with Worker Safety Laws........................17
     Section 3.14.  Liabilities...............................................17
     Section 3.15.  Products and Claims.......................................18
     Section 3.16.  Labor and Employment Matters..............................18
     Section 3.17.  Intellectual Property.....................................19
     Section 3.18.  Opinion of Financial Advisor..............................20
     Section 3.19.  State Takeover Statutes...................................20
     Section 3.20.  Required Vote of Company Stockholders.....................20
     Section 3.21.  Title to and Sufficiency of Assets........................20
     Section 3.22.  Accounts Receivable.......................................21
     Section 3.23.  Inventories...............................................21
     Section 3.24.  Environmental Matters.....................................21
     Section 3.25.  Suppliers, Customers, Distributors and
                        Significant Employees.................................22
     Section 3.26.  Contracts.................................................23





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







     Section 3.27.  Insurance.................................................25
     Section 3.28.  Transactions with Affiliates..............................25
     Section 3.29.  Representations and Warranties with Respect to
                    Operations Outside of the United States.......26
     Section 3.30.  Brokers...................................................26
     Section 3.31.  Accuracy of Information...................................26
     Section 3.32.  Representations and Warranties............................26

ARTICLE IV  COVENANTS RELATING TO CONDUCT OF BUSINESS.........................27
     Section 4.1.  Conduct of Business by the Company Pending the Merger......27
     Section 4.2.  No Solicitation............................................30
     Section 4.3.  Third Party Standstill Agreements..........................31

ARTICLE V  ADDITIONAL AGREEMENTS..............................................31
     Section 5.1.  Stockholder Meeting........................................31
     Section 5.2.  Preparation of the Proxy Statement.........................32
     Section 5.3.  Access to Information......................................32
     Section 5.4.  Indemnification............................................33
     Section 5.5.  Notification of Certain Matters............................33
     Section 5.6.  Fees and Expenses..........................................33
     Section 5.7.  Company Stock Awards.......................................35
     Section 5.8.  Reasonable Best Efforts....................................37
     Section 5.9.  Public Announcements.......................................38
     Section 5.10.  [INTENTIONALLY OMITTED]...................................38
     Section 5.11.  State Takeover Laws.......................................38
     Section 5.12.  Sellers' Representative and Holdback Consideration........38
     Section 5.13.  Holdback Consideration Adjustment.........................43
     Section 5.14.  Indemnification...........................................46

ARTICLE VI  CONDITIONS PRECEDENT TO THE MERGER................................47
     Section 6.1.  Conditions to Each Party's Obligation
                   to Effect the Merger.......................................47
     Section 6.2.  Condition to Obligation of the Company
                   to Effect the Merger.......................................47
     Section 6.3.  Conditions to Obligations of Parent and
                   Sub to Effect the Merger...................................48

ARTICLE VII  TERMINATION, AMENDMENT AND WAIVER................................49
     Section 7.1.  Termination................................................49
     Section 7.2.  Effect of Termination......................................51
     Section 7.3.  Amendment..................................................51
     Section 7.4.  Waiver.....................................................51

ARTICLE VIII  GENERAL PROVISIONS..............................................52
     Section 8.1.  Notices....................................................52
     Section 8.2.  Interpretation.............................................53
     Section 8.3.  Counterparts...............................................54
     Section 8.4.  Entire Agreement; No Third-Party Beneficiaries.............54
     Section 8.5.  Governing Law..............................................54
     Section 8.6.  Assignment.................................................54





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







     Section 8.7.  Severability...............................................55
     Section 8.8.  Enforcement of this Agreement..............................55
     Section 8.9.  Dispute Resolution.........................................55



EXHIBITS

Exhibit A..................Stockholder Agreements
Exhibit B..................Employment Agreements
Exhibit C..................Form of Retention Agreement
Exhibit D..................Stock Option Agreement
Exhibit E..................Certificate of Incorporation
Exhibit F..................Escrow Agreement-Holdback
Exhibit G..................Escrow Agreement - Expenses
Exhibit H..................Opinion of Counsel to Parent
Exhibit I..................Opinions of Counsel to Company
Exhibit J..................Option Surrender Form
Exhibit K..................Sellers' Representative Agreement
Exhibit L..................Stock Award Agreement Amendment




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











                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

                  AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of July 20, 2001 and effective as of July 3, 2001 (this "Agreement"), among GE Fanuc Automation North America, Inc., a Delaware corporation ("Parent"), Shandy Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Sub"), and VMIC, Inc., a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").


                              W I T N E S S E T H:

                  WHEREAS, Parent, Sub and the Company have previously entered into an Agreement and Plan of Merger, dated as of July 3, 2001 (the "Original Merger Agreement") and the First Amendment to the Original Merger Agreement, dated as of July 13, 2001 (the "First Amendment");

                  WHEREAS, Parent, Sub and the Company desire to enter into this Agreement to amend and restate the terms of the Original Merger Agreement, as amended by the First Amendment;

                  WHEREAS, for all purposes herein, whenever a reference is made to the date of the Original Merger Agreement, the First Amendment and/or this Agreement, such date shall be July 3, 2001;

                  WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable this Agreement, including the merger of Sub and the Company (the "Merger"), upon the terms and subject to the conditions set forth herein; Parent, as the sole stockholder of Sub, has adopted this Agreement; and the Board of Directors of the Company has directed that this Agreement be submitted to its stockholders for adoption; and

                  WHEREAS, in order to induce Parent and Sub to enter into this Agreement, concurrently herewith (i) Parent and certain of the stockholders of the Company are each entering into a Stockholder Agreement, dated as of the date hereof (each, a "Stockholder Agreement"), in the form of the attached Exhibit A,
(ii) the Company and certain executive officers of the Company have entered into an agreement, each dated as of the date hereof (each, an "Employment Agreement"), in forms attached as Exhibit B; (iii) the Company and certain employees of the Company will, on or prior to the Effective Time (as hereinafter defined), be required to enter into an agreement in substantially the form attached as Exhibit C (each, a "Retention Agreement"); and (iv) Parent and the Company are entering into a Stock Option Agreement, dated as of the date hereof (the "Stock Option Agreement"), in the form of the attached Exhibit D.

                  NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:


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





                                    ARTICLE I
                                   THE MERGER

Section 1.1. The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware, as amended (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. Notwithstanding anything to the contrary herein, at the election of Parent, any Subsidiary (as hereinafter defined) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to Parent and the Company, in order to reflect such substitution.

Section 1.2. Effective Time. The Merger shall become effective when a Certificate of Merger (in customary form reasonably satisfactory to the parties hereto) (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than thirty (30) days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is filed or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made on the date of the Closing (as hereinafter defined).

Section 1.3. Effects of the Merger. The Merger shall have the effects set forth in Sections 259 through 261 of the DGCL.

Section 1.4. Charter and Bylaws; Directors and Officers.

(a) At the Effective Time, the Certificate of Incorporation of the Company (the "Company Charter") shall be amended in its entirety to read as substantially set forth in Exhibit E attached hereto and shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The By-laws of Sub in effect at the Effective Time will be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

(b) The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.



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

Section 1.5. Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

(a) Each issued and outstanding share of common stock, par value ten cents ($.10) per share, of Sub shall be converted into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value ten cents ($.10) per share, of the Surviving Corporation.

(b) All shares of Common Stock, par value ten cents ($.10) per share, of the Company ("Company Common Stock") that are held in the treasury of the Company and any shares of Company Common Stock owned by Parent or by any wholly-owned Subsidiary of Parent (including any shares of Company Common Stock issued by the Company pursuant to the Stock Option Agreement) shall be cancelled and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

(c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.5(b) and other than Dissenting Shares (as hereinafter defined)) shall be converted into (i) the right to receive thirteen dollars thirty-five and twenty four hundredths cents ($13.3524) in cash, without interest (the "Initial Consideration") and (ii) the contingent, uncertificated right to receive a pro rata share of the Holdback Consideration (as hereinafter defined), if any, in an amount and upon the terms and conditions prescribed by Sections 5.12 and 5.13 hereof (such pro rata share of the Holdback Consideration and the Initial Consideration are hereinafter referred to as the "Merger Consideration"); provided, however, that in no event shall Parent or the Surviving Corporation be obligated to pay (and the Company hereby represents and warrants that Parent and the Surviving Company shall not be so obligated to pay): (i) aggregate Initial Consideration in excess of sixty-two million seven hundred fifty-five thousand two hundred and six dollars ($62,755,206), or (ii) aggregate Initial Stock Option Consideration (as hereinafter defined) in excess of one million two hundred forty-four thousand seven hundred ninety-four dollars ($1,244,794). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration as prescribed herein.

(d) Notwithstanding anything in this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby) shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a holder (a "Dissenting Stockholder") who properly exercises appraisal rights thereto in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted as described in Section 1.5(c), but shall be converted into the right to receive payment of the appraised value of such shares in accordance with the provisions of such Section 262, until such holder fails to perfect or effectively withdraws or loses such holder's right to appraisal and payment under the DGCL. If, after the Effective Time, any Dissenting Stockholder fails to perfect or effectively withdraws or

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


loses such right, the shares of such Dissenting Stockholder shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon. The Company shall give Parent (i) prompt notice of any demands received by the Company for appraisal of shares (which notice shall in no event be given later than two (2) business days after any such demand) and (ii) the right to participate in and, in Parent's sole and exclusive discretion, direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

Section 1.6. Exchange of Certificates.

(a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank, trust company, or such other Person or Persons, in each case, as shall be reasonably acceptable to Parent and the Company, to act as paying agent in the Merger (the "Paying Agent"), and at the Effective Time, Parent shall make available, or cause a Subsidiary of Parent to make available, to the Paying Agent cash in the amount necessary for the payment of the Initial Consideration upon surrender of certificates representing shares (other than Dissenting Shares) of Company Common Stock as part of the Merger pursuant to Section 1.5(c). Any and all interest earned on the Initial Consideration and, if applicable, the Initial Stock Option Consideration made available to the Paying Agent pursuant to this Agreement shall be paid over to Parent.

(b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented shares of Company Common Stock (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions, including a release (consistent with the release provided for in Annex A to Exhibit L of this Agreement), as Parent may reasonably specify, (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Initial Consideration and (iii) a notification of the contingent right such holder may have in any Holdback Consideration (which notification shall be in form and substance satisfactory to Parent). Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed and unchanged, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration (subject, in the case of the Holdback Consideration, to the terms and conditions of Sections 5.12 and 5.13), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if
(i) such Certificate shall be properly endorsed or otherwise be in proper form for transfer, (ii) the Person requesting such payment has posted a bond in such reasonable amount as Parent or the Paying Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate (which requirement may be waived by Parent, in its sole discretion, upon receipt of an opinion of counsel in form and substance satisfactory to Parent), and (iii) the Person requesting such payment shall pay any transfer or other taxes required by reason of the

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

payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.6, each Certificate (other than Certificates representing Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration (subject, in the case of the Holdback Consideration, to the terms and conditions of Sections 5.12 and 5.13). No interest will be paid or will accrue on the cash payable in respect of the Merger Consideration upon the surrender of any Certificate. Parent or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or under any provisions of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made by Parent or the Paying Agent.

(c) No Further Ownership Rights in Shares. The cash paid as the Initial Consideration upon the surrender of Certificates in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject only to the contingent right to receive the Holdback Consideration in accordance with the terms and conditions of Sections
5.12 and 5.13. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article I, except as provided in Section 1.6(e).

(d) Termination of Payment Fund. Any portion of the funds made available to the Paying Agent to pay the Initial Consideration which remains undistributed to the holders of shares of Company Common Stock for six (6) months after the Effective Time shall be delivered to Parent, upon demand, and any holders of shares of Company Common Stock who have not theretofore complied with this Article I and the instructions set forth in the letter of transmittal mailed to such holders after the Effective Time shall thereafter look only to Parent for payment of the Initial Consideration to which they are entitled.

(e) No Liability. None of Parent, Sub, the Company or the Paying Agent shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven (7) years after the Effective Time (or immediately prior to such earlier date on which any payment pursuant to this Article I would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined)) the cash payment in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any Person previously entitled thereto.


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


(f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond, in such reasonable amount as Parent or the Paying Agent may direct, or an indemnity agreement acceptable to Parent in its sole discretion, as indemnity against any claim that may be made against them with respect to such Certificate, the Paying Agent will pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holders thereof are entitled pursuant to Section 1.5.

(g) Payment of Initial Stock Option Consideration. Parent may elect, in its sole discretion, by written notice given to the Company not later than two (2) business days prior to the Closing, to designate the Paying Agent to act in such capacity in respect of payment of the Initial Stock Option Consideration, and to make available to the Paying Agent cash in the amount necessary for the payment thereof, subject to the terms and conditions set forth in Section 5.7. The manner of payment and procedures in respect thereof shall be on such terms as agreed upon by Parent and the Paying Agent.

(h) Holdback Consideration. Payment of the Holdback Consideration, if any, to the former holders of shares of the Company Common Stock and Holders (as hereinafter defined) of Company Stock Options (as hereinafter defined) shall be administered by the Escrow Agent (as hereinafter defined) in accordance with the terms and conditions of Sections 5.12 and 5.13 and the terms of an Escrow Agreement, among Parent, the Sellers' Representative (as hereinafter defined) and the Escrow Agent (as hereinafter defined), substantially in the form of Exhibit F (the "Escrow Agreement-Holdback").

Section 1.7. Further Assurances. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (ii) otherwise to carry out the purposes of this Agreement, the Company or Surviving Corporation, as applicable, and each of their respective proper officers and directors or their designees are hereby authorized to execute and deliver, in the name and on behalf of (A) either of the Constituent Corporations and (B) after approval of this Agreement by the holders of the Company Common Stock at the Stockholder Meeting, each such holder, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation or any such holder, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

Section 1.8. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Sidley Austin Brown & Wood, Bank One Plaza, Chicago, Illinois 60603, at 10:00 a.m., local time, no later than the second business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived (if permissible) or at such other time and place as Parent and the Company shall agree.


                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

          Parent and Sub represent and warrant to the Company as follows:

Section 2.1. Organization, Standing and Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its place of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted.

Section 2.2. Authority. On or prior to the date of this Agreement, the Boards of Directors of Parent and Sub have declared the Merger advisable and the Board of Directors of Sub has approved this Agreement in accordance with the DGCL. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement, Parent has all requisite corporate power to enter into the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and Sub, the execution and delivery of the Stock Option Agreement by Parent, and the consummation by Parent and Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action (including all Board action) on the part of Parent and Sub, subject to the filing of the appropriate Certificate of Merger as required by the DGCL. This Agreement has been duly executed and delivered by Parent and Sub, the Stock Option Agreement has been duly executed and delivered by Parent, and (assuming the valid authorization, execution and delivery of this Agreement and the Stock Option Agreement by the Company, and the validity and binding effect hereof and thereof on the Company) this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms and the Stock Option Agreement constitutes the valid and binding obligation of Parent enforceable against Parent in accordance with its terms.

Section 2.3. Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in clauses (i) through
(vii) of the last sentence of this Section 2.3 have been obtained and all filings and obligations described in clauses (i) through (vii) of the last sentence of this Section 2.3 have been made, and except as set forth in Section
2.3 of the letter dated the date hereof and delivered on the date hereof by Parent to the Company, which letter relates to this Agreement and is designated therein as the Parent Letter (the "Parent Letter"), the execution and delivery of this Agreement and the Stock Option Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, any provision of (i) the Certificate of Incorporation or the By-laws of Parent, each as amended to date or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent other than, in the case of clause (ii) any such violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of

Parent or Sub to perform their respective obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal, state and local), foreign or supranational government, court, board, department, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Stock Option Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act (as hereinafter defined) and any foreign competition law, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business,
(iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement or the Stock Option Agreement, (iv) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals"), (v) any Exon-Florio filing determined by Parent to be prudent or necessary, (vi) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws") and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform its obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby.

Section 2.4. Proxy Statement. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the proxy statement (together with any amendments or supplements thereto, the "Proxy Statement") relating to the Stockholder Meeting (as hereinafter defined) will, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 2.5. Brokers. Any broker, investment banker or other Person that is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub shall be paid by Parent.

Section 2.6. Representations and Warranties. Each of the representations and warranties contained in this Article II will be true and correct as of the Closing Date, except for (A) changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by the Company and (B) those representations and warranties which address matters only as of a particular date, in which case, those shall be true and correct as of such date.

ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent and Sub as follows:

Section 3.1. Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. No receiver has been appointed of the whole or any part of the assets or undertakings of the Company, no administrative order has been made (and no petition therefor has been presented) in relation to the Company, no proposal for a voluntary arrangement between the Company and any of its creditors has been made or is contemplated by the Company and no petition has been presented, no order has been made and no resolution has been passed for the dissolution or winding up of the Company. The Company is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

Section 3.2.      Capital Structure.

(a) As of the date hereof, the authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock.

(b)      At the close of business on July 3, 2001,

(i) 4,699,928 shares were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar right;

(ii)               no shares were held in the treasury of the Company;

(iii) 259,620 shares were reserved for issuance upon exercise of outstanding stock options under the Company's Nonqualified Stock Option Plan included as an Exhibit to the Company's Report on Form 10 filed with the SEC on January 28, 1999 (the "Company Stock Option Plan");

(iv) no shares were reserved for issuance under the Company's 1992 Employee Stock Purchase Plan (the "Company Stock Purchase Plan");

(v) 46,908 shares were reserved for issuance under outstanding stock awards granted by the Company ("Stock Awards"); and

(vi) no shares were reserved for issuance upon exercise of outstanding stock options or upon the vesting of any other stock awards granted under any other plans or agreements.

(c) Section 3.2 of the letter, dated the date hereof, and delivered on the date hereof by the Company to Parent, which relates to this Agreement and is designated therein as the Company Letter (the "Company Letter"), contains a correct and complete list as of the date of this Agreement of (i) each outstanding option or right to purchase shares of Company Common Stock (collectively, the "Company Stock Options") issued under the Company Stock Option Plan (collectively with the Company Stock Purchase Plan, the "Company Stock Option Plans"), including the holder, date of grant, exercise price and number of shares of Company Common Stock subject thereto, the Company Stock Option Plan under which such option or right was granted and whether the option or right is vested or exercisable, and (ii) each outstanding Stock Award, including the holder, date of grant, number of shares of Company Common Stock subject thereto and the extent to which the Stock Award is vested.

(d) Except for the Company Stock Options and Stock Awards and except under the Stock Option Agreement, there are no options, warrants, calls, rights or agreements to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right or agreement, and there are no outstanding contractual rights to which the Company is a party, the value of which is based on the value of the Company Common Stock. Except as set forth in Section 3.2 of the Company Letter, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock.

(e) The Company does not, directly or indirectly, own, of record or beneficially, any stock or other equity interests in any Subsidiary or any other Person.

(f) The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into, or exchangeable or exercisable for, securities having the right to vote) with the stockholders of the Company on any matter.

Section 3.3. Authority. On or prior to the date of this Agreement, the Board of Directors of the Company has unanimously declared the Merger advisable and fair to and in the best interest of the Company and its stockholders, approved this Agreement in accordance with the DGCL, resolved to recommend the adoption of this Agreement by the Company's stockholders and directed that this Agreement be submitted to the Company's stockholders for adoption. The Company has all requisite corporate power and authority to enter into this Agreement, the Stock Option Agreement, the Employment Agreements and the Retention Agreements, to consummate the transactions contemplated by the Stock Option Agreement, the Employment Agreements and the Retention Agreements and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the Stock Option Agreement, the Employment Agreements and the Retention Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action (including Board action) on the part of the Company, subject, in the case of this Agreement, to (i) approval and adoption of this Agreement by the stockholders of the Company and (ii) the filing of the Certificate of Merger as required by the DGCL. This Agreement, the Stock Option Agreement and the Employment Agreements have been, and the Retention Agreements delivered pursuant to Section 6.3(g) will be, duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub, the Stock Option Agreement by Parent, the Employment Agreements and the Retention Agreements by the other parties thereto and the validity and binding effect of this Agreement on Parent and Sub, the Stock Option Agreement on Parent, the Employment Agreements and the Retention Agreements on each of the other parties thereto) constitute (in the case of the Retention Agreements delivered pursuant to Section 6.3(g), will constitute) the valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms. The filing of the Proxy Statement with the SEC has been duly authorized by the Company's Board of Directors.

Section 3.4. Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in clauses (i) through
(vii) of the last sentence of this Section 3.4 have been obtained and all filings and obligations described in clauses (i) through (vii) of the last sentence of this Section 3.4 have been made, the execution and delivery of this Agreement, the Stock Option Agreement, the Sellers' Representative Agreement, the Stockholder Agreements and the Employment Agreements do not, and the execution and delivery of the Retention Agreements delivered pursuant to Section 6.3(g) will not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any provision of (i) the Company Charter or the By-laws of the Company, as amended (the "Company By-laws"), (ii) any Company Agreement (as hereinafter defined) or any other note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its respective properties or assets, other than, in the case of clauses (ii) or (iii), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement, any of the Employment Agreements or any of the Retention Agreements or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any stockholder of the Company in connection with the execution and delivery of this Agreement, the Stock Option Agreement, the Sellers' Representative Agreement, any of the Stockholders Agreements, any of the Employment Agreements or any of the Retention Agreements by the Company or such other stockholder or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, the Stock Option Agreement, the Sellers' Representative Agreement, any of the Stockholders Agreements, any of the Employment Agreements or any of the Retention Agreements, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act") and any foreign competition law,
(ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals, (v) any Exon-Florio filing determined by Parent to be prudent or necessary, (vi) applicable requirements, if any, of Blue Sky Laws and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement, the Employment Agreements or the Retention Agreements or prevent the consummation of any of the transactions contemplated hereby or thereby.

Section 3.5. SEC Documents and Other Reports. Prior to January 28, 1999, the Company was not required to file any document with the Securities and Exchange Commission (the "SEC"). The Company and, to the Knowledge of the Company, all directors and officers of the Company, have filed all required documents (including proxy statements) with the SEC since January 1, 1999 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented the financial position of the Company as at the respective dates thereof and the results of its operations and its cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents or as required by U.S. generally accepted accounting principles, the Company has not, since January 1, 1999, made any change in the accounting practices or policies applied in the preparation of financial statements.

Section 3.6. Proxy Statement. None of the information that will be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at any time relevant, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will at all relevant times (including at the time of mailing to the stockholders of the Company) comply as to form in all material respects with the provisions of the Exchange Act.

Section 3.7. Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement or as set forth in Section 3.7 of the Company Letter, since September 30, 2000, (i) the Company has not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would result in a Material Adverse Effect on the Company, (ii) the Company has not sustained any loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had, or would result in, a Material Adverse Effect on the Company, (iii) there has been no change in the capital stock of the Company except for the issuance of shares of the Company Common Stock pursuant to Company Stock Options and no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock, (iv) there has not been (A) any adoption of a new Company Plan (as hereinafter defined), (B) any amendment to a Company Plan, (C) any granting by the Company to any executive officer or other key employee of the Company of any increase in compensation, except in the ordinary course of business consistent with prior practice, (D) any granting by the Company to any such executive officer or other key employee of any increase in retention, severance, termination, or similar arrangements or agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents or (E) any entry by the Company into any employment, severance, retention, termination, similar arrangement or agreement with any such executive officer or other key employee, (v) there have not been any material changes in the amount or terms of the indebtedness of the Company from that described in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (the "Company Annual Report"), as filed with the SEC, (vi) the Company has not paid any claims against the Company (including the settlement of any claims and litigation against the Company or the payment or settlement of any obligations or liabilities of the Company); (vii) the Company has not allowed the levels of supplies, work-in-process or inventory of the Company to vary in any respect from the levels customarily maintained, and
(viii) there has been no event causing a Material Adverse Effect on the Company, nor any set of circumstances that would, individually or in the aggregate, result in a Material Adverse Effect on the Company.

Section 3.8. Permits and Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, clearances (including appropriate security clearances), certificates, approvals and orders necessary for the Company to own, lease and operate its properties or to carry on its business as it is now, or is now contemplated, being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company.
Section 3.8 of the Company Letter lists each Company Permit. The Company is not in violation, nor has the Company been in violation since January 1, 1997, of
(i) the Company Charter or Company By-laws, (ii) any applicable law, ordinance, administrative, or governmental rule or regulation of any Governmental Entity, including any consumer protection, kickback, procurement integrity, contingent fee, gratuities to government officials, environmental, equal opportunity, customs, export control, foreign trade and foreign corrupt practices laws, securities laws, rules or regulations (including the Foreign Corrupt Practices Act, Cost Accounting Standards, the National Industrial Security Program Manual (including all rules and regulations relating to protection of classified information and retention of facility and personnel security clearances), the Federal Acquisition Regulations and any agency supplements thereto (e.g., FARS and NASA FAR regulations) and the Truth in Negotiation Act), or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company, including any Company Permit. The Company has obtained all material regulatory approvals and, to the Knowledge of the Company, the Company has obtained all necessary regulatory approvals, from any foreign regulatory agencies related to the products distributed and sold by the Company.

Section 3.9. Tax Matters. Except as otherwise set forth in Section 3.9 of the Company Letter, (i) the Company has timely filed all federal, and all state, local, foreign and provincial, Tax Returns (as hereinafter defined) required to have been filed, and such Tax Returns are correct and complete, (ii) all Taxes (as hereinafter defined) shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, or such Taxes are being timely and properly contested; (iii) the Company and each of its officers, directors or any person that may be a "responsible person" has complied with all rules and regulations relating to the withholding of Taxes and the remittance of withheld Taxes, (iv) the Company has not waived any statute of limitations in respect of its Taxes; (v) any Tax Returns required to have been filed by or with respect to the Company relating to federal, state or foreign income Taxes have been examined by the Internal Revenue Service ("IRS") or the appropriate state or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) no issues that have been raised by the relevant taxing authority in connection with the examination of Tax Returns required to have been filed by or with respect to the Company are currently pending; (vii) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full; (viii) no withholding is required under Section 1445 of the Code in connection with the Merger; (ix) the Company has not engaged in any transaction that would constitute a "tax shelter" within the meaning of Section 6111 or 6662 of the Code and that has not been disclosed on an applicable Tax Return; (x) the Company has not submitted a request for a ruling to the IRS or a state tax authority; (xi) the Company has not at any time made, changed or rescinded any express or deemed election relating to Taxes that is not reflected in any Tax

Return; (xii) the Company has not at any time changed any of its methods of reporting income or deductions for Tax purposes from those employed in the preparation of its Tax Returns; (xiii) the Company has not been a member of an affiliated group of corporations (within the meaning of Section 1504(a)) filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) for any taxable period; (xiv) the Company has no obligation under any agreement or arrangement with any other Person with respect to Taxes of such other Person (including pursuant to Treasury Regulations Section 1.1502-6 or comparable provision of state, local or foreign tax law), including any liability for Taxes of any predecessor entity; (xv) the unpaid Taxes of the Company do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect temporary difference between book and Tax income) set forth or included in the most recent balance sheet included in the Company SEC Documents; (xvi) deferred Taxes set forth or included in the most recent balance sheet included in the Company SEC Documents are properly stated in accordance with Financial Accounting Standard 109; (xvii) no transfer Taxes of any kind would be due and payable by the Company as a result of this Agreement; and (xviii) no payments required under or contemplated by this Agreement would be non-deductible under Sections 162(m) or 280(G) of the Code. For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

Section 3.10. Actions and Proceedings. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as set forth in Section
3.10 of the Company Letter, there is no outstanding order, judgment, injunction, award or decree of any Governmental Entity against or involving the Company, or against or involving any of the present or former directors, officers, employees, consultants, agents or stockholders of the Company, as such, any of its or their properties, assets or business or any Company Plan (as hereinafter defined). Except as set forth in Section 3.10 of the Company Letter, there is no action, suit or claim, labor dispute, or legal, administrative or arbitrative proceeding or investigation (including claims for workers' compensation or investigations by a Governmental Entity), suspension or debarment (including under the False Claims Act) pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its present or former directors, officers, employees, consultants, agents or stockholders, as such, or any of its properties, assets or business or any Company Plan.

Section 3.11. Certain Agreements. Except for the Retention Agreements and the Employment Agreements or as set forth in Section 3.11 of the Company Letter, the Company is not a party to any oral or written agreement or plan, including any employment agreement, severance agreement, retention agreement or other similar agreement or arrangement or stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan (collectively, the "Compensation Agreements"), pension plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or welfare plan (as defined in Section 3(1) of ERISA), any of the benefits of which will be increased, or (except as contemplated by Section 5.7) the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, the Stock Option Agreement, any Employment Agreement or any Retention Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, any Employment Agreement or any Retention Agreement. Except as contemplated by Section 5.7 or Section 5.12, no holder of any option to purchase shares of Company Common Stock, right to acquire shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company, is or will be entitled to receive cash from the Company in lieu of or in exchange for such option, right or shares as a result of the transactions contemplated by this Agreement, any Employment Agreement or any Retention Agreement. Section
3.11 of the Company Letter sets forth (i) for each officer, director or employee who is a party to, or will receive benefits under, any Compensation Agreement as a result of the transactions contemplated herein, the total amount that each such Person may receive, or is eligible to receive, assuming that the transactions contemplated by this Agreement are consummated on the date hereof, and (ii) the total amount of indebtedness owed to the Company from each officer, director or employee of the Company.

Section 3.12.     ERISA.

(a) Each Company Plan is listed in Section 3.12(a) of the Company Letter. With respect to each Company Plan, the Company has delivered to Parent a true and correct copy of (i) the three (3) most recent annual reports (Form 5500) filed with the IRS, (ii) each such Company Plan that has been reduced to writing and all amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to each such Company Plan, (iv) a written summary of each unwritten Company Plan, (v) the most recent summary plan description or other written explanation of each Company Plan provided to participants, (vi) the most recent determination letter and request therefor, if any, issued by the IRS with respect to any Company Plan intended to be qualified under section 401(a) of the Code, (vii) any request for a determination currently pending before the IRS and (viii) all correspondence with the IRS, the Department of Labor, the SEC or Pension Benefit Guaranty Corporation relating to any outstanding controversy or audit. Each Company Plan complies in all respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations. Neither the Company nor any ERISA Affiliate (as hereinafter defined) currently maintains, contributes to or has any liability under or, at any time during the past six (6) years has maintained or contributed to, any pension plan which is subject to section 412 of the Code or section 302 of ERISA or Title IV of ERISA. Neither the Company nor any ERISA Affiliate currently maintains, contributes to or has any liability under or, at any time during the past six (6) years has maintained or contributed to, any Company Multiemployer Plan (as hereinafter defined).

(b) Except as listed in Section 3.12(b) of the Company Letter, with respect to the Company Plans, no event or set of circumstances has occurred and there exists no condition or set of circumstances in connection with which the Company or ERISA Affiliates or any Company Plan fiduciary could be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law. All Company Plans that are intended by their terms to be, or are otherwise treated by the Company as, qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending and the Company is not aware of any reason why any such Company Plan is not so qualified in operation. Except as set forth in
Section 3.12(b) of the Company Letter, neither the Company nor any ERISA Affiliate has any liability or obligation under any welfare plan or agreement to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

(c) As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Company Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any other written or oral bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, restricted stock, stock appreciation right, holiday pay, vacation, retention, severance, medical, dental, vision, disability, death benefit, sick leave, fringe benefit, personnel policy, insurance or other plan, arrangement or understanding, in each case established or maintained by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability, (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) "ERISA Affiliate" means any trade or business (whether or not incorporated) which would be considered a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

(d) Section 3.12(d) of the Company Letter contains a list of all (i) Compensation Agreements with current and former employees of the Company and each ERISA Affiliate, (ii) severance programs and policies of the Company and each ERISA Affiliate with or relating to its current and former employees and
(iii) plans, programs, agreements and other arrangements of the Company and each ERISA Affiliate with or relating to its current and former employees containing change of control or similar provisions.

(e) Except as set forth in Section 3.12(e) of the Company Letter, the Company is not a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

(f) Except as set forth in Section 3.12(f) of the Company Letter, with respect to each Company Plan not subject to United States law (a "Company Foreign Benefit Plan"), (i) the fair market value of the assets of each funded Company Foreign Benefit Plan, the liability of each insurer for any Company Foreign Benefit Plan funded through insurance or the reserve shown on the Company's consolidated financial statements for any unfunded Company Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the projected benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan based on reasonable, country specific actuarial assumptions and valuations and no transaction contemplated by this Agreement shall cause such assets or insurance obligations or book reserve to be less than such projected benefit obligations; and (ii) each Company Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with the appropriate regulatory authorities.

(g) Except as set forth in Section 3.12(g) of the Company Letter, the Company, with respect to employees outside of the United States, (i) is not under any legal liability to pay pensions, gratuities, superannuation allowances or the like to any past or present directors, officers, employees or dependents of employees; (ii) has not made ex-gratia or voluntary payments by way of superannuation allowance or pension; and/or (iii) does not maintain and has not contemplated any pension schemes or arrangements for payment of the pensions or death benefits or similar arrangements.

Section 3.13. Compliance with Worker Safety Laws. Except as set forth in Section
3.13 of the Company Letter, the properties, assets and operations of the Company are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws"). With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or, to the Knowledge of the Company, reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws except as set forth in Section
3.13 of the Company Letter.

Section 3.14. Liabilities. Except as set forth in Section 3.14 of the Company letter or as fully reflected or reserved against in the financial statements included in the Company Annual Report, the Company does not have outstanding any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise, including Tax liabilities), other than liabilities (including Tax liabilities) incurred in the ordinary course of business that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. As of the date hereof, the indebtedness for borrowed money of the Company does not exceed eight million seven hundred fifty-two thousand two hundred thirty-six dollars ($8,752,236).

Section 3.15.     Products and Claims.

(a) Except as set forth in Section 3.15(a) of the Company Letter, since January 1, 1997, the Company has not received a claim for or based upon breach of product warranty (other than warranty service and repair claims in the ordinary course of business not material in amount or significance), strict liability in tort, negligent manufacture or design of product, negligent provision of services or any other allegation of liability, including or resulting in, product recalls, arising from the materials, design, testing, manufacture, packaging, labeling (including instructions for use), or sale of its products or from the provision of services; and, to the Knowledge of the Company, there is no basis for any such claim. No product sold or delivered or service rendered by the Company is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale for products delivered and services rendered by the Company, copies of which have previously been delivered to Parent.

(b) The Company has provided to Parent a schedule of products in development and planned introductions, a copy of which is attached to the Company Letter. The Company reasonably expects the goals set forth therein to be achieved in all material respects. The product and service engineering, development, manufacturing and quality control processes which have been and are being followed by the Company are reasonably designed to produce products and services which (i) are reasonably consistent (including as required by applicable law) with the claims made about them in the Company's sales brochures and other statements made about them by or on behalf of the Company, (ii) otherwise meet the reasonable expectations of customers, (iii) comply with applicable regulatory requirements, and (iv) avoid claims of the type described in the first sentence of Section 3.15(a).

Section 3.16. Labor and Employment Matters. Except as set forth in Section 3.16 of the Company Letter, the Company is not a party to any collective bargaining agreement, labor contract or other agreement with a body representing any of its employees. The Company is not now, and has not, engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services primarily for the Company (the "Company Business Personnel"), and, to the Knowledge of the Company, there is no unfair labor practice complaint or grievance against the Company by any Person pursuant to the National Labor Relations Act or any comparable state or foreign law pending or threatened in writing with respect to the Company Business Personnel and there have been no claims, inquiries, citations, penalties assessed or other proceedings in respect of the Company which relate to any provision of law relating to unfair labor practices. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company which may interfere with the business activities of the Company. Except as set forth in Section 3.16 of the Company Letter, the Company is in compliance with all applicable laws, rules and regulations which relate to wages and hours and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Except as set forth in Section 3.16 of the Company Letter, the Company is in compliance with all applicable laws, rules and regulations which relate to discrimination in employment, including those relating to race, color, national origin, sex, religion, age, marital status, disability or any other legally protected status and there are no pending or threatened discrimination complaints against the Company relating to race, color, national origin, sex, religion, age, marital status, disability or any other legally protected status. The Company is not now, and has not been, charged with or threatened with a charge of violation, or under investigation with respect to a possible violation, of any provision of any law relating to equal employment opportunity and there have been no claims, inquiries, citations, penalties assessed or other proceedings in respect of the Company which relate to any provision of any law relating to equal employment opportunity and the Company is not liable for any back pay, forward pay, damages (including treble or punitive damages), or any other amounts in respect thereof.

Section 3.17. Intellectual Property. "Intellectual Property" of a Person means all trademarks, trademark registrations, trademark rights and renewals thereof, trade names, trade name rights, patents, patent rights, patent applications, industrial models, mask works, circuits, inventions, invention disclosures, designs, utility models, inventor rights, software, copyrights, copyright registrations and renewals thereof, servicemarks, servicemark registrations and renewals thereof, servicemark rights, domain names and corresponding rights, trade secrets, applications for trademark and servicemark registrations, know-how, confidential information and other proprietary rights, and any data and information of any nature or form used or held for use in connection with the business of such Person as currently conducted or as currently contemplated by such Person, together with all applications currently pending or in process for any of the foregoing; and "Company Intellectual Property" means all of the Intellectual Property of the Company. The Company owns or possesses adequate licenses or other valid rights to use (including the right to sublicense to customers, suppliers or others as needed), all of the Intellectual Property that is necessary or appropriate for the conduct or contemplated conduct of the Company's business. Section 3.17 of the Company Letter lists each material license or other agreement with a third party pursuant to which the Company has the right to use the Intellectual Property of such party utilized in connection with any product of, or service provided by, the Company (the "Company Licenses"). The Company has adequately transferred any and all rights and obligations under third party agreements for portions of the business which have been sold and has terminated any third party agreements which are no longer active or which have been concluded. There are no pending or, to the Knowledge of the Company, threatened interferences, re-examinations, oppositions or cancellation proceedings involving any patents or patent rights, trademarks or trademark rights, or applications therefor, of the Company. There are no pending or, to the Knowledge of the Company, threatened claims or litigation contesting the validity, ownership or right to use, sell, license or dispose of the Company Intellectual Property. The Company has entered into agreements with employees, consultants, officers, directors and agents sufficient to own and maintain the confidentiality of the Company Intellectual Property (the "Employee Confidentiality Agreements"). There is no breach or violation by the Company under, and no breach or violation by any other party to, any Employee Confidentiality Agreement or, to the Knowledge of the Company, any Company License. There has been no unauthorized disclosure or use by employees, consultants, officers, directors and agents of, and, to the Knowledge of the Company, there has otherwise been no unauthorized disclosure or use of, confidential information, trade secret rights, processes and formulas, research and development results and other know-how of the Company. The Company has taken adequate steps to prevent the unauthorized disclosure or use, of confidential information, trade secret rights, processes and formulas, research and development results and other know-how of the Company, the value of which to the Company is dependent upon the maintenance of the confidentiality thereof. The conduct of the business of the Company as conducted in the past, as currently conducted, or, to the Knowledge of the Company, as contemplated in connection with the introduction of planned new products or services, did not, does not, and will not infringe upon or conflict with, in any way, any Intellectual Property rights of any third party. Except as set forth in Section 3.17 of the Company Letter, there are no infringements of, or conflicts with, any Company Intellectual Property. Except as set forth in Section 3.17 of the Company Letter, the Company has not licensed or otherwise permitted the use by any third party of any proprietary information or Company Intellectual Property on terms or in a manner which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

Section 3.18. Opinion of Financial Advisor. Section 3.18 of the Company Letter includes the opinion of Houlihan Valuation Advisors to the effect that, as of the date hereof, the Merger Consideration is fair to the Company's stockholders from a financial point of view.

Section 3.19. State Takeover Statutes. The Board of Directors of the Company has, to the extent such statutes are applicable, taken all action (including appropriate approvals of the Board of Directors of the Company) necessary to render the provisions of Section 203 of the DGCL inapplicable to the Merger, this Agreement, the Stock Option Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby. To the Knowledge of the Company, no other state takeover statute or similar charter or bylaw provisions are applicable to the Merger, this Agreement, the Stock Option Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby.

Section 3.20. Required Vote of Company Stockholders. Pursuant to the Company Charter, Company By-laws and applicable law, the affirmative vote of the holders of a majority of the shares of Company Common Stock (i) present in person or represented by proxy at a meeting of stockholders at which a quorum is present or (ii) signing a written resolution, is required to adopt this Agreement. No other vote of the security holders of the Company is required by law, the Company Charter or the Company By-laws or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby and in the Stock Option Agreement.

Section 3.21.     Title to and Sufficiency of Assets.

(a) The Company owns, and as of the Effective Time the Company will own, good and marketable title to all of its assets constituting personal property which are material to its business (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions (collectively, "Liens"), except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, or Section 3.21 of the Company Letter. Such assets, together with all assets held by the Company under leases, include all tangible and intangible personal property, contracts and rights required or appropriate for the operation of the business of the Company as presently conducted.

(b) The Company owns, and as of the Effective Time the Company will own, good and marketable title to all of its Real Estate (excluding, for purposes of this sentence, Real Estate leases), free and clear of any and all Liens, except as disclosed in the Company SEC

Documents filed with the SEC prior to the date hereof or in Section 3.21 of the Company Letter. Such Real Estate assets, together with all Real Estate assets held by the Company under leases, are adequate for the operation of the business of the Company as presently conducted. The leases to all Real Estate occupied by the Company are in full force and effect and no event has occurred which with the passage of time, the giving of notice, or both, would constitute a default or event of default by the Company or, to the Knowledge of the Company, any other Person who is a party signatory thereto. For purposes of this Agreement, "Real Estate" means, with respect to the Company, all of the fee or leasehold ownership right, title and interest of the Company, in and to all real estate and improvement owned or leased by the Company and which is used by the Company in connection with the operation of its business.

Section 3.22. Accounts Receivable. Except as set forth in Section 3.22 of the Company Letter, all of the accounts and notes receivable of the Company set forth on the books and records of the Company (net of the applicable reserves reflected on the books and records of the Company and in the financial statements included in the Company SEC Documents) (i) represent sales actually made or transactions actually effected in the ordinary course of business for goods or services delivered or rendered to unaffiliated customers in bona fide arm's length transactions, (ii) constitute valid and enforceable claims, and
(iii) are good and collectible at the aggregate recorded amounts thereof (net of such reserves) without right of recourse, defense, deduction, return of goods, counterclaim, or offset and have been or will be collected in the ordinary course of business and consistent with past experience.

Section 3.23. Inventories. Except as set forth in Section 3.23 of the Company Letter, all finished goods inventories of the Company consist of items of merchantable quality and quantity usable or salable in the ordinary course of business, are salable at prevailing market prices that are not less than the book value amounts thereof or the price customarily charged by the Company, conform to the specifications established therefor, and have been manufactured in accordance with applicable regulatory requirements. Except as set forth in
Section 3.23 of the Company Letter, the quantities of all inventories, materials, and supplies of the Company (net of the obsolescence reserves therefor shown in the financial statements included in the Company SEC Documents and determined in the ordinary course of business consistent with past practice) are not obsolete, damaged, slow-moving, defective, or excessive, and are reasonable and balanced in the circumstances of the Company.

Section 3.24.     Environmental Matters.

(a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Hazardous Substances" means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (B) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law; (ii) "Environmental Law" means any law, past, present or future and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, or common law, relating to pollution or protection of the environment, health or safety or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances; and (iii) "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

(b) Except as set forth in Section 3.24 of the Company Letter, the Company is and has been in compliance with all applicable Environmental Laws, have obtained all Environmental Permits and are in compliance with their requirements, and have resolved all past non-compliance with Environmental Laws and Environmental Permits without any pending, on-going or future obligation, cost or liability.

(c) Except as set forth in Section 3.24 of the Company Letter, the Company has
(i) not placed, held, located, released, transported or disposed of any Hazardous Substances on, under, from or at any of the Company's properties or any other properties, (ii) does not have any Knowledge or reason to know of the presence of any Hazardous Substances on, under, emanating from, or at any of the Company's properties or at any other property arising from the Company's current or former properties or operations, or (iii) does not have any Knowledge or reason to know, nor has it received any written notice (A) of any violation of or liability under any Environmental Laws, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation or liability, (C) requiring the investigation of, response to or remediation of Hazardous Substances at or arising from any of the Company's current or former properties or operations or any other properties, (D) alleging noncompliance by the Company with the terms of any Environmental Permit in any manner reasonably likely to require material expenditures or to result in material liability or (E) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company's current or former properties or operations or any other properties, except in each case for the notices set forth in Section
3.24 of the Company Letter.

(d) Except as set forth in Section 3.24 of the Company Letter, no Environmental Law imposes any obligation upon the Company arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

(e) Except as set forth in Section 3.24 of the Company Letter, there are no environmental assessments or audit reports or other similar studies or analyses in the possession of or available to the Company relating to any real property currently or formerly owned, leased or occupied by the Company.

Section 3.25.     Suppliers, Customers, Distributors and Significant Employees.

                  Except as set forth in Section 3.25 of the Company Letter, the Company has not received any notice or has any reason to believe that (a) any significant supplier, including any sole source supplier, will not sell raw materials, supplies, merchandise and/or other goods to the Company at any time after the Effective Time on terms and conditions substantially similar to those used in its current sales to the Company, subject only to general and customary price increases, (b) any significant customer (including those to which Section 3.26(a)(iii) is relevant) of the Company intends to terminate or limit or alter its business relationship with the Company or (c) any individual included in Section 3.25 of the Parent Letter intends to terminate or has terminated such individual's employment with the Company. The Company has not received any notice or has no reason to believe that any distributors, sales representatives, sales agents or other third party sellers will not sell or market the products or services of the Company at any time after the Effective Time on terms and conditions substantially similar to those used in the current sales and distribution contracts of the Company.

Section 3.26.     Contracts.

(a) Except as set forth in Section 3.26 of the Company Letter, the Company is not a party to or bound by:

(i)               any contract for the purchase, sale or lease of real property;

(ii) any contract for the purchase of goods or services which involved the payment of more than, or which the Company reasonably anticipates will involve the payment of more than, one hundred thousand dollars ($100,000) in the twelve (12) months ending December 31, 2001 or which extends beyond December 31, 2001;

(iii) any contract for the sale of goods or services which involved the payment of more than, or which the Company reasonably anticipates will involve the payment of more than, one hundred-fifty thousand dollars ($150,000) in the twelve (12) months ending December 31, 2001 or which extends beyond December 31, 2001;

(iv) any contract for the purchase, licensing or development of software to be used by the Company or any customer;

(v) any consignment, distributor, dealer, manufacturers representative, original equipment manufacturer, value added reseller, sales agency, sales representative, advertising representative or advertising or public relations contract;

(vi)              any guarantee of the obligations of customers, suppliers,
                   officers, directors, employees, Affiliates or others;

(vii) any agreement which provides for, or relates to, the incurrence by the Company of debt for borrowed money (including, without limitation, any interest rate or foreign currency swap, cap, collar, hedge or insurance agreements, or options or forwards on such agreements, or other similar agreements for the purpose of managing the interest rate and/or foreign exchange risk associated with its financing);

(viii)            any contract not made in the ordinary course of business;

(ix) any non-competition agreement, exclusive territory, exclusive product, no-hire or non-solicitation agreement or similar agreement that limits or restricts the Company from carrying on any business;

(x) any contract or agreement which provides for a most favored pricing provision or any similar provision for any customer of the Company;

(xi) any contract with a Governmental Entity and any contract as a supplier or subcontractor of goods or services of the Company that are utilized by a prime contractor in any contract with a Governmental Entity;

(xii)             any requirements or take-or-pay contract or agreement;

(xiii) any contract or agreement awarded or entered into as a result of the Company's status as a small business under the rules and regulations of the Small Business Administration;

(xiv) any contract or agreement under which the Company is required to comply with cost accounting standards or provide a Governmental Entity or a prime contractor with cost or pricing data;

(xv)              any Standstill Agreement;

(xvi)             any non-disclosure or similar agreement; or

(xvii) any other contract, agreement, commitment, understanding or instrument which is material to the Company.

(b) Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or except as set forth in Section 3.26 of the Company Letter, there are no contracts or agreements of the Company having terms or conditions which would have a Material Adverse Effect on the Company or that materially impair the ability of the Company to conduct its business as currently conducted or would reasonably be expected to materially impair Parent's ability to conduct its business after the Effective Time. Complete and correct copies of each of the agreements or documents set forth in Sections 3.8, 3.11, 3.12(a), 3.12(d), 3.17, 3.26 and 3.27 of the Company Letter (the "Company Agreements") and in
Section 3.15(a) will be delivered and certified by an officer of the Company as accurate copies and a complete compilation within seven (7) days after the date of this Agreement. Except as set forth in Section 3.26 of the Company Letter, the Company is not currently renegotiating any material provision of the Company Agreements or paying liquidated damages in lieu of performance thereunder.

(c) Except as set forth in Section 3.26 of the Company Letter, each Company Agreement constitutes a valid and binding obligation of the Company and, to the Knowledge of the Company, the other parties thereto, and is enforceable against the parties in accordance with its terms and is in full force and effect and will continue in full force and effect after the Effective Time, in each case, without breaching the terms thereof or resulting in the forfeiture, termination or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. The Company has fulfilled and performed its obligations under each such Company Agreement, and the Company is not in, or is not alleged to be in, breach or default thereunder, nor is there or is there alleged to be any basis for termination thereof, and, to the Knowledge of the Company, no other party to any such Company Agreement has breached or defaulted thereunder or has acted or failed to act in any manner that is reasonably likely to result in criminal charges or claims for material damages being brought against the Company, and no event or set of circumstances has occurred and no condition or state of facts or set of circumstances exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or by any such other party.

Section 3.27. Insurance. All fire and casualty, general liability, business interruption, product liability, product recall, and sprinkler and water damage insurance policies maintained by the Company are set forth in Section 3.27 of the Company Letter, provide full and adequate coverage for all normal risks incident to the business of the Company and its respective properties and assets, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards. The Company has made any and all payments required to maintain such policies in full force and effect. The Company has not received notice of default under any such policy, and has not received written notice or, to the Knowledge of the Company, oral notice of any pending or threatened termination or cancellation, coverage limitation or reduction or material premium increase with respect to such policy.

Section 3.28.     Transactions with Affiliates.

(a) For purposes of this Section 3.28, the term "Affiliated Person" means (i) any holder of one percent (1%) or more of the Company Common Stock (measured on a fully diluted basis, taking into account Shares of Company Common Stock receivable upon the exercise of Company Stock Options), (ii) any director, officer or senior executive of the Company, (iii) any Person that directly or indirectly controls, is controlled by, or is under common control with, the Company or (iv) any member of the immediate family of any of such Persons. "Control" means the power, direct or indirect, to (A) vote twenty-five percent (25%) or more of the securities having ordinary voting power for the election of directors or similar governing body or (B) direct, or cause the direction of, the management and policies of a Person, whether by contract, office or otherwise.

(b) Except as set forth in Section 3.28 of the Company Letter or in the Company SEC Documents filed with the SEC prior to the date hereof, since January 1, 1999, the Company has not, in the ordinary course of business or otherwise, (i) purchased, leased or otherwise acquired any material property or assets or obtained any material services from, (ii) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered in the ordinary course of business as director, officer or employee of the Company), (iii) entered into or modified in any manner any contract with, or (iv) borrowed any money from, or made or forgiven any loan or other advance (other than expenses or similar advances made in the ordinary course of business) to, any Affiliated Person.

(c) Except as set forth in Section 3.28 of the Company Letter or in the Company SEC Documents filed with the SEC prior to the date hereof, (i) the contracts of the Company do not include any material obligation or commitment between the Company and any Affiliated Person, (ii) the assets of the Company do not include any receivable or other obligation or commitment from an Affiliated Person to the Company and (iii) the liabilities of the Company do not include any payable or other obligation or commitment from the Company to any Affiliated Person.

(d) To the Knowledge of the Company and except as set forth in Section 3.28 of the Company Letter or in the Company SEC Documents filed with the SEC prior to the date hereof, no Affiliated Person of the Company is a party to any contract with any customer or supplier of the Company that affects in any material manner the business, financial condition or results of operation of the Company.

Section 3.29. Representations and Warranties with Respect to Operations Outside of the United States. If a representation and warranty relates in whole or in part to operations of the Company in jurisdictions outside of the United States, then the interpretation thereof shall be made (to the extent appropriate) by reference to the laws and regulations of the relevant jurisdiction.

Section 3.30. Brokers. Except for Houlihan Valuation Advisors, the fees or commissions of which will be paid by the Company, no broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

Section 3.31. Accuracy of Information. Neither this Agreement nor any other written information provided by the Company or any of its officers, directors, employees, representatives or agents to Parent or any of its Affiliates or any of their respective officers, directors, employees, representatives or agents in connection with the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading. There is no fact or circumstance which adversely or unfavorably affects or in the future is likely to adversely or unfavorably affect the Company or its business in any material respect which has not been set forth or referred to in this Agreement or the Company Letter.

Section 3.32. Representations and Warranties. Each of the representations and warranties contained in this Article III will be true and correct as of the Closing Date, except for (A) changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Parent, (B) any transaction permitted by Section 4.1 of this Agreement, and (C) for those representations and warranties which address matters only as of a particular date, in which case, those shall be true and correct as of such date.

                                   ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 4.1. Conduct of Business by the Company Pending the Merger. Except as expressly permitted by clauses (i) through (xix) of this Section 4.1 and Section 5.7, during the period from the date of this Agreement through the Effective Time, the Company shall carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Notwithstanding the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in the Company Letter (with specific reference to the applicable subsection below), the Company shall not, without the prior written consent of Parent:

(i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible for or exchangeable into, or any rights, warrants or options (including options under the Company Stock Option Plans) to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (A) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their terms as of the date hereof and (B) the issuance of shares of Company Common Stock pursuant to the Stock Option Agreement;

(iii) create any Subsidiary or amend the Company Charter or Company By-laws or amend or terminate any Employment Agreement or any Retention Agreement;

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


(iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than in the ordinary course of business consistent with past practice;

(v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than sales of inventory that are in the ordinary course of business consistent with past practice;

(vi) incur any indebtedness for borrowed money or make any loans, advances or capital contributions to, or other investments in, any other Person, other than in the ordinary course of business consistent with past practices or post any bond or enter into any letter of credit or other similar arrangement;

(vii) provide any guarantee, including any performance guarantee or any guarantee of indebtedness for borrowed money;

(viii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company;

(ix) enter into or adopt any, amend or terminate any existing, severance plan, agreement or arrangement or enter into or amend any Company Plan or employment, retention or consulting agreement or other similar agreement or arrangement other than
                  (A) the Retention Agreements listed in Section 4.1 of the Company Letter or (B) sales representative or distributor agreements (such agreements being subject to Section 4.1(xvi));

(x) except as provided in Section 4.1(x) of the Company Letter, increase the compensation payable or to become payable to its directors, officers or employees (except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company who are not officers of the Company) or grant any severance or termination pay to, any director or officer of the Company, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, retention or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

(xi) knowingly violate or knowingly fail to perform any obligation or duty imposed upon it by any applicable federal, state, local or foreign law, rule, regulation, guideline or ordinance, or under any order, settlement agreement or judgment;

(xii) make any change to accounting policies or procedures (other than actions required to be taken by U.S. generally accepted accounting principles);

(xiii) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods (it being understood and agreed that Parent shall be permitted to review and comment upon any Tax Return for a period of at least ten
                  (10) business days prior to its filing);

(xiv) make or rescind any express or deemed tax election related to Taxes or change any of its methods of reporting income or deductions for Tax purposes;

(xv) commence any litigation or proceeding with respect to any material Tax liability or settle or compromise any material Tax liability or commence any other litigation or proceedings or settle or compromise any other material claims or litigation;

(xvi) enter into, amend or terminate any agreement or contract with any customer, supplier, sales representative, agent or distributor (A) having a term in excess of eleven (11) months and which is not terminable by the Company without penalty, premium, or termination payment by notice of thirty
                    (30) days or less (including by operation of law) or (B) which involves or is expected to involve payments of fifteen thousand dollars ($15,000) (except, in the case of a customer agreement or contract, which involves or is expected to involve payments of one hundred thousand dollars ($100,000)) or more during the term thereof (provided that in the case of agreements or contracts with any customer, the margins anticipated from any such agreement or contract shall be consistent in all material respects with historical margins); enter into, amend or terminate any other agreement or contract material to the Company; or purchase any real property; or make or agree to make any new capital expenditure or expenditures except in the ordinary course of business consistent with past practice; provided, that prior to the Company making or agreeing to make any new capital expenditure or expenditures which, individually or in a series of related transactions are in excess of fifty thousand dollars ($50,000), the Company will provide Parent prior written notice thereof;

(xvii) except in the ordinary course of business consistent with past practice, enter into or amend any agreement or contract with any other Person pursuant to which the Company is the licensor or licensee of any Intellectual Property;

(xviii) pay, discharge or satisfy any claims, liabilities or obligations (whether or not absolute, accrued, asserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities adequately reflected or reserved against in, the most recent financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practice that would not otherwise have a Material Adverse Effect on the Company; or

(xix) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

Section 4.2.      No Solicitation.

(a) The parties hereto acknowledge that the Company's Board of Directors has for the last year and more (i) extensively solicited proposals for the sale of the Company (and/or its equity) from financial and strategic buyers and (ii) obtained evaluations of the Company and relevant comparables from investment banks. As a result of such efforts and analysis, and as an essential and material inducement to Parent to execute this Agreement, the parties hereby agree that the Company shall not, nor shall it authorize or permit any officer, director, employee, investment banker, financial advisor, attorney or other advisor or representative of the Company to, directly or indirectly (i) solicit, initiate, or encourage the submission of, any Takeover Proposal (as hereafter defined), (ii) enter into any agreement with respect to or approve or recommend any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to the Company in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that nothing contained in this
Section 4.2(a) shall prohibit the Company or its directors from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or (ii) referring a third party to this Section 4.2(a) or making a copy of this Section 4.2(a) available to any third party; and, provided, further, that prior to the Stockholder Meeting, if the Board of Directors of the Company reasonably determines the Takeover Proposal constitutes a Superior Proposal (as defined below), then, only to the limited extent required by the fiduciary obligations of the Board of Directors of the Company under applicable law, as determined in good faith by a majority thereof after receiving advice of independent counsel (who may be the Company's regularly engaged independent counsel), the Company may, in response to an unsolicited request therefor, furnish information with respect to the Company to any Person pursuant to a customary confidentiality statement (as determined by the Company's independent counsel) only after providing Parent three (3) days' prior written notice. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director, employee, investment banker, financial advisor, attorney or other advisor or representative of the Company, whether or not such Person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section 4.2(a) by the Company. For purposes of this Agreement, "Takeover Proposal" means any proposal for a merger or other business combination involving the Company or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of the Company, other than the transactions contemplated by this Agreement and the Stock Option Agreement and "Superior Proposal" means a bona fide proposal made by a third party not affiliated with the Company or any holder of Company Common Stock to acquire the Company pursuant to a tender or exchange offer, a merger, a sale of all or substantially all its assets or otherwise on terms which a majority of the disinterested members of the Board of Directors of the Company determines, at a duly constituted meeting of the Board of Directors or by unanimous written consent, in its reasonable good faith judgment to be more favorable to the Company's stockholders than the Merger (after consultation with the Company's independent financial advisor that the value of the consideration provided for in such proposal exceeds the value of the consideration provided for in the Merger) and for which financing, to the extent required, is then committed or which, in the reasonable good faith judgment of a majority of such disinterested members, as expressed in a resolution adopted at a duly constituted meeting of such members (after consultation with the Company's independent financial advisor), is reasonably capable of being obtained by such third party.

(b) The Company shall advise Parent orally and in writing of (i) any Takeover Proposal or any inquiry with respect to or which could lead to any Takeover Proposal received by any officer or director of the Company or, to the Knowledge of the Company, any financial advisor, investment banker, attorney or other advisor or representative of the Company, (ii) the material terms of such Takeover Proposal (including a copy of any written proposal), and (iii) the identity of the Person making any such Takeover Proposal or inquiry no later than twenty-four (24) hours following receipt of such Takeover Proposal or inquiry. If the Company intends to furnish any Person with any information with respect to any Takeover Proposal in accordance with Section 4.2(a), the Company shall advise Parent orally and in writing of such intention not less than five
(5) business days in advance of providing such information. The Company will keep Parent fully informed of the status and details of any such Takeover Proposal or inquiry, including any change in the material terms thereof.

Section 4.3. Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which the Company is a party (other than any involving Parent) (the "Standstill Agreements"). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such Standstill Agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

ARTICLE V
                              ADDITIONAL AGREEMENTS

Section 5.1. Stockholder Meeting. The Company will, as soon as practicable following the date of this Agreement (but in any event not later than the date of mailing of the Proxy Statement as prescribed by Section 5.2), duly call, give notice of, convene and hold a meeting of stockholders (the "Stockholder Meeting") for the purpose of considering the approval and adoption of this Agreement and at such meeting call for a vote and cause proxies to be voted in respect of the approval and adoption of this Agreement and the Merger. The Company will, through its Board of Directors, recommend to its stockholders the adoption of this Agreement, and shall not withdraw or modify such recommendation except only to the limited extent that the Board of Directors determines in good faith after receiving the advice of independent counsel (who may be the Company's regularly engaged independent counsel) that its fiduciary duties under applicable law require it to do so with respect to a Superior Proposal. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.1 shall not be affected in any way by the commencement, public proposal, public disclosure or communication to the Company of a Takeover Proposal or by any modification or withdrawal by the Board of Directors of its recommendation with respect to this Agreement and the Merger.

Section 5.2. Preparation of the Proxy Statement. The Company shall as soon as practicable after the date hereof (but in no event later than fifteen (15) days after the date hereof) prepare and file a preliminary Proxy Statement with the SEC and shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable (but in no event later than two (2) business days after (i) the tenth (10th) day after the filing date of the preliminary Proxy Statement (in the event the SEC staff does not review such preliminary Proxy Statement), or (ii) the Company has received notification from the SEC staff that its review of the preliminary Proxy Statement has been satisfactorily completed, if applicable). The Company shall notify Parent promptly (but in any event not later than two (2) business days) after the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholder Meeting there shall occur any event or circumstance that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly (but in no event later than five
(5) business days after the occurrence of such event or circumstance) prepare and mail to its stockholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects. Parent shall cooperate with the Company in the preparation of the Proxy Statement or any amendment or supplement thereto.

Section 5.3. Access to Information. Subject to currently existing contractual and legal restrictions applicable to the Company (all of which are disclosed in Section 3.26 of the Company Letter), the Company shall afford to the accountants, counsel, financial and other advisors, Affiliates and other representatives of Parent (collectively, "Parent Representatives") reasonable access to, and permit them to make such inspections (including any environmental investigation, including for purposes of conducting a "phase 2" investigation at all owned and leased real property) as they may reasonably require of, during the period from the date of this Agreement through the Effective Time, all of its properties, books, contracts, commitments and records (including engineering records and Tax Returns and the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, the Company shall (i) furnish to Parent prior to filing for Parent's review and comment a copy of each report, schedule, registration statement and other document to be filed by the Company during such period pursuant to the requirements of federal or state securities laws, (ii) furnish promptly to Parent all other information concerning its business, properties and personnel as Parent may reasonably request and (iii) promptly make available to Parent all personnel of the Company knowledgeable about matters relevant to such inspections. The Company shall cooperate with Parent and all Parent Representatives in connection with, and in furtherance of, all of the foregoing for any reasonable purpose of Parent, including for the purpose of enabling Parent to plan its post-Closing integration activities. No investigation (including pursuant to this Section 5.3) or actual or constructive knowledge (irrespective of the manner in which obtained) of Parent or Sub, or of any Parent Representative at any time prior to or after the date of this Agreement (including, for the avoidance of doubt, after the Effective Time) shall affect any representation, warranty, indemnity, right, remedy or obligation in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Parent pursuant to this Section 5.3 shall be kept confidential in accordance with the Confidentiality Agreement, dated November 3, 1999 between Parent and the Company (the "Confidentiality Agreement").

Section 5.4. Indemnification. From and after the Effective Time, the Company shall indemnify and hold harmless all past and present officers and directors of the Company to the same extent and in the same manner such Persons are indemnified as of the date of this Agreement by the Company pursuant to the DGCL, the Company Charter, Company By-laws or the indemnity agreements described in Section 5.4 of the Company Letter for acts or omissions occurring at or prior to the Effective Time.

Section 5.5. Notification of Certain Matters. Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event or circumstance, the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement and made by it not to be complied with or satisfied in all material respects, and (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. In addition to, and not in lieu of, the foregoing, the Company shall use its reasonable best efforts to give prompt notice to Parent of any change, circumstance or event which would be reasonably likely to have a Material Adverse Effect on the Company. Notwithstanding the foregoing, the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect in any way the remedies available hereunder to the party receiving such notice.

Section 5.6.      Fees and Expenses.

(a) Except as provided in this Section 5.6 or as otherwise set forth herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses.

(b) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated (i) by the Company pursuant to Section 7.1(d)(i) after receipt of a Superior Proposal (if such Superior Proposal is received prior to November 30, 2001) or (ii) by Parent pursuant to Section 7.1(b), (c), (e), (f) or (g), then, in each case, the Company shall (without prejudice to any other rights of Parent against the Company) reimburse Parent upon demand for all reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of Parent or any Affiliate (as hereinafter defined) of Parent in connection with this Agreement, the Stock Option Agreement, the Employment Agreements, the Retention Agreements and the transactions contemplated herein or therein, including all fees and expenses of counsel, investment banking firms, accountants and consultants, in an aggregate amount not in excess of six hundred thousand dollars ($600,000). As used in this Agreement, "Affiliate" shall have the meaning set forth in Rule 405 under the Securities Act.

(c) Notwithstanding any provision in this Agreement to the contrary:

(i)      if this Agreement is terminated:

                    (A) by the Company pursuant to Section 7.1(d)(i) after receipt of a Superior Proposal (if such Superior Proposal is received prior to November 30, 2001), or

                    (B)  by Parent pursuant to Section 7.1(b), (e) or (f), or

                    (C) by Parent pursuant to Section 7.1(c) after receipt of a publicly disclosed Superior Proposal or after the occurrence of any of the events described in clause
                         (i), (ii) or (iii) of Section 7.1(f), and prior to, concurrently with or within twelve (12) months after such a termination a Third Party Acquisition Event (as defined below) occurs, then the Company shall (in addition to any obligation under Section 5.6(b) and without prejudice to any other rights or remedies provided by law or in equity of Parent against the Company) pay to Parent three million dollars ($3,000,000) (the "Termination Fee") in cash, such payment to be made promptly, but in no event later than the second (2nd) business day following, the later to occur of such termination and such Third Party Acquisition Event; or

(ii) if this Agreement is terminated by Parent pursuant to Section 7.1(g), then the Company shall (in addition to any obligation under Section 5.6(b) and without prejudice to any other rights or remedies by law or in equity of Parent against the Company) pay to Parent the Termination Fee in cash, such payment to be made by the Company no later than the second (2nd) business day following such termination.

                  A "Third Party Acquisition Event" means any of the following events: (A) any Person (other than Parent or its Affiliates) acquires or becomes the beneficial owner of fifteen percent (15%) or more of the outstanding shares of Company Common Stock; (B) any group (other than a group which includes or may reasonably be deemed to include Parent or any of its Affiliates) is formed which, at the time of formation, beneficially owns fifteen percent (15%) or more of the outstanding shares of Company Common Stock; (C) the Company enters into, or announces that it proposes to enter into, an agreement, including, an agreement in principle, providing for a merger or other business combination involving the Company or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of, the Company (other than the transactions contemplated by this Agreement); (D) any Person (other than Parent or its Affiliates) is granted any option or right, conditional or otherwise, to acquire or otherwise become the beneficial owner of shares of Company Common Stock which, together with all shares of Company Common Stock beneficially owned by such Person, results or would result in such Person being the beneficial owner of fifteen percent (15%) or more of the outstanding shares of Company Common Stock; or (E) there is a public announcement with respect to a plan or intention by the Company to effect any of the foregoing transactions. For purposes of this Section 5.6(c), (i) the terms "group" and "beneficial owner" shall be defined by reference to Section 13(d) of the Exchange Act and
(ii) the references to "fifteen percent (15%)" in the definition of Third Party Acquisition Event shall be replaced by "forty-five percent (45%)" if, and to the limited extent, each of the Stockholder Agreements is in full force and effect and none of the parties to the Stockholder Agreements (other than the Parent) has violated or breached the terms or conditions thereof.

(d) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by the Company pursuant to Section 7.1(b) or (c), then Parent shall (without prejudice to any other rights or remedies provided by law or in equity of the Company against Parent) reimburse the Company upon demand for all reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of the Company in connection with this Agreement, the Stock Option Agreement, Employment Agreements, the Retention Agreements and the transactions contemplated herein or therein, including all fees and expenses of counsel, investment banking firms, accountants and consultants and including one-half (1/2) of the total filing fee required in connection with the HSR Act to be paid by the Company, in an aggregate amount not in excess of six hundred thousand dollars $600,000.

(e)One-half (1/2) of the total filing fees required in connection with foreign competition law and any Exon-Florio filings and fees and expenses of counsel incurred in connection therewith shall be paid by the Company.

Section 5.7.      Company Stock Awards; 401(k) Plan.

(a) Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary or appropriate to (i) cause each Company Stock Option which is outstanding immediately prior to the Effective Time to vest immediately prior to the Effective Time and (ii) cause each Company Stock Option to be cancelled as of the Effective Time, in consideration for which the holder thereof (a "Holder") shall be entitled to receive as soon as reasonably practicable after the Effective Time from the Surviving Corporation or the Paying Agent, as determined by Parent pursuant to Section 1.6(g), an amount equal to (A) the product of (1) the number of shares of Company Common Stock subject to such Company Stock Option and (2) the excess, if any, of the Option Consideration over the exercise price per share of Company Common Stock subject to a Company Stock Option, minus (B) all applicable federal, state and local Taxes required to be withheld in respect of such payment (the "Initial Stock Option Consideration"). For purposes of this Agreement, "Option Consideration" means fourteen dollars and thirty-two and two tenths cents ($14.322), and the Company represents and warrants that the Option Consideration was selected by the Board of Directors of the Company so that the percentage of the consideration paid to Holders pursuant to this Section 5.7(a) (determined by dividing the consideration paid to Holders pursuant to this Section 5.7(a) by sixty-four million dollars ($64,000,000)) is equal to the percentage of the Holdback Consideration to be paid to Holders if any such payments of Holdback Consideration are made pursuant to this Agreement (determined by dividing the aggregate amount of the Holdback Consideration paid to Holders by six million two hundred fifty thousand dollars ($6,250,000), whereas such six million two hundred fifty thousand dollars ($6,250,000) is the Escrow Deposit). In addition, each Holder may be entitled to receive from the Escrow Agent, at the time set forth in Section 5.12, the Holder's pro rata share of the Holdback Consideration (calculated pursuant to Sections 5.12 and 5.13), if any, to which the Holder may be entitled pursuant to Section 5.12 in accordance with the terms thereof. Prior to the Effective Time, the Board of Directors of the Company shall adopt appropriate resolutions and take all other actions necessary or appropriate to cause each Stock Award agreement to be amended by a Stock Award Agreement Amendment (as hereinafter defined). The amounts payable to any Holder pursuant to this Section 5.7(a) and Section 5.12 shall be reduced to the extent necessary to prevent such payment, together with any other amounts payable to such Holder by the Company, from constituting a "parachute payment," within the meaning of section 280G of the Code. The surrender of a Company Stock Option in exchange for the consideration contemplated by this Section 5.7(a) and Sections 5.12 and 5.13 shall be deemed a release of any and all rights the Holder had or may have had in respect thereof. The Company shall take all actions necessary to provide that, effective prior to the Effective Time, (i) the Company Stock Option Plan shall be terminated, (ii) any rights thereunder to the issuance or grant of any other interest in respect of the capital stock of the Company shall be terminated and (iii) no Holder or holder of a Stock Award will have any right to receive any shares of capital stock of the Company upon exercise of any Company Stock Option or the vesting of any Stock Award. Prior to the Effective Time, the Company will reserve as a liability on the financial records of the Company the amount required by generally accepted accounting principles to be reserved with respect to the Stock Awards, which amount shall be six hundred ninety-seven thousand two hundred eighty-seven dollars and forty-two cents ($697,287.42) and shall be included as a liability on the Valuation Date Balance Sheet.

(b) Prior to the Effective Time, the Company shall take all action necessary to implement the provisions of this Section 5.7 and Section 5.12, including amendment of the Company Stock Option Plan and each Stock Award agreement and obtaining the written consent of each Holder and each holder of a Stock Award, and to ensure that, after giving effect to the foregoing, no Holder or any holder of a Stock Award shall have any right to purchase or receive shares of Company Common Stock following the Effective Time. The Company shall take no action to accelerate or otherwise affect the exercisability or vesting of any Company Stock Option or any restricted stock or other stock-based award, except as may be expressly provided in this Section 5.7, or otherwise affect the exercise or vesting period thereof.

(c) The Company represents and warrants that it has the power and authority under the terms of the Company Stock Option Plan and each Stock Award agreement to comply with this Section 5.7 and Section 5.12 without the consent of any third Person other than the Holder of the applicable award as provided in this
Section 5.7.

(d) Prior to the Effective Time, the Company shall cause the Company Stock Purchase Plan and all rights thereunder to terminate, with the effect of such termination being that (i) no Option Period, as defined in the Company Stock Purchase Plan, shall commence after the date of this Agreement, (ii) all amounts heretofore deducted from the compensation of participants in the Company Stock Purchase Plan and not used to purchase shares of Company Common Stock shall be returned without interest to such participants and (iii) no shares of Company Common Stock shall hereafter be purchased under such plan.

(e)Upon the request of Parent, to be provided to the Company in writing not later than ten (10) days prior to the Effective Time, the Company shall take all actions necessary to terminate the Company's 401(k) retirement plan prior to the Effective Time. As soon as reasonably practicable after the date of this Agreement, the Company shall file with the IRS a request for a favorable determination letter with respect to the qualification of the Company's 401(k) retirement plan under Section 401(a) of the Code.

(f)Prior to the Effective Time, the Company shall cause each holder of a Stock Award to execute a Stock Award Agreement Amendment in the form of Exhibit L (a "Stock Award Agreement Amendment"), which shall include, among other things, the consideration for which such holder of a Stock Award may receive after the Effective Time upon compliance with the terms and conditions thereof.

Section 5.8.      Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act, any foreign competition law, any Exon-Florio filing or similar filings and State Takeover Approvals), (ii) the obtaining of all necessary consents, approvals or waivers from third parties; provided, however, that, with respect to Sections 5.8(a)(i) and 5.8(a)(ii), Parent shall not have any obligation to offer or pay any consideration in order to obtain any such consents, approvals or waivers; and provided further, that, with respect to Sections 5.8(a)(i) and 5.8(a)(ii), the Company shall not offer or pay any consideration, or make any agreement or understanding affecting the business, assets, properties or liabilities of the Company, in order to obtain any such consents, approvals or waivers, except with the prior written consent of Parent, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, the Stock Option Agreement, any Employment Agreement, any Retention Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay, temporary restraining order or preliminary injunction entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

(b) Each party shall use all reasonable best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

(c) Notwithstanding anything to the contrary contained in this Agreement (including Section 5.8(a) hereof), in connection with any filing or submission required or action to be taken by either Parent or the Company or any
Governmental Entity to effect the Merger and to consummate the other transactions contemplated hereby, the Company shall not, without Parent's prior written consent, commit to any divestiture transaction, and neither Parent nor any of its Affiliates shall be required to (i) divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of the businesses, product lines or assets of the Company, Parent or any of its Subsidiaries, or
(ii) take any action that would have a Material Adverse Effect on Parent or the Company.

Section 5.9. Public Announcements. Parent and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without the prior written consent of the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange (as set forth in a written opinion of counsel), in which case the party making such disclosure will first provide to the other party the text of the proposed disclosure, the reasons such disclosure is required and the time and manner in which the disclosure in intended to be made. The parties agree that the initial press release and SEC filing on Form 8-K to be made in respect of the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

Section 5.10.     [INTENTIONALLY OMITTED].

Section 5.11. State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby or by the Stock Option Agreement, in any Employment Agreement or any Retention Agreement, the Company and its Board of Directors shall use their best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby and thereby.

Section 5.12.     Sellers' Representative and Holdback Consideration.

(a) At the Closing, Parent shall deposit with Bank One Trust Company, N.A., a national banking association (or other national commercial bank or trust company reasonably designated by Parent), as Escrow Agent (the "Escrow Agent"), (i) an amount equal to six million two hundred fifty thousand dollars ($6,250,000) (the "Escrow Deposit"), which shall be held by the Escrow Agent under the terms of the Escrow Agreement-Holdback and (ii) an amount equal to one million dollars ($1,000,000) (the "Expenses Deposit"), which shall be held by the Escrow Agent under the terms of an Escrow Agreement between the Sellers' Representative and the Escrow Agent, substantially in the form of Exhibit G (the "Escrow Agreement
- Expenses" and, with the Escrow Agreement - Holdback, the "Escrow Agreements"). For purposes of this Agreement, "Holdback Consideration" shall mean the Escrow Deposit and any proceeds thereof and earnings thereon, plus any amounts, if any, deposited with the Escrow Agent pursuant to Section 5.13(b), minus any Deductions (as hereinafter defined).

(b) On behalf of the holders of Company Common Stock and the Holders of Company Stock Options, the Board of Directors of the Company hereby constitutes and appoints Gary Saliba (the "Sellers' Representative") as the agent and attorney for and on behalf of (i) each holder of shares of Company Common Stock immediately prior to the Effective Time (other than holders of Dissenting Shares; provided, that any holder of Dissenting Shares that fails to perfect or effectively withdraws or loses such right to appraisal shall thereafter be considered a Previous Equityholder) and (ii) each holder of Company Stock Options immediately prior to the Effective Time (collectively, the "Previous Equityholders") to:

(i) give and receive notices and communications, organize or assume the defense of claims, agree to, negotiate, or enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any claim; and

(ii) take all other actions specified in this Agreement, the Escrow Agreements and the Sellers' Representative Agreement to be taken by the Sellers' Representative and to take all actions necessary or appropriate in the judgment of the Sellers' Representative for the accomplishment of the foregoing, including disputing, accepting, settling, waiving any rights in respect of, or otherwise taking any action in connection with the Valuation Date Balance Sheet or any matter contemplated by Section 5.13.

                  By accepting any consideration under this Agreement, each Previous Equityholder shall be deemed to irrevocably appoint and authorize the Sellers' Representative to act as his, her or its agent hereunder with such powers as are delegated hereunder to the Sellers' Representative and to take such other actions necessary or appropriate in the judgment of the Sellers' Representative for the accomplishment of the foregoing. The Sellers' Representative shall act as specified in the Sellers' Representative Agreement with respect to each such action. No bond shall be required of the Sellers' Representative and the Sellers' Representative shall receive no compensation for services rendered from any of the Company, the Surviving Corporation, Sub or Parent, it being understood that any compensation or expenses of Sellers' Representative shall be reimbursed solely pursuant to the Escrow Agreement-Expenses. Notices or communications to or from the Sellers' Representative shall constitute notice to or from any applicable Previous Equityholder. Any decision, act, consent or instruction of the Sellers' Representative shall constitute a decision of all Previous Equityholders and shall be final, binding and conclusive upon each of the Previous Equityholders and/or the Sellers' Representative and any successor Sellers' Representative, and Parent may rely upon any written decision, act, consent or instruction of the Sellers' Representatives. Parent is hereby relieved from any liability to any Person for any acts done by it in accordance with such written decision, act, consent or instruction of the Sellers' Representative (notwithstanding any knowledge of Parent, the Company or any of their respective Affiliates). In the event that the Sellers' Representative dies, is disabled or otherwise becomes unable to serve in such capacity pursuant to the Sellers' Representative Agreement, the replacement Sellers' Representative shall be appointed pursuant to the terms thereof.

(c) Subject to the terms of this Section 5.12 and Section 5.13, (i) to the extent that any proposed Deduction in connection with or arising from any breach or inaccuracy of the fourth sentence of Section 3.5 plus the Balance Sheet Shortfall is less than one million two hundred fifty thousand dollars ($1,250,000) (such difference, the "Remainder"), then on the second business day after the determination of the Valuation Date Balance Sheet as final and binding in accordance with Section 5.13 hereof, Parent and the Sellers' Representative shall instruct the Escrow Agent to pay each Previous Equityholder that has surrendered Certificates for cancellation to the Paying Agent and has received therefor the Initial Consideration or that has delivered an Option Surrender Form, as applicable, in accordance with the terms of the Escrow Agreement-Holdback, their pro-rata portion of the Remainder. Each Previous Equityholder's pro-rata portion under this Section 5.12(c)(i) shall be determined by multiplying the Remainder by a fraction, the numerator of which is the aggregate amount of Initial Consideration plus payments pursuant to Section 5.7(a) paid to such Previous Equityholder by Parent and the denominator of which is the aggregate amount of Initial Consideration plus payments pursuant to
Section 5.7(a) to be paid to all Previous Equityholders by Parent and (ii) subject to Section 5.12(e), on the next business day after the 15-month anniversary of the Effective Time, Parent and the Sellers' Representative shall instruct the Escrow Agent to pay each Previous Equityholder that has surrendered Certificates for cancellation to the Paying Agent and has received therefor the Initial Consideration or that has delivered an Option Surrender Form, as applicable, in accordance with the terms of the Escrow Agreement-Holdback, their pro-rata portion of the remaining Holdback Consideration (determined by multiplying the Holdback Consideration by a fraction, the numerator of which is the aggregate amount of Initial Consideration plus payments pursuant to Section 5.7(a) paid to such Previous Equityholder by Parent and the denominator of which is the aggregate amount of Initial Consideration plus payments pursuant to
Section 5.7(a) to be paid to all Previous Equityholders by Parent). The Sellers' Representative shall cause any portion of the Expenses Deposit that remains upon termination of the Escrow Agreement-Expenses to be paid to the Previous Equityholders pro-rata (determined in accordance with the preceding sentence) as set forth in the Escrow Agreement - Expenses. The Sellers' Representative shall be exclusively responsible for administering and disbursing the Expenses Deposit. Parent or the Escrow Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Section such amounts as Parent or the Escrow Agent is required to deduct and withhold with respect to the making of such payment under the Code (as hereinafter defined) or under any provisions of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Escrow Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made by Parent or the Escrow Agent. Notwithstanding any other provision of this Agreement or otherwise, holders of Company Common Stock, Holders of Company Stock Options and/or holders of Stock Awards shall be responsible for any and all Taxes imposed upon them in respect of the consideration they receive in respect thereof.

(d) Subject to the terms of Section 5.12(e) and 5.12(f), Parent shall be entitled from time to time to deduct and receive payment from the Holdback Consideration (each such payment a "Deduction"), and Parent and the Sellers' Representative shall promptly (in no event later than five (5) business days after Parent's providing notice to the Sellers' Representative that such payment is required or otherwise due) instruct the Escrow Agent to promptly (but in no event later than two (2) business days thereafter) pay Parent pursuant to the Escrow Agreement-Holdback, the amounts provided below, including the amount of any and all Losses and Expenses incurred by Parent, the Company, the Surviving Corporation or any of their respective Affiliates, successors and assigns ("Parent Group Members") in connection with or arising from:

(i) any breach by the Company of any of its covenants, agreements or obligations in this Agreement, the Stock Option Agreement and/or any other agreement, instrument or document executed or delivered by the Company prior to the Effective Time;

(ii) any breach of any warranty or the inaccuracy of any representation of the Company contained or referred to in this Agreement, the Stock Option Agreement and/or any other agreement, instrument, document or certificate delivered by or on behalf of the Company;

(iii) any claim (whether or not such claim is ultimately successful on the merits) by any third Person with whom the Company or its representatives had discussions prior to the date of this Agreement regarding a Takeover Proposal if such claim is related to such Takeover Proposal;

(iv) the aggregate amount of any Balance Sheet Shortfall determined pursuant to Section 5.13(a);

(v) any and all amounts payable to holders of Dissenting Shares, if any, to the extent such amounts exceed the Initial Consideration which would have been payable to such holders had they not exercised their dissenters' rights, together with any Expenses associated with the defense of such claims (whether or not successful or settled);

(vi) one-half (1/2) of the fees and expenses payable to the Accounting Firm in connection with the determination of the Valuation Date Balance Sheet; or

(vii)             any breach or violation by the Sellers' Representative of the
                 Sellers' Representative Agreement with respect to, or in connection with, his covenants, agreements or obligations to, with or regarding Parent.

provided, that without limitation of any Parent Group Members' right to a Deduction under clauses (i), (iii), (iv), (v), (vi) and (vii), such Parent Group Member shall be entitled to a Deduction under clause (ii) of this Section 5.12(d) only if such Losses and Expenses exceed $175,000 in the aggregate, but if in excess of such amount, then for the entire amount of such Losses and Expenses without deduction.

                  Any amounts paid to Parent from the Escrow Agreement - Holdback or otherwise pursuant to this Agreement shall be free and clear of any legal or equitable claim asserted by the Sellers' Representative, the Escrow Agent or any Previous Equityholder or any of their respective Affiliates, successors, heirs, spouses, executors, administrators or legal representatives, including any common law or other right of offset. For purposes of this Agreement, "Losses" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges, and "Expenses" means any and all expenses incurred in connection with investigating, defending or asserting any claim, right, action, suit or proceeding incident to any matter hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants, valuation experts and other professionals).

(e) If, at the time payment is required to be made to the Previous Equityholders in respect of the Holdback Consideration, any Claim Notice (as defined below) given by a Parent Group Member remains unresolved, Parent and the Sellers' Representative shall instruct the Escrow Agent to reduce the amount of such payment by Parent's good faith reasonable estimate of the maximum aggregate amount of exposure of Losses and Expenses of the Parent Group Members for all matters reflected in all such unresolved Claim Notices, pending final determination of such matters. To the extent it is finally determined that the Parent Group Members were not entitled to deduction of such amounts, Parent and the Sellers' Representative shall promptly instruct the Escrow Agent thereafter to pay to the Previous Equityholders the appropriate portion of the payments in respect of the Holdback Consideration in accordance with clause (c) above.

(f)(i)Parent shall give the Sellers' Representative a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any matter described in clause (d) of this Section 5.12 (such as the identity of the parties and the general nature of the claim) to the extent reasonably practicable and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such matter, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such matter is based; provided, that (i) a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which a Deduction will be sought shall be given promptly after the action or suit is commenced; and (ii) failure to give such notice shall not limit Parent's entitlement to a Deduction hereunder except to the extent the Previous Equityholders shall have been prejudiced by such failure.

(ii) After the giving of any Claim Notice pursuant hereto, the Sellers' Representative shall have a period of twenty (20) days within which to respond to the Claim Notice by providing a written notice to Parent describing in reasonable detail the basis for disputing each matter set forth in the Claim Notice if the Sellers' Representative rejects such matter in the Claim Notice. If the Sellers' Representative does not so respond in writing within such twenty (20)-day period, the Sellers' Representative shall be deemed to have irrevocably accepted the Claim Notice for a Deduction and shall have no further right to contest such Claim Notice. If the Sellers' Representative does respond within such twenty (20)-day period and rejects such Claim Notice in whole or in part, the amount of the Deduction shall be determined: (i) by the written agreement between Parent and the Sellers' Representative; (ii) by a final judgment or decree of an arbitrator or any court of competent jurisdiction (as permitted hereby); or (iii) by any other means to which Parent and the Sellers' Representative shall agree. Any part of any Deduction not rejected by the Sellers' Representative shall be paid to Parent within two (2) business days after such period of twenty (20) days within which the Sellers' Representative may respond to the Claim Notice as set forth in the first sentence in this clause (ii). The judgment or decree of an arbitrator or a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.

(g) Parent or the Surviving Corporation shall have the sole and absolute right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any claim, action or suit referred to in this Section 5.12 in its sole discretion; provided, that (i) the Sellers' Representative may participate, through counsel chosen by it and at its own expense, in the defense of any third party claim, action or suit and (ii) the Sellers' Representative shall have the right to consent to any settlement of a third-party claim referred in a Claim Notice in excess of five hundred thousand dollars ($500,000) that occurs after the twelve (12) month anniversary of the Effective Time, such consent not to be unreasonably withheld, delayed or conditioned; provided, that the Sellers' Representative waives the right to consent to any such settlement hereunder if (A) Parent shall have sought the consent of the Sellers' Representative in writing to such settlement (a "Settlement Notice"), such writing to update information provided in the Claim Notice and to describe in reasonable detail the material terms of such settlement, to the extent reasonably practicable and the Sellers' Representative does not respond in writing to Parent within seven (7) business days after delivery of the Settlement Notice, (B) the Sellers' Representative does not consent to such settlement and the Sellers' Representative does not provide in writing within seven (7) business days after delivery of a Settlement Notice the reasons for such objection or (C) the potential Losses and Expenses, in the reasonable judgment of Parent, of such third party claim if not settled would exceed (1) such proposed settlement amount and (2) the remaining amount of the Holdback Consideration. Neither Parent nor the Surviving Corporation shall have any obligation or duty (whether as agent, fiduciary or otherwise) to the Sellers' Representative or any Previous Equityholder in connection with Parent's or the Surviving Corporation's defense, compromise or settlement of any claim, action or suit referred to in this clause (g) or in pursuit of any of Parent's or the Surviving Corporation's interests under this Section 5.12.

Section 5.13.     Holdback Consideration Adjustment.

(a) Parent shall be entitled to a Deduction from the Holdback Consideration otherwise payable to the Previous Equityholders pursuant to Section 5.12(c) in an amount (the "Balance Sheet Shortfall") equal to the aggregate of the following amounts:

(i) the amount, if any, by which fourteen million five hundred forty-five thousand dollars ($14,545,000) exceeds the stockholders' equity reflected in the Valuation Date Balance Sheet (the "Stockholders' Equity"); plus

(ii) the amount, if any, by which nine million five hundred sixty-five thousand dollars ($9,565,000) exceeds the Valuation Date Net Assets (as hereinafter defined).

Parent and the Sellers' Representative shall instruct the Escrow Agent to promptly (but in no event later than two (2) business days) pay Parent the Balance Sheet Shortfall pursuant to the Escrow Agreement-Holdback.

(b) If (i) the Stockholders' Equity exceeds fourteen million five hundred forty-five thousand dollars ($14,545,000), (ii) the Valuation Date Net Assets exceed nine million five hundred sixty-five thousand dollars ($9,565,000) and
(iii) the Company has a positive cash balance of at least one million fifty-three thousand dollars ($1,053,000) as reflected in the Valuation Date Balance Sheet, then Parent shall deposit with the Escrow Agent the amount, if any, by which eight million eight hundred seventy-four thousand dollars ($8,874,000) exceeds the Corporation Debt (as hereinafter defined), but only to the extent the Corporation Debt has been paid down to less than eight million eight hundred seventy-four thousand dollars ($8,874,000) as a result of cash generated from operations; provided, however, that if at the time such payment is to be made there exists an actual or alleged breach of any representation, warranty, covenant or agreement contained in this Agreement which gives rise to, or is reasonably likely to give rise to, a Deduction by Parent under Section 5.12(d) hereof, the amount of such payment shall be offset by the amount of such Deduction until such time as the claim or claims giving rise to such Deduction shall have been finally determined in the manner provided for in Section 5.12. For purposes of this Section 5.13, "Valuation Date Net Assets" means the excess of total current assets over total current liabilities reflected in the Valuation Date Balance Sheet, and "Corporation Debt" means the aggregate amount of debt, borrowings, capitalized leases and other obligations generally considered to constitute debt of the Company and accrued interest on, and guarantees of, any of the foregoing, all as reflected in the Valuation Date Balance Sheet.

(c)      Determination of the Valuation Date Balance Sheet.

          (i) As promptly as practicable following the Effective Time (but not later than forty-five (45) days after the Effective Time), Parent shall prepare in accordance with the Agreed Accounting Principles a balance sheet of the Company (the "Preliminary Valuation Date Balance Sheet") reflecting the Valuation Date Net Assets, the Stockholders' Equity, the Corporation Debt and the cash balance of the Company as of midnight on the last day immediately prior to the Effective Time ("Valuation Date") and deliver the same to KPMG, LLP (the "Auditors"). Subject to the prior receipt from the Auditors of a customary non-disclosure agreement in form and substance reasonably satisfactory to the Surviving Corporation, the parties shall cause the Auditors to audit the Preliminary Valuation Date Balance Sheet and, as promptly as possible, but in no event later than sixty (60) days following the Auditors' receipt of the Preliminary Valuation Date Balance Sheet, prepare and deliver to Parent and the Sellers' Representative a report setting forth any adjustments thereto that the Auditors believe, in their professional judgment, would be required under the Agreed Accounting Principles. The Preliminary Valuation Date Balance Sheet, as audited and adjusted by the Auditors, is hereinafter referred to as the "Audited Valuation Date Balance Sheet". For purposes of this Section 5.13, "Agreed Accounting Principles" means United States generally accepted accounting principles consistently applied; provided that: (A) with respect to any matter as to which there is more than one (1) generally accepted accounting principle, Agreed Accounting Principles means the generally accepted accounting principles applied in the March 31, 2001 balance sheet of the Company included in the Company SEC Documents and (B) for purposes of the Agreed Accounting Principles, no known adjustments for items or matters, regardless of the amount thereof, shall be deemed immaterial.

          (ii) Promptly following receipt of the Audited Valuation Date Balance Sheet, Parent may review the same and, within thirty (30) days after the date of such receipt (the "Parent Review Period"), may deliver to the Sellers' Representative a certificate setting forth a detailed itemization of its objections to the Audited Valuation Date Balance Sheet, together with a summary of the reasons therefor and calculations which, in its view, are necessary to eliminate such objections (the "Parent Objection Notice"). If Parent does not so object within the Parent Review Period, and the Sellers' Representative does not provide a Seller Objection Notice (as hereinafter defined) pursuant to Section 5.13(c)(iii), the Audited Valuation Date Balance Sheet shall be final and binding as the "Valuation Date Balance Sheet" for purposes of this Agreement but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement. Any objection (or argument in support of such objection) not specified in the Parent Objection Notice shall be deemed waived by Parent as to the Audited Valuation Date Balance Sheet only, and Parent shall be estopped from asserting such objection (or argument in support thereof) in any future proceeding in connection with the Audited Valuation Date Balance Sheet.

          (iii)Within thirty (30) days following receipt of the Parent Objection Notice or the expiration of the Parent Review Period, whichever is earlier (the "Seller Review Period"), the Sellers' Representative may review the Audited Valuation Date Balance Sheet and the Parent Objection Notice and may deliver to Parent a certificate setting forth a detailed itemization of its objections to the Audited Valuation Date Balance Sheet and/or Parent Objection Notice, together with a summary of the reasons therefor and calculations which, in its view, are necessary to eliminate such objections (the "Seller Objection Notice"). If the

               Sellers' Representative does not so object within the Seller Review Period, the Audited Valuation Date Balance Sheet, as adjusted in accordance with all changes proposed in the Parent Objection Notice, shall be final and binding as the "Valuation Date Balance Sheet" for purposes of this Agreement but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement. Any objection (or argument in support of such objection) not specified in the Seller Objection Notice shall be deemed waived, and the Sellers' Representative shall be estopped from asserting such objection (or argument in support thereof) in any future proceeding in connection with the Valuation Date Balance Sheet.

          (iv) If the Sellers' Representative so objects within the Seller Review Period, Parent and the Sellers' Representative shall use their reasonable efforts to resolve by written agreement (the "Agreed Adjustments") any differences as to the Audited Valuation Date Balance Sheet and, if the Sellers' Representative and Parent so resolve any such differences, the Audited Valuation Date Balance Sheet as adjusted by the Agreed Adjustments shall be final and binding as the Valuation Date Balance Sheet, for purposes of this Agreement but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement.

          (v) If any objections raised by Parent or the Sellers' Representative in their respective Objection Notices are not resolved by Agreed Adjustments within the 30-day period next following expiration of the Seller Review Period, then Parent and the Sellers' Representative shall submit the objections that are then unresolved to such national accounting firm (other than the Auditors and other than PriceWaterhouseCoopers LLP) acceptable to both the Sellers' Representative and Parent (or, if Seller's Representative and Parent cannot agree within five (5) business days of the expiration of such thirty (30) day period, a national accounting firm drawn by lot) and such firm (the "Accounting Firm"), subject to the prior receipt by the Surviving Corporation from the Accounting Firm of a customary non-disclosure agreement in form and substance reasonably satisfactory to the Surviving Corporation, shall be directed by Parent and the Sellers' Representative to resolve the unresolved objections of each party (based solely on the presentations by Parent (which may include Parent's response to the Seller Objection Notice) and by the
               Sellers' Representative as to whether any disputed matter had been determined in a manner consistent with the Agreed Accounting Principles) as promptly as reasonably practicable and to deliver written notice to each of Parent and the Sellers' Representative setting forth its resolution of the disputed matters. In connection with any such review by the Accounting Firm, neither Parent nor the Seller's Representative shall submit or raise for review (A) any Agreed Adjustment, (B) any new claim not previously identified in their respective Objection Notice, or
               (C) in the case of the Sellers' Representative, any argument, rationale, calculation or supporting documentation not previously provided to Parent in connection with the Seller Objection Notice.

               The Audited Valuation Date Balance Sheet, after giving effect to any Agreed Adjustments and to the resolution of disputed matters by the Accounting Firm, shall be final and binding as the Valuation Date Balance Sheet for purposes of this Agreement but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement.

          (vi) The parties hereto shall make available to the Auditors, Parent, the Sellers' Representative and, if applicable, the Accounting Firm, such non-privileged books, records and other information (including work papers) as any of the foregoing may reasonably request to perform their reviews as specified herein.

(d) Any deposit by Parent with the Escrow Agent pursuant to this Section 5.13 shall be made after offsetting the appropriate amount to take into account all increases in federal, state, local, foreign or other Taxes payable by any Parent Group Member relating to the adjustment giving rise to such payment.

Section 5.14. Indemnification. Without limiting any right of any Parent Group Member to recover a Deduction pursuant to Section 5.12(d) hereof, the Company agrees to indemnify and hold harmless from and against any and all Losses and Expenses incurred by such Parent Group Member in connection with the transactions contemplated hereby to the extent arising from or relating to any claim or action (or any oral or written allegations in respect thereof) of any third party with whom the Company or its representatives have had discussions regarding any other business combination or similar transaction.

Section 5.15. Pre-Closing Actions. Prior to the Closing, the Company shall complete those actions included in Section 5.15 of the Parent Letter to the reasonable satisfaction of Parent.

                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO THE MERGER

Section 6.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. This Agreement shall have been duly approved by the requisite vote of stockholders of the Company in accordance with applicable law and the Company Charter and Company By-laws.

(b) HSR and Other Approvals.

(i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

(ii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity that are necessary to effect the Merger or any of the transactions contemplated hereby shall have been obtained, shall have been made or shall have occurred (including under an Exon-Florio filing if it is determined by Parent that such filing is prudent or necessary).

(c) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of Parent's Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

Section 6.2. Condition to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

(a) Performance of Obligations; Representations and Warranties. Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received certificates signed on behalf of each of Parent and Sub by one of its officers to such effect.

(b) Opinion. Parent shall deliver to the Company an opinion of counsel to Parent and Sub in the form of Exhibit H.

Section 6.3. Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

(a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

(b)      Consents.

(i) The Company shall have obtained the consent or approval of each Person or Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement (including any Company Agreement) or instrument, except as to which the failure to obtain such consents and approvals would not, in the reasonable opinion of Parent, individually or in the aggregate, have a Material Adverse Effect on the Company or Parent or upon the consummation of the transactions contemplated in this Agreement, the Stock Option Agreement, any Employment Agreement, any Stockholder Agreement or any Retention Agreement.

(ii) In obtaining any approval or consent required to consummate any of the transactions contemplated herein, in the Stock Option Agreement, any Employment Agreement, any Stockholder Agreement or any Retention Agreement, no Governmental Entity shall have imposed or shall have sought to impose any condition, penalty or requirement which, in the reasonable opinion of Parent, individually or in aggregate would have a Material Adverse Effect on the Company or Parent. For the avoidance of doubt, any divestiture requested, proposed or ordered by any Governmental Entity as contemplated by Section 5.8(c) shall be deemed to have a Material Adverse Effect on Parent and/or the Company.

(c) Material Adverse Change. Since the date of this Agreement, there shall have been no Material Adverse Change with respect to the Company. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

(d) Company Stock Option Plans. The Company shall have taken all action required to be taken by the Company to implement the provisions of Section 5.7.

(e) Dissenting Shares. Holders of not more than five percent (5%) of the outstanding shares of Company Common Stock shall have properly exercised and not revoked their rights to dissent to the Merger under Section 262 of the DGCL.

(f) Opinion. The Company shall deliver to Parent and Sub opinions of counsel to the Company in the form of Exhibit I.

(g) Retention Agreements. The Company and certain employees of the Company included in Section 6.3 of the Parent Letter shall each have entered into Retention Agreements.
(h) Option Surrender Forms. The Company shall have received an Option Surrender Form in the Form of Exhibit J from each holder of a Company Stock Option.

(i)Sellers' Representative Agreement. The Sellers' Representative shall have executed a written agreement (which shall include a non-disclosure agreement) in the form of Exhibit K (the "Sellers' Representative Agreement").

(j)Pre-Closing Actions. The Company shall have completed those actions included in Section 5.15 of the Parent Letter to the reasonable satisfaction of Parent.

(k)Stock Award Reserve. The Company shall have reserved an appropriate amount for Stock Awards as required by Section 5.7 hereof in a manner acceptable to Parent.

(l)Stock Award Agreement Amendment. The Company shall have received a Stock Award Agreement Amendment from each holder of a Stock Award.

                                  ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

Section 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company:

(a)      by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if the other party shall have failed to comply in all material respects with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five (5) business days following receipt by such other party of written notice of such failure to comply;

(c) by either Parent or the Company if there has been (i) a breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within five (5) business days following receipt by the breaching party of written notice of the breach;

(d) by Parent or the Company if: (i) the Merger has not been effected on or prior to the close of business on November 30, 2001; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d)(i) shall not be available to any party (A) whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, resulted in, or contributed to, the failure of the Merger to have occurred on or prior to the aforesaid date or (B) who has failed to comply in all material respects with any of its covenants or agreements contained in this Agreement, which failure to comply has not been cured; or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

(e) by Parent if the stockholders of the Company do not approve this Agreement at the Stockholder Meeting or at any adjournment or postponement thereof;

(f) by Parent if (i) the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have qualified, modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of the Company and its stockholders, or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company any Takeover Proposal or shall have resolved to do so or (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

(g) by Parent if the Company enters into a merger, acquisition or other agreement (including an agreement in principle) to effect a Takeover Proposal or the Board of Directors of the Company resolves to do so; or

(h) in light of the fact that the Company (i) delivered an initial draft of the Company Letter June 29, 2001, (ii) delivered a substantially amended draft of the Company Letter the evening prior to the date of this Agreement and (iii) will not deliver and certify complete and correct copies of the Company Agreements (the "Certified Agreements") until after the date of this Agreement, and Parent has not had the opportunity to fully review and comment on the contents of the Company Letter, by Parent in its sole discretion, by midnight on the third business day after the date of delivery by the Company of the Certified Agreements, for any fact, event, or condition included in the Company Letter or for any other reason based upon Parent's review of the Company Letter and/or its due diligence investigation of the Company.

The right of any party  hereto to  terminate  this  Agreement  pursuant  to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of, and regardless of the knowledge of, any party hereto, any Person controlling any such party or any of their respective officers, directors, employees, representatives or agents, whether prior to or after the execution of this Agreement.

Section 7.2. Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.3 and the entirety of Section 5.6, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

Section 7.3. Amendment. This Agreement may be modified or amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, in the case of Sub or the Company, or Parent, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no modification or amendment shall be made which by law requires further approval by such stockholders without such further approval; provided, that no modification or amendment of this Agreement or of any provision of this Agreement shall be valid or enforceable unless in writing duly executed by each of the parties hereto; provided, further, that the Company acknowledges and agrees that only the President of Parent shall be able to bind Parent hereunder with respect to any modification or amendment of this Agreement.

Section 7.4. Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Except as otherwise may be expressly provided herein, any waiver, release or agreement to any extension on the part of a party hereto shall be valid and/or effective only if, and to the extent, expressly set forth in an instrument in writing signed on behalf of such party; provided, that the Company acknowledges and agrees that only the President of Parent shall be able to bind Parent hereunder with respect to any waiver, release or extension regarding the agreements, representations, warranties, covenants, obligations, terms or conditions of this Agreement; provided, further, that after the Effective Time, only the Chairperson of the Board of the Company (or Surviving Corporation, as applicable) shall be able to bind, or otherwise act on behalf of, the Company as to any matter contemplated hereunder whether regarding any waiver, release, extension, amendment or otherwise. Closing by itself shall not constitute a waiver. No failure or delay of any party to exercise any power given such party hereunder or to insist upon strict compliance by any party with its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of that party's rights hereunder, including the right to demand exact compliance with the terms hereof and seek damages in accordance herewith. Any waiver shall not obligate that party to agree to any further or subsequent waiver or affect the validity of the provision relating to any such waiver.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

Section 8.1. Notices. All notices, consents, approvals, requests and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one (1) day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to Parent, Sub or the Surviving Corporation, to:

                  GE Fanuc Automation North America, Inc.
                  2500 Austin Drive
                  Charlottesville, VA  22911
                  Attention: President
                  Facsimile No.:  804-978-5320

                  with copies to:

                  GE Fanuc Automation North America, Inc.
                  2500 Austin Drive
                  Charlottesville, VA  22911
                  Attention:  General Counsel
                  Facsimile No.:  804-978-5997

                  and

                  Sidley Austin Brown & Wood
                  Bank One Plaza
                  10 South Dearborn Street
                  Chicago, Illinois  60603
                  Attention:  Brian J. Fahrney
                  Facsimile No.:  312-853-7036

                  If to the Company (prior to the Effective Time), to:

                  VMIC, Inc.
                  10290 South Memorial Parkway
                  Huntsville, Alabama  35803-3308
                  Attention:  Carroll Williams
                  Facsimile No.:  256-382-8388


                  with a copy to:

                  Lanier Ford Shaver & Payne P.C.
                  200 West Side Square, Suite 500
                  Huntsville, Alabama  35804
                  Attention:  John R. Wynn
                  Facsimile No.:  256-533-9322

Section 8.2. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, captions and headings contained in this Agreement are solely for convenience of reference and shall not be used to interpret or construe this Agreement. Any references in this Agreement to "herein," "hereto," "hereof, " "herewith" or "hereunder" shall be to this Agreement as a whole. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." "Knowledge of the Company" or "knowingly" with respect to the Company means the actual knowledge or awareness after a comprehensive investigation, or the actual knowledge or awareness a prudent individual would have or could be expected to discover or otherwise become aware of after a comprehensive investigation, of each individual who is serving as a director or officer of the Company. "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to the Company or Parent, as the case may be, any change or effect that is or could reasonably be expected to be materially adverse or unfavorable to the business, operations, assets, liabilities, employee relationships, customer or supplier relationships, earnings or results of operations, financial projections or forecasts, or the business prospects and condition (financial or otherwise), of the Company, or Parent and its Subsidiaries, taken as a whole, as the case may be; for the avoidance of doubt only, and without limiting the generality of the foregoing, a "Material Adverse Change" or "Material Adverse Effect" with respect to the Company shall also, in addition to the foregoing, include (i) any change or effect that has, or could reasonably be expected to have, any of the following effects: (x) a seven and one-half percent (7.5%) or greater decrease in the Company's total assets, (y) a seven and one-half percent (7.5%) or greater decrease in the Company's total revenues (on an annualized basis), or (z) a seven and one-half percent (7.5%) or greater decrease (on an annualized basis) in the Company's net income, in each case compared with the total assets, total revenues (on an annualized basis) or net income (on an annualized basis), as applicable, of the Company as reflected in the financial statements included in the Company's Form 10-Q for the quarter ended March 31, 2001 (without amendment) or (ii) any Material Adverse Effect or Material Adverse Change as defined herein that has occurred prior to the date of this Agreement but the details and impact of which do not become known to an officer of Parent until after the date of this Agreement. "Person" means an individual, company, agency, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Entity. "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, fifty percent (50%) or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity. All parties have participated in the negotiation and review of this Agreement and no provision of this Agreement shall be construed more strictly against any party. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing. All remedies hereunder are cumulative, except as otherwise provided in this Agreement. Disclosure of an item in the Company Letter shall only be deemed to constitute a disclosure for purposes of the subsection of the Company Letter in which it appears and shall not be deemed disclosed for purposes of any other section or subsection of the Company Letter or for any Section of this Agreement (and no disclosure of an item in the Company Letter shall cause Parent or Sub to have waived any right or remedy they may have hereunder). For all purposes herein, whenever a reference is made to the date of this Agreement, such date shall be July 3, 2001. Any references in this Agreement to "currently" shall refer to (i) the date of this Agreement,
(ii) the date of the Closing and (iii) any other applicable date between the date of this Agreement and the date of the Closing.

Section 8.3. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one (1) or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.4. Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the other documents and instruments executed in connection herewith and except for the last sentence of Section 5.3, is an integrated document and contains the sole and entire agreement and understanding between the parties as to the matters contained herein, and except as expressly provided herein, fully supersedes and merges any and all prior and contemporaneous agreements, understandings, proposals, negotiations, arrangements and/or discussions, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, except as otherwise may be expressly provided herein, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 8.5. Governing Law. Except to the extent that the laws of the State of Delaware are mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The Federal Arbitration Act shall apply to this Agreement.

Section 8.6. Assignment. Subject to Section 1.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that Parent may assign this Agreement or any of the rights, interests or obligations hereunder to an Affiliate of Parent. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 8.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible. If the parties fail to so agree within ten (10) business days of such determination that any term or other provision is invalid, illegal or incapable of being enforced, such holding shall not affect the validity or enforceability of any other aspect hereof (or of such provision in another jurisdiction) and the parties agree and hereby request that the court or arbitrator(s) make such valid modifications to (or replacement of, if necessary) the invalid provision as are necessary and reasonable to most closely approximate the parties' intent as evidenced hereby as a whole.

Section 8.8.      Enforcement of this Agreement.

                  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. Notwithstanding Section 8.9, it is accordingly agreed that the parties hereto and the Disputing Parties (as hereinafter defined) shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (except in respect of any claim or dispute pursuant to or under Section 5.12 and/or 5.13, the resolution of which shall be governed by Section 8.9); provided, however, that, subject to Section 8.9, such remedy shall be in addition to any other remedy to which any party is entitled at law or in equity. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding and waives any objection based on forum non conveniens or any other objection to venue thereof.

Section 8.9.      Dispute Resolution.

(a) Dispute. Any controversy, claim or dispute of whatever nature, including claims for fraud in the inducement and disputes as to arbitrability, arising between the Sellers' Representative (including the Previous Equityholders), on the one hand, and any Parent Group Member, on the other hand (each, a "Disputing Party") under this Agreement or in connection with the transactions contemplated hereunder, including those arising out of or relating to the breach, termination, enforceability, scope, validity, or making of this Agreement, whether such claim existed prior to or arises on or after the Closing Date (a "Dispute"), shall be resolved by binding arbitration, unless the Disputing Parties otherwise agree. The agreement to arbitrate contained in this section shall continue in full force and effect despite the expiration, rescission or termination of this Agreement

(b) Arbitration; Submission to Jurisdiction. Neither Disputing Party shall commence an arbitration proceeding pursuant to the provisions of this Agreement unless such Disputing Party shall first give a written notice (a "Dispute Notice") to the other Disputing Party setting forth the nature of the Dispute. The Dispute shall be determined by binding arbitration in Washington, D.C. within 20 business days after receipt of a Dispute Notice. The arbitration shall be conducted in accordance with the CPR Institute for Dispute Resolution ("CPR") Rules for Non-Administered Arbitration ("CPR Rules"), subject to any modifications contained in this Agreement. The Dispute shall be determined by one (1) arbitrator, except that if the Dispute involves an amount in excess of $500,000 (exclusive of interest and costs), three (3) arbitrators shall be appointed. The Disputing Parties shall agree upon the arbitrator(s) within ten
(10) business days after receipt of a Dispute Notice. Each arbitrator shall be a retired state or federal judge or an attorney with at least fifteen (15) years of business litigation experience. Each arbitrator shall be a "neutral" arbitrator and not appointed by either Disputing Party. If the Disputing Parties are unable to agree upon the arbitrator(s) within such period, the arbitrator(s) shall be selected by CPR in accordance with the CPR Rules. An award shall be made by a majority of the arbitrators. The arbitrator(s) shall base the award on the "four corners" of the Agreement, and only when the answer to a Dispute is not contained therein, shall the arbitrators look to the governing law designated herein and judicial precedent in accordance with the terms hereof to resolve the Dispute. Without limiting the foregoing, nothing herein contained shall be deemed to give the arbitrator(s) any authority, power or right to change, modify, add to or subtract from this Agreement (except as expressly provided herein).

(i) The arbitrators shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including equitable remedies, rescission, specific performance of any obligation created under the Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, all of such party's reasonable Expenses.

(ii) Discovery will be limited to an exchange of directly relevant documents and answers to interrogatories. Depositions will not be taken except as needed in lieu of a live appearance. The arbitrator(s) shall resolve any discovery disputes. The arbitrator(s) and counsel of record will have the power of subpoena process as provided by law. The Disputing Parties knowingly and voluntarily waive their rights to have any Dispute tried and adjudicated by a judge or a jury.

(iii) The arbitration shall be governed by the substantive laws of the State of Illinois, applicable federal laws and the CPR Rules, regardless of laws that might otherwise govern under applicable principles of conflicts of laws thereof. Judgment upon award rendered may be entered in any court having jurisdiction.

(iv) Except as otherwise required by law or in court proceedings to enforce this Agreement or an award rendered hereunder or to obtain interim relief, the Disputing Parties and the arbitrator(s) agree to keep confidential and not disclose to third parties any information or documents obtained in connection with the arbitration process, including the
              resolution   of  the  Dispute.  If  either  Disputing  Party
              fails  to   proceed with  arbitration  as provided in
              this   Agreement,   or  unsuccessfully seeks  to  stay
              the  arbitration, or fails  to  comply  with   the
              arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other Disputing Party shall be entitled to be awarded Expenses paid or incurred in successfully compelling such arbitration or defending against the attempt to stay, vacate or modify such arbitration award and/or successfully defending or enforcing the award.

(v) Each of the Disputing Parties hereto irrevocably submits in any suit, action or proceeding arising out of or related to, and permitted by, this Agreement or any of the transactions contemplated hereby to the non-exclusive jurisdiction (including personal jurisdiction) of the Federal or state courts in the States of Alabama and Virginia, and each party waives any and all objections to jurisdiction and to forum (including forum non conveniens) that they may have under the laws of the United States or any such State.

                  IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all effective as of July 3, 2001.

                                                     GE FANUC AUTOMATION
                                                     NORTH AMERICA, INC.


                                                     By:/s/ Lorrie Norrington
                                                         _______________________
                                                  Name:  Lorrie Norrington
                                                 Title:Chief Executive Officer


                                                     SHANDY MERGER CORP.



                                                    By:/s/ Lorrie Norrington
                                                         _______________________
                                                  Name:  Lorrie Norrington
                                                 Title:President


                                                   VMIC, INC.

                                                    By: /s/ Carroll E. Williams
                                                         _______________________
                                                   Name:  Carroll E. Williams
                                                  Title:President and Chief
                                                        Executive Officer

                                                                    Confidential



                                    EXHIBIT A


                              STOCKHOLDER AGREEMENT

                    STOCKHOLDER AGREEMENT, dated as of July 3, 2001 (this "Agreement"), between the undersigned stockholder (the "Stockholder") of VMIC, Inc., a Delaware corporation (the "Company"), and GE Fanuc Automation North America, Inc., a Delaware corporation ("Parent").

                                    RECITALS

                  WHEREAS, Parent, Shandy Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Sub"), and the Company are entering into an Agreement and Plan of Merger, dated as of July 3, 2001 (as the same may from time to time be amended, the "Merger Agreement"), which provides for the merger of Sub with and into the Company;

                  WHEREAS, the Stockholder owns that number of shares of Common Stock, par value $.10 per share, of the Company ("Company Common Stock"), appearing on the signature page hereof (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares"); and

                  WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Stockholder agree, and in order to induce Parent to enter into the Merger Agreement the Stockholder has agreed, to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Stockholder agrees as follows:

1. Covenants of Stockholder. Until the termination of this Agreement in accordance with Section 3:


     (a) The Stockholder shall attend the Stockholder Meeting, in person or by proxy, and at the Stockholder Meeting (and at any adjournment thereof) and in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) all of the Subject Shares in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

     (b) At any meeting of stockholders of the Company and at any adjournment thereof and in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) all of the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Takeover Proposal and (ii) any amendment of the Company's Certificate of Incorporation, as amended, or By-laws, as amended, or other proposal or transaction involving the Company, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of the Company. The Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

     (c) The Stockholder agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of any of the Subject Shares to any Person or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in relation to any of the Subject Shares, and agrees not to commit or agree to take any of the foregoing actions. Any purported transfer of any of the Subject Shares in contravention of this Agreement shall be null and void and of no force and effect.

     (d) The Stockholder shall not, nor shall the Stockholder authorize any Affiliate, investment banker, attorney or other advisor or representative of the Stockholder to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to the Company in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Takeover Proposal; provided that if the Stockholder is a member of the Board of Directors of the Company (a "Director"), nothing in this Section 1(d) shall be construed as interfering with or limiting such Director's ability to comply with Section 4.2 of the Merger Agreement, as and to the extent required thereby.

     (e) The Stockholder shall use the Stockholder's best efforts to (i) take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Parent in doing, all things necessary, proper or advisable to support and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement, and (ii) cause the Company to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

     (f) The Stockholder agrees to promptly notify Parent in writing of the nature and amount of any acquisition by such Stockholder or any Affiliate of the Stockholder of any voting securities of the Company acquired by such Stockholder or such Affiliate at any time hereafter.

2. Representations and Warranties. The Stockholder represents and warrants to Parent as follows:


     (a) The Stockholder is the record and beneficial owner of, and has good and marketable title to, all of the Subject Shares. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares. The Stockholder has the sole right to vote, and the sole power of disposition with respect to, all of the Subject Shares, and none of the Subject Shares is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of any such Subject Shares, except as contemplated by this Agreement.

     (b) This Agreement has been duly executed and delivered by the Stockholder. Assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms. The execution and delivery of this Agreement by the Stockholder does not and will not conflict with any agreement, order or other instrument binding upon the Stockholder, nor require any regulatory filing or approval.

3. Termination. The obligations of the Stockholder hereunder shall terminate upon the earlier to occur of (i) six months after the termination of the Merger Agreement pursuant to Section 7.1 thereof and (ii) the Effective Time; provided, however, that if the Merger Agreement is terminated by the Company pursuant to
Section 7.1(b), (c) or (d) thereof (other than a termination pursuant to Section 7.1(d)(i) following receipt of a Superior Proposal if such Superior Proposal is received prior to November 30, 2001), or if the Merger Agreement is terminated by agreement of the parties pursuant to Section 7.1(a) thereof, then the obligations of the Stockholder hereunder shall terminate upon termination of the Merger Agreement.

4. Further Assurances. The Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

5. Successors, Assigns and Transferees Bound. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, that Parent may assign this Agreement or any of the rights, interests or obligations hereunder to an Affiliate of Parent. Any successor, assignee or transferee (including a successor, assignee or transferee as a result of the death of the Stockholder, such as an executor or heir) shall be bound by the terms hereof, and the Stockholder shall take any and all actions necessary to obtain the written confirmation from such successor, assignee or transferee that it is bound by the terms hereof.

6. Enforcement of this Agreement;  Submission to  Jurisdiction.

     (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, such remedy being in addition to any other remedy to which any party is entitled at law or in equity. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding and waives any objection based on forum non conveniens or any other objection to venue thereof.

     (b) Each of the parties hereto irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby to the non-exclusive jurisdiction of the Federal or state courts in the States of Alabama and Virginia, and each party waives any and all objections to jurisdiction that they may have under the laws of the United States or any such State.

7. Severability; Waiver; Entire Agreement. (a) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible. If the parties fail to so agree within 10 business days of such determination that any term or other provision is invalid, illegal or incapable of being enforced, such holding shall not affect the validity or enforceability of any other aspect hereof (or of such provision in another jurisdiction) and the parties agree and hereby request that the court or arbitrator(s) make such valid modifications to (or replacement of, if necessary) the invalid provision as are necessary and reasonable to most closely approximate the parties' intent as evidenced hereby as a whole.

     (b) Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party; provided, that the Stockholder acknowledges and agrees that only the President of Parent shall be able to bind Parent hereunder with respect to any extension or waiver of the agreements, obligations, terms or conditions of this Agreement. No failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of that party's right to demand exact compliance with the terms hereof. Any waiver shall not obligate that party to agree to any further or subsequent waiver or affect the validity of the provision relating to any such waiver.

     (c) This Agreement is an integrated document and contains the sole and entire agreement and understanding between the parties as to the matters contained herein, and except as expressly provided herein, fully supersedes and merges any and all prior and contemporaneous agreements, understandings, proposals, negotiations, arrangements, representations, courses of dealing and/or discussions, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

8. Amendment. This Agreement may be modified or amended only by means of a written instrument executed and delivered by both the Stockholder and Parent. No modification or amendment of this Agreement or of any provision of this Agreement shall be valid or enforceable unless in writing duly executed by each of the parties hereto; provided, that the Stockholder acknowledges and agrees that only the President of Parent shall be able to bind Parent hereunder with respect to any modification or amendment of this Agreement.

9. Governing Law. Except to the extent that the laws of the State of Delaware are mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

10. Notice. All notices, consents, approvals, requests and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)               if to Parent, to:


                     GE Fanuc Automation North America, Inc.
                                    2500 Austin Drive
                                    Charlottesville, VA  22911
                                    Attention: President
                                    Facsimile No.:  804-978-5320

                                    with copies to:

                     GE Fanuc Automation North America, Inc.
                                    2500 Austin Drive
                                    Charlottesville, VA  22911
                                    Attention:  General Counsel
                                    Facsimile No.:  804-978-5997

                                       and

                                    Sidley Austin Brown & Wood
                                    Bank One Plaza
                                    10 South Dearborn Street
                                    Chicago, Illinois  60603
                                    Attention:  Brian J. Fahrney
                                    Facsimile No.:  312-853-7036

(b)               if to the Stockholder to:

                                    =======================
                                    -----------------------
                                    Attention:  ______________
                                    Facsimile No.:  ___________

                                            with a copy to:

                                    Lanier Ford Shaver & Payne P.C.
                                    200 West Side Square, Suite 500
                                    Huntsville, Alabama  35804
                                    Attention:  John R. Wynn
                                    Facsimile No.:  256-533-9322

11. Capitalized Terms. Capitalized terms used in this Agreement that are not defined herein shall have such meanings as set forth in the Merger Agreement.

12. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The captions and headings contained in this Agreement are solely for convenience of reference and shall not be used to interpret or construe this Agreement. Any references in this Agreement to "herein," "hereto," "herewith" or "hereunder" shall be to this Agreement as a whole. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Each of the parties hereto has participated in the negotiation and review of this Agreement and no provision of this Agreement shall be construed more strictly against either party. All remedies hereunder are cumulative, except as otherwise provided in this Agreement.

13. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.



                                 * * * * * * *

                  IN WITNESS WHEREOF, Parent and the Stockholder have caused this Agreement to be executed as of the date first written above.



                              -------------------------
                              Name:

                              Number of shares of Company Common Stock owned on the date hereof: _____________




                             GE Fanuc Automation North America, Inc.


                                                     By: _____________________
                                                              Name:
                                                              Title:

                                   EXHIBIT B


                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT, dated as of July 3, 2001 (the "Effective Date"), between VMIC, Inc., a Delaware corporation, with an address at 12090 S. Memorial Parkway, Huntsville, Alabama 35803-3308 ("Company"), and Carroll Williams, residing at 5008 Sunset Bluff, Huntsville, Alabama 35803 ("Employee").


                                    RECITALS

     WHEREAS, GE Fanuc Automation North America, Inc., a Delaware corporation ("GE Fanuc"), Shandy Merger Corp., a Delaware corporation ("Merger Corp."), and Company have entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Merger Corp. will merge with and into Company, and Company will become a wholly owned subsidiary of GE Fanuc (the "Merger");

     WHEREAS, Employee is a key employee of Company and Company desires to provide an incentive to Employee to continue to serve Company following the Effective Time of the Merger, as defined in the Merger Agreement, while taking appropriate measures to protect relevant intellectual property, trade secrets and other valuable information;

     WHEREAS, Employee is entering into this Agreement as a material inducement to GE Fanuc to enter into the Merger Agreement; and

     WHEREAS, Employee has carefully reviewed and understands this Agreement and has consulted with whatever advisors and/or attorneys that Employee desires;

                  NOW, THEREFORE, in consideration of the mutual covenants herein, the parties hereby agree:

     1. Employment; Employment Period. Company hereby agrees to employ Employee and Employee hereby agrees to be employed by Company upon the terms and subject to the conditions contained in this Agreement. The term of employment of Employee by Company pursuant to this Agreement (the "Employment Period") shall commence at the Effective Time and shall end on the second (2nd) annual anniversary of the Effective Time, unless earlier terminated pursuant to Section 4 hereof.

     2. Position and Duties; Responsibilities. (a) Position and Duties. Company shall employ Employee during the Employment Period. Employee shall have the title of Chief Executive Officer and shall be elected to the Board of Directors of Company (the "Board"). During the Employment Period, Employee shall perform faithfully and loyally and to the best of Employee's abilities the duties assigned to Employee hereunder and shall devote Employee's full business time, attention and effort to the affairs of Company and its Affiliates (the "Companies") and shall use Employee's reasonable best efforts to promote the interests of the Companies. Employee may engage in charitable, civic or community activities and, with the prior approval of the Board, may serve as a director of any other business corporation, provided that such activities or service (i) are permitted under the policies and procedures of the Companies and (ii) do not interfere with Employee's duties hereunder or violate the terms of any of the covenants contained in Sections 6 or 7 hereof.

     3.   Compensation.

     (a) Base Salary. During the Employment Period, Company shall pay to Employee a base salary at the rate of $275,000 per annum ("Base Salary"), payable in accordance with Company's executive payroll policy in effect from time to time. Such Base Salary shall be reviewed annually, and shall be subject to such annual increases, if any, as determined by the President of GE Fanuc in his or her sole discretion.

     (b) Annual Bonus. Employee shall be eligible for an annual performance bonus of up to $75,000 and not less than $50,000, as determined in the sole discretion of the President of GE Fanuc; provided that Employee works for Company for the full calendar year ("Annual Bonus"). If Employee's employment with the Companies terminates upon the expiration of the Employment Period and Company is on plan to meet its objectives for the calendar year, then a pro rata Annual Bonus shall be paid to Employee for such partial calendar year. The timing and method of the payment, if any, of the Annual Bonus shall be in accordance with Company's then standard practices.

     (c) Option Grant. As soon as administratively practicable after the Effective Time, Employee will receive a grant of 3,500 nonqualified stock options, each of which will entitle Employee to purchase one share of General Electric Company ("GE") common stock, par value $0.06 per share, at a price per share equal to the fair market value of GE common stock as of the date of grant, in accordance with the terms of this Agreement, the GE 1990 Long Term Incentive Plan (the "GE LTIP") and such other terms prescribed by the Committee, as defined in the GE LTIP. This option grant is subject to approval by the Committee.

     (d) Other Benefits. During the Employment Period, Employee shall be considered an Executive Band employee of GE Fanuc and, as such, shall be entitled to core GE employee benefits ("Employee Benefits"). Employee shall be entitled to take time off for vacation or illness in accordance with Company's policy for executives and to receive all other fringe benefits as are from time to time made generally available to executives of

          Company. Employee shall receive credit for his service with Company for purposes of commencing participation, vesting and accrual of benefits under each applicable employee benefit plan maintained by GE Fanuc or GE in which Employee becomes eligible to participate, except that Employee shall not receive credit for such service (i) to the extent such service would not have been taken into account had it been with GE Fanuc or GE, as the case may be, or (ii) for purposes of calculating Employee's accrued benefit under any defined benefit pension plan or for any other purpose under any plan that would not, by its terms or applicable law, permit such service to be credited.

     (e) Expense Reimbursement. During the Employment Period, Company shall reimburse Employee, in accordance with Company's policies and procedures, for all proper expenses incurred by Employee in the performance of Employee's duties hereunder.

     (f) Purchase of Company Car. Employee shall, at his sole option, be permitted to purchase the Company-owned automobile used by Employee for Company-related travel, by delivering to Company a cash payment in the amount of $20,000, plus the amount of any taxes required by law to be withheld with respect to the transfer of such automobile to Employee.

4.       Termination of Employment.

     (a) Death. Upon the death of Employee, all obligations of Company under this Agreement shall cease immediately, except that Employee's heirs, executors or administrators, as the case may be, shall be entitled to:

     (i) accrued Base Salary and vacation pay through and including Employee's date of death;

     (ii) a pro rata  Annual  Bonus,  based on the  maximum  amount set forth in
          Section 3(b) if Employee's death occurs during the first 12 months of the Employment Period, or based on the last Annual Bonus actually paid to Employee if Employee's death occurs thereafter, for the portion of the bonus period ending on Employee's date of death, payable at the time that other senior executives of Company are paid their annual performance bonuses; and

     (iii)other Employee Benefits to which Employee was entitled on the date of death in accordance with the terms of the plans and programs of Company, GE Fanuc or GE, as the case may be.

     (b) Disability. Company may, at its option, terminate Employee's employment under this Agreement upon written notice to Employee if Employee is unable to render services to Company for a period of ninety (90) consecutive days due to physical or mental incapacity as certified by a medical doctor reasonably satisfactory to both Employee and Company ("Disability"). Upon such termination, all obligations of Company hereunder shall cease immediately, except that Employee shall be entitled to:

     (i) accrued Base Salary and vacation pay through and including the effective date of Employee's termination of employment;

     (ii) a pro rata  Annual  Bonus,  based on the  maximum  amount set forth in
          Section 3(b) if Employee's employment terminates during the first 12 months of the Employment Period, or based on the last Annual Bonus actually paid to

          Employee if Employee's employment terminates thereafter, for the portion of the bonus period ending on the effective date of Employee's termination of employment, payable at the time that other senior executives of Company are paid their annual performance bonuses; and

     (iii)other Employee Benefits to which Employee is entitled upon termination of employment arising from a Disability in accordance with the terms of the plans and programs of Company, GE Fanuc or GE, as the case may be.

     (c) Cause. Company may, at its option, terminate Employee's employment under this Agreement for Cause (as hereinafter defined) upon written notice to Employee; provided that if the circumstances giving rise to such termination for Cause can reasonably be cured by Employee, such termination for Cause shall be effective only if the Chairperson of the Board provides written notice to Employee describing such circumstances and Employee does not cure such circumstances to the satisfaction of the Chairperson of the Board within 30 days after such notice is received (the "Cure Period"). As used in this Agreement, the term "Cause" shall mean conviction of a criminal offense, theft, fraud, breach of trust, failure to comply with directives, policies or procedures of the Companies in effect from time to time (including as set forth in the booklet, "The Spirit and Letter"), Employee's failure to perform properly any services reasonably assigned to Employee and reasonably within the scope of Employee's employment position and/or Employee not successfully completing any Performance Improvement Plan
          (PIP) of 30 days' duration or more (following which Employee shall not be entitled to any additional Cure Period). The exercise of the right of Company to terminate Employee's employment pursuant to this Section 4(c) shall not abrogate the rights or remedies of Company in respect of the breach giving rise to such termination. If Company terminates Employee's employment for Cause, all obligations of Company hereunder shall cease, except that Employee shall be entitled to: (i) accrued Base Salary and vacation pay through and including the effective date of Employee's termination of employment; and (ii) other Employee Benefits to which Employee is entitled upon termination of employment in accordance with the terms of the plans and programs of Company, GE Fanuc or GE, as the case may be. (d) Termination Without Cause. Company may, at its option, terminate Employee's employment under this Agreement upon written notice to Employee for a reason other than a reason set forth in Section 4(a), 4(b) or 4(c). If Company terminates Employee's employment for any such reason, all obligations of Company hereunder shall cease immediately, except that Employee shall be entitled to: (i) the payments and benefits specified in Sections 4(c)(i) and 4(c)(ii) hereof; (ii) the continued payment of amounts equal to the Base Salary which otherwise would have been payable hereunder had Employee's employment with Company continued through the remainder of the Employment Period; and (iii) a pro rata Annual Bonus, based on the maximum amount set forth in Section 3(b) if Employee's employment terminates during the first 12 months of the Employment Period, or based on the last Annual Bonus actually paid to Employee if Employee's employment terminates thereafter, for the portion of the bonus period ending on the effective date of Employee's termination of employment, payable at the time that other senior executives of Company are paid their annual performance bonuses.

          (e) Termination by Employee. Employee may, at his option, terminate employment under this Agreement upon written notice to Company for one or more of the following reasons:

          (i) While Lorrie Norrington is serving as President of GE Fanuc, Employee's reporting responsibility is changed from the President of GE Fanuc to another GE Fanuc employee, GE employee or consultant of less seniority, without Employee's approval; provided, however, that a change in reporting responsibilities associated with a reorganization of GE Fanuc (of applicability beyond just Employee) or following an acquisition by GE Fanuc (or one of its direct or indirect subsidiaries) of a controlling interest in a Person with sales in excess of that of the Company for its fiscal year ended September 30, 2000, shall not constitute a reason to terminate employment under this Section 4(e) as long as Employee is consulted regarding such change;

          (ii) Employee's Base Salary is reduced to a amount less than the amount set forth in Section 3(a);

          (iii)Against the written objection of Employee, the primary place of Employee's employment is moved to more than 25 miles from Huntsville, Alabama or Employee is required to change his principal residence or perform substantial day-to-day duties in other locations that would require extensive time away from Huntsville, Alabama; provided that Employee's normal travel duties reasonably necessary to drive sales growth and to satisfy his employment duties shall not constitute a reason to terminate employment under this Section 4(e);

          (iv) Employee's title as Chief Executive Officer is diminished, he is removed from the Board and/or his responsibilities are substantially diminished below those of a Profit and Loss (P&L) leader of GE Fanuc, and such diminution or removal is not cured by Company within 30 days after Employee provides Company with written notice of his objections to such change in title, change in responsibilities and/or removal from the Board; or

          (v) Substantially all of the assets of Company are sold or transferred or Company merges with another company or entity and, in each case, with neither GE nor GE Fanuc continuing to own, directly or indirectly, a controlling interest (50% of the voting interest) in Company; provided that in each case Employee shall exercise his option to terminate his employment within 45 days of becoming aware of the situation giving rise to such termination right. If Employee terminates his employment under this Section 4(e), all obligations of Company hereunder shall cease immediately, except that Employee shall be entitled to the payments and benefits to the extent specified in Section 4(d)(i) through (iii) hereof.

(f) Payments in Lieu of Other Severance Rights. The severance payments provided hereunder shall be made in lieu of any other severance payments under any severance agreement, plan, program or arrangement of the Companies applicable to Employee; provided that the sum of such payments shall not be less than the amount that otherwise would have been payable to Employee under Company's severance policy, if any.

(g) Payments Contingent on Final Release. Notwithstanding anything to the contrary, no amount shall be payable to Employee (or Employee's executor or other legal representative in the case of Employee's death or Disability) pursuant to Section 4, other than (i) accrued Base Salary and vacation pay through and including Employee's date of termination or death and (ii) other Employee Benefits to which Employee is entitled upon termination of employment in accordance with the terms of the plans and programs of Company, GE Fanuc or GE, as the case may be, unless and until thirty (30) days after Employee (or Employee's executor or other legal representative in the case of Employee's death or Disability) executes and delivers to Company, in accordance with Section 11(c), a general release prescribed by Company, substantially in the form of Exhibit A attached hereto (the "Final Release"), provided such Final Release is executed and delivered to Company within twenty-two (22) days of Employee's cessation of employment, or within forty-five (45) days in the event of Employee's death or Disability. Whether Employee's employment is terminated with Cause or without Cause, in no event shall the Companies be required to pay Employee damages on account of an alleged breach of this Agreement (which shall not include any noncontractual claims, such as statutory discrimination claims) in excess of the consideration set forth in Section 4(d).

     5. Federal and State Withholding. Company shall deduct from the amounts payable to Employee pursuant to this Agreement the amount of all required federal, state and local withholding taxes in accordance with Employee's Form W-4 on file with Company, and all applicable federal employment taxes. Employee shall be solely responsible for all other taxes associated with the amounts payable under this Agreement, except for the employer portion of any employment taxes as required under applicable law.

6.       Confidentiality.

(a) Employee shall keep strictly confidential and not disclose the terms and conditions hereof to anyone except to the limited extent otherwise compelled by law to do so or necessary to enforce Employee's rights hereunder or to the extent necessary for Employee to be advised regarding his tax consequences, rights and/or obligations under this Agreement, provided the person providing such advice agrees to comply with the confidentiality requirements of this Section 6. If any third party requests or demands, by subpoena or otherwise, that Employee disclose this Agreement, any terms or conditions hereof, or any Confidential Information, Employee shall immediately notify Company and shall give Company an opportunity to respond to such notice before disclosing any such information and shall reasonably cooperate with any actions by the Companies to keep such information confidential. Employee specifically agrees not to waive Employee's attorneyclient privilege with respect to any matter related hereto.

(b) Employee shall enter into the Employee Innovation, Confidential Information and Proprietary Information Agreement attached hereto as Exhibit B (the "Employee Innovation Agreement"), which shall remain in effect in accordance with its terms. Employee acknowledges that in the course of Employee's employment with Company, Employee has acquired or hereafter will acquire certain confidential, proprietary and/or privileged information and trade secrets (whether in tangible, intangible and/or electronic form) concerning the operations and/or activities of the Companies, including the personnel,
                                                         6
     technology, future plans, products, suppliers, methods of doing business, concepts, techniques, ideas, inventions, innovations, processes, systems, devices, charts, manuals, price lists, payroll, administrative methods and information and improvements thereto; the names and identities of customers, lenders, purchasers and suppliers; the names, addresses, telephone numbers, qualifications, education, accomplishments, experience and resumes of persons who have applied or been recruited or hired for permanent and temporary jobs, job order specifications and the particular characteristics and requirements of persons generally hired by the Companies; and/or other nonpublic information or materials (collectively, "Confidential Information"). Employee agrees that it would be damaging to the Companies if the Confidential Information were disclosed or made available to, or used by, any third party. Employee understands that the Confidential Information has been or will be divulged to Employee in confidence and/or has been or will be gained as a result of Employee's connection with the Companies. Employee agrees (i) to keep the Confidential Information confidential (except to the extent the Confidential Information becomes generally available in the public domain without a breach hereof or other confidentiality obligation), unless Employee is compelled by law to disclose such information as provided herein), (ii) not to use the Confidential Information for Employee's own benefit or for the benefit of any third party (but this clause (ii) shall not prevent Employee from using his general skills and experience learned over his career for the benefit of a third party, provided Employee does not disclose any Confidential Information in doing so), and (iii) not to use the Confidential Information in any manner which may injure or cause loss either directly or indirectly to the Companies.

(c) Employee agrees and warrants that Employee will immediately return to Company all such Confidential Information and other Company property in Employee's possession, custody or control at the conclusion of Employee's employment with Company. Employee agrees to reasonably assist and cooperate with the Companies and/or their agents, officers, directors and employees
     (i) on matters relating to the tasks for which Employee was responsible, or about which Employee had knowledge, before cessation of employment or which may otherwise be within the knowledge of Employee, and (ii) exclusively in connection with any existing or future disputes, litigation or investigations of any nature brought by, against, or otherwise involving the Companies in which Company deems Employee's cooperation necessary.
     Company will reimburse Employee for reasonable out of pocket expenses incurred in connection therewith, in accordance with Company policy. Nothing in this Section 6 shall prevent Employee from communicating with or participating in any government investigation to the extent required by law.

(d) Any discovery, invention, process or improvement in procedure made or discovered by Employee (whether alone or jointly with others) while in the service of the Companies in connection with or in any way involving or relating to the businesses of the Companies or capable of being used by them shall forthwith be disclosed to the management of Company and shall belong to and be the absolute property of Company or such transferee as Company may nominate for the purpose. Employee, if and whenever required so to do (whether during or after the termination of his employment hereunder), shall at the expense of Company apply for or join in applying for letters patent or other protection in any part of the world for any discovery, invention, process or improvement as aforesaid and execute and do all instruments and things necessary for vesting the said letters patent or other protection when obtained and all right, title and interest to and in the same in Company (or its nominee) absolutely and as sole beneficial owner or in such other Person as may be required. Employee hereby irrevocably appoints Company to be Employee's attorney in fact to execute and do any such instruments or things and generally to use Employee's name for the purpose of giving to Company or its nominees the full benefit of this provision.

(e) To the extent that any provisions of the Employee Innovation Agreement are inconsistent with this Section 6, the terms of this Section 6 shall govern and control.

7. Conflicts of Interest, Covenant Not to Compete and Non-Disparagement, etc.

(a) Employee agrees that, for a period starting on the Effective Date and ending twenty-four (24) consecutive months immediately following Employee's last date of employment with, or service to, Company or GE Fanuc or any of their respective direct or indirect subsidiaries (the "Non-compete Period"), Employee will not directly or indirectly (including as an employee, consultant, officer, director, agent, principal, shareholder or owner) engage in any activity in North America that competes with the business conducted by Company, its direct and indirect subsidiaries, GE Fanuc and/or its direct and indirect subsidiaries, during Employee's employment with or service to Company; provided that ownership of less than five (5%) of the shares of a publicly traded company shall not, by itself, violate this provision. Employee acknowledges that the scope, area and time limits set forth above are reasonable and properly required to protect adequately Company's legitimate business interests. Employee further acknowledges that (i) Employee's knowledge, experience and capabilities are such that Employee can obtain employment in business activities which are of a non-competing nature than those performed by GE Fanuc and its subsidiaries or in a geographic area outside the non-competition area and
     (ii) the enforcement of a remedy hereunder by way of injunction will not prevent Employee from earning a reasonable livelihood. Employee further acknowledges that enforcement of these provisions is not contrary to the public health, safety, policy or welfare.

(b)(i)Employee agrees that during the Non-compete  Period,  Employee will not in any capacity, whether on Employee's own behalf or on behalf of any other Person, directly or indirectly (including as an employee, consultant, officer, director, agent, principal, shareholder or owner) solicit, interfere with, or endeavor to entice away from Company, GE Fanuc or any of their respective direct or indirect subsidiaries, any Person who has been an employee, contract worker or consultant thereof within the immediately preceding 12-month period or any Person who has been a customer, affirmatively pursued prospective customer, supplier, business partner, licensor or licensee during any portion of the twelve months before the termination of Employee's service, or otherwise attempt to encourage any of them to adversely change, or terminate, his/her/its relationship with Company, GE Fanuc or any of their respective direct or indirect subsidiaries; provided, however, that general solicitations in media outlets shall not be considered improper solicitations under this Section 7(b).

(ii) Employee agrees that during the Non-compete Period, Employee shall not be personally involved or connected in any capacity, whether on Employee's own behalf or on behalf of any other Person, directly or indirectly (including as an employee, consultant, officer, director, agent, principal, shareholder or owner), in hiring any Person who has been an employee, contract worker or consultant of Company, GE Fanuc or any of their direct or indirect subsidiaries during any portion of the twelve months before the date of hire.

(c) Except as otherwise required by applicable law, Employee agrees not to make, or cause to be made, any oral or written statement, or take any other action, which disparages, criticises, damages the reputation of, or is inimical to, the Companies or their administrations, employees, managements, officers, shareholders, agents and/or directors. In the event that Employee violates this provision, including making statements to the media, it will be considered a material breach hereof. The Non-compete Period shall be extended for any period during which Employee is in breach of this Section 7.

8. Arbitration.

                  (a) Any dispute or controversy arising under or in connection herewith (including (i) any claim arising out of or in connection with Employee's employment and/or any termination of Employee's employment (but excluding claims for Equitable Relief) and (ii) any claim relating to the arbitrability hereof), shall be settled exclusively by binding arbitration in Huntsville, Alabama in accordance with the Alternate Dispute Resolution Policy and ADR Policy Agreement, as set forth in Exhibit C attached hereto, which Employee hereby adopts and by which Employee agrees to be bound as a 'new' employee thereunder. Judgement may be entered on the arbitrator's award in any court having jurisdiction.

                  (b) In view of the nature of Employee's employment, Employee agrees that any violation, or threatened violation, of Section 6 or 7 hereof will give rise to substantial, irreparable and continuing injury to the Companies which is not adequately compensable in monetary damages or at law and that, therefore, Company shall be entitled to specific performance and injunctive relief, including an injunction prohibiting Employee from any violation or threatened violation hereof (collectively, "Equitable Relief"). This right shall be in addition to and not by way of limitation of any other legal or equitable remedies to which the Companies may be entitled, including the right of Company to (a) seek recovery of any and all consideration paid (and stop payment of any future consideration) to Employee hereunder in the event Employee breaches this Agreement and (b) a constructive trust on any proceeds earned by Employee from any activities which are in violation hereof.
                  (c) The parties agree that the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation reasonable attorneys' fees.

9.  Employee Covenants, Representations and Warranties.

                  (a) Except as otherwise agreed upon by Employee and the President of GE Fanuc, Employee shall, unless prevented by illness, devote the whole of Employee's business time and attention to Employee's duties hereunder, and shall well, faithfully and loyally serve, and use Employee's best efforts to promote the interests of, the Companies, and shall not knowingly do, or omit to do, or permit or suffer anything to be done or omitted, to the prejudice, loss or injury of the Companies.

                  (b) Employee represents and warrants that Employee is not a party to any agreement or obligation that conflicts with Employee's fully performing this Agreement. Employee further represents that Employee is of sound body and mind.

                  (c) Employee shall at all times during Employee's employment with Company comply with all of the integrity policies and procedures of the Companies in effect from time to time, including those in the Integrity, the Spirit and Letter of our Commitment booklet, receipt of which Employee acknowledges.

                  (d) Employee agrees to execute, deliver and perform, and cause to be executed, delivered and performed, at any time, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to carry out the provisions and intent hereof.

                  (e) Employee represents and warrants that Employee has not relied on any representation, warranty arrangement, understanding or agreement (whether written or oral) not expressly set out herein.

10.      Initial Release.
                  (a) Employee and Employee's heirs, assigns, successors, personal and legal representatives, and agents hereby unconditionally, knowingly and voluntarily release, waive, and forever discharge the Companies and their owners, predecessors, successors, divisions, directors, officers, employees, shareholders, representatives, agents, attorneys, and all persons acting by, through, under, or in concert with any of them (the "Released Persons") from each and every claim, complaint, action, liability, charge, promise, agreement, obligation, loss, cost, expense, suit, damage, demand, dispute or right of any sort or nature whatsoever, at law or in equity, other than those relating to the Merger Agreement or actions or inactions of directors or stockholders of the Company prior to the Effective Time (but including those against the Companies, even to the extent they relate to the actions or inactions of such directors or stockholders of Company) (collectively, "Claims"), whether or not known, suspected, ripe, accrued or mature, to the extent arising out of or related to any and all acts, omissions, events, circumstances, or facts existing or occurring on or before the date of this release and related to the Companies (the "Initial Release"). The foregoing release includes, but is not limited to, any Claim relating to Employee's employment relationship (including termination thereof), discrimination on the basis of race, sex, religion, marital status, sexual orientation, national origin, handicap or disability, age (including those under the ADEA), veteran status, special disabled veteran status, or citizenship status; any other Claim based on a statutory prohibition; any Claim arising out of or related to an express or implied employment contract, any other contract affecting terms and conditions of employment, or a covenant of good faith and fair dealing; any tort or contract Claims; and any personal gain with respect to any Claim arising under the qui tam provisions of the False Claims Act, 31 U.S.C. 3730; provided that the foregoing release does not include Claims by the Employee to enforce his rights under the Agreement.

                  (b) Employee represents that Employee has carefully read this Initial Release and understands that the foregoing releases Claims under the Age Discrimination in Employment Act of 1967, as amended, and that Employee understands that he is not releasing any Claims to the extent arising after the date of this Initial Release.

                  (c) Employee further agrees never to commence any action (including a charge, proceeding or law suit) against the Released Persons or cause the Released Persons to be sued or charged regarding any matter within the scope of this Initial Release. If Employee violates this Initial Release, Employee agrees to pay any and all damages incurred by the Released Persons to the maximum extent permitted under applicable law.

11.      Miscellaneous.


                  (a) No waiver, modification or amendment (collectively, a "Change") hereof or of any provision herein contained shall be valid or enforceable unless in writing and duly executed by the party charged therewith (as to a waiver) or by Employee and the President of GE Fanuc (as to any other Changes). Employee acknowledges and agrees that only the President of GE Fanuc shall be able to bind Company hereunder whether as to any Change (including as to any waiver or otherwise). All parties have participated in the negotiation and review hereof and no provision hereof shall be construed more strictly against either party. This Agreement may be executed in counterparts, and a signature received by facsimile shall be deemed an original.

                  (b) Except as expressly provided herein, this agreement, including the exhibits hereto (collectively, the "Agreement"), is an integrated document and contains the sole and entire agreement and understanding between the parties as to the matters contained herein, and, except as expressly provided herein, fully supersedes and merges any and all prior and contemporaneous agreements, understandings, proposals, negotiations, arrangements, representations, industry usages, courses of dealing and/or discussions between the parties hereto pertaining to the subject matter hereof. The Recitals hereto are hereby incorporated herein by reference. Any references herein to "herein", "hereto", "hereof", "herewith" or "hereunder" shall be to this Agreement as a whole. The use of "including" herein shall mean "including, without limitation". "Affiliate" shall mean (i) any Person which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with Company and (ii) any Person who is a director or officer of the Companies. "Control" shall mean the power, direct or indirect, to (i) vote 25% or more of the securities having ordinary voting power for the election of directors or (ii) direct, or cause the direction of, the management and policies of a company or other entity, whether by contract, office or otherwise. "Person" shall mean any individual, company, agency, partnership, corporation or other entity. Employee agrees to indemnify and hold each and all of the Companies harmless from and against any inaccuracy, breach or violation of any term, representation, warranty, covenant or provision hereof made by Employee.

                  (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal and personal representatives. Employee may not assign this Agreement and any such assignment shall be null and void. Company may assign it to an Affiliate. All remedies hereunder are cumulative, except as otherwise provided herein. All communications, notices and disclosures pursuant hereto to be provided by Employee to Company shall be in writing and given to Company, c/o Senior Vice President and General Counsel, GE Fanuc, Route 29 North & Route 606, Charlottesville, VA 22911. Notices to Employee may be sent to Employee's address first given above. The headings and captions herein are solely for convenience of reference and shall not be used to interpret or construe this Agreement.

                  (d) In Section 7 hereof, the parties intend to provide the Companies the maximum protection possible in the geographic area in which Company does business. The parties, however, do not intend to include a provision that contravenes the public policy of any state. Therefore, the court, arbitrator or agency, as the case may be, shall construe and enforce the provisions hereof to the maximum extent it deems reasonable. Nevertheless, if any provision hereof is held unlawful, against public policy or otherwise declared void, such provision shall not be deemed part hereof, which otherwise shall remain in full force and effect. The invalidity or unenforceability of a particular provision hereof or portion thereof shall not affect the other provisions or portions, which shall remain fully valid and enforceable as if such invalid or unenforceable provision or portion was omitted. The court, arbitrator or agency, as the case may be, shall replace such invalid or unenforceable provision or portion with such other provision as shall most closely approximate the intent of the parties as evidenced hereby as a whole. However, the parties agree that if Employee (whether through counsel or otherwise), directly or knowingly permits or causes other(s) on Employee's behalf to, plead, allege, claim, argue, assert or intimate that any part of Sections 6 and 7 is unenforceable, void and/or illegal for any reason, Company at its sole option shall have the right to declare this Agreement void and terminated and shall, to the maximum extent permitted under applicable law, be entitled to recover from Employee any and all of the damages incurred by the Companies in connection therewith.

                  (e) No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by any party with its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of that party's right to demand exact compliance with the terms hereof. Any waiver shall not obligate that party to agree to any further or subsequent waiver or affect the validity of the provision relating to any such waiver.

                  (f) This Agreement, all performance hereunder, any disputes relating to Employee's employment and all arbitrations, suits and proceedings hereunder shall be governed by, and construed in accordance with, the internal laws of the State of Alabama, without regard to its conflicts of laws principles. To the extent any actions, suits and proceedings in connection herewith are permitted under Section 8, they may be brought in a court of competent jurisdiction within the State of Alabama; provided that the Companies may, at their sole election, bring any such action, suit or proceeding in any court of competent jurisdiction (including that in which Employee is then located). Employee hereby irrevocably submits to the personal jurisdiction of such courts and agrees that Employee shall not object to such fora and venues (including as to convenience). In the event of any arbitration proceeding pursuant to Section 8, or any action, suit or proceeding in connection herewith permitted by Section 8, in either case based upon a claim by Employee for breach of any covenant or agreement by Company hereunder, the maximum recovery to which Employee shall be entitled, as liquidated damages, shall be equal to the sum of the amounts specified in Section 4(d).

                  (g) Employee understands that Employee has a period of 21 days to review and consider the Initial Release set forth in Section 10 and the Final Release (each, a "Release" and together, the "Releases") and to consult with an attorney and other advisors of Employee's choice before signing them.

                  (h) If Employee is 40 years of age or older when a Release is signed, Employee may, within seven (7) days of Employee signing the Release, revoke (i) those portions of the Release (once signed) relating to releasing claims for age discrimination (such as claims under the Age Discrimination in Employment Act of 1967, as amended) and
         (ii) only to the limited extent otherwise required by applicable law, any other portion of such Release. Revocation shall be made by delivering a written notice of revocation to Company c/o the Senior Vice President and General Counsel of GE Fanuc at the address specified herein. For this revocation to be effective, written notice must be received no later than midnight on the seventh day after Employee signs the Release. If Employee exercises Employee's right of revocation, Company, at its sole option exercised in its sole discretion, may terminate and void this Agreement and, whether or not Company exercises such right of termination, Company may, at its sole option exercised in its sole discretion, require Employee to forfeit and not receive any or all monies payable hereunder after Employee's revocation and any or all of the benefits described herein.

                  (i) Employee further represents, warrants and agrees as follows: (i) Employee fully understands Employee's right to review all aspects hereof with Employee's attorney or any other advisor and Employee has had adequate time and opportunity to do so; (ii) Employee has carefully read and fully understands all of the provisions hereof;
         (iii) Employee is voluntarily entering into this Agreement and has not been forced, pressured or coerced in any way into signing it; and (iv) Employee is not relying on any written or oral representations or statements by the Companies or any of their officers, directors, employees or agents that are not contained herein.

                  (j) Should Company request the assistance of Employee following termination of his employment with Company for consulting services, including, without limitation, for the purpose of obtaining or defending its intellectual property rights, then, to the extent such services exceed 15 hours in the aggregate, Company shall compensate Employee at an hourly rate calculated by dividing his final weekly Base Salary as an employee by 40, which amount shall be offset by any payments he is receiving under Section 4.

                  (k) This Agreement shall be effective at the Effective Time. In the event the Merger Agreement is terminated prior to the Effective Time, this Agreement shall terminate at the same time and thereafter be of no effect.

12. Disclosures. Employee is presently chairman of the board of a condominium association in Destin, Florida, and shall be entitled to continue in that role for so long as it does not adversely affect the Companies.

     IN WITNESS whereof this Agreement has been entered into as of the date and year first herein written:

VMIC, Inc.

By:                                Witness: ______________________
Name:
Title:
Date:

EMPLOYEE


                                 Witness: _______________________
Carroll Williams
Date:

                                    EXHIBIT A

                                  FINAL RELEASE

This Final Release given by Carroll Williams ("Employee") to VMIC, Inc. ("Company") for the benefit of the Persons released hereby, is executed in consideration for the covenants made by Company in an Employment Agreement, dated July 3, 2001 (the "Agreement").

         (a) Employee and Employee's heirs, assigns, successors, personal and legal representatives, and agents hereby unconditionally, knowingly and voluntarily release, waive, and forever discharge the Companies and their owners, predecessors, successors, divisions, directors, officers, employees, shareholders, representatives, agents, attorneys, and all persons acting by, through, under, or in concert with any of them (the "Released Persons") from each and every claim, complaint, action, liability, charge, promise, agreement, obligation, loss, cost, expense, suit, damage, demand, dispute or right of any sort or nature whatsoever, at law or in equity, other than those relating to the Merger Agreement or the actions or inactions of directors or stockholders of the Company prior to the Effective Time (but including those against the Companies, even to the extent they relate to the actions or inactions of such directors or stockholders of Company) (collectively, "Claims"), whether or not known, suspected, ripe, accrued or mature, to the extent arising out of or related to any and all acts, omissions, events, circumstances or facts existing or occurring on or before the date of this Final Release and related to the Companies; provided, however, that Employee may assert any counterclaims arising after the Effective Time against any Released Person who files, after the date of this Release, a claim or action against Employee. The foregoing release includes, but is not limited to, any Claim relating to Employee's employment relationship (including termination thereof), discrimination on the basis of race, sex, religion, marital status, sexual orientation, national origin, handicap or disability, age (including those under the ADEA), veteran status, special disabled veteran status, or citizenship status; any other Claim based on a statutory prohibition; any Claim arising out of or related to an express or implied employment contract, any other contract affecting terms and conditions of employment, or a covenant of good faith and fair dealing; any tort or contract Claims; and any personal gain with respect to any Claim arising under the qui tam provisions of the False Claims Act, 31 U.S.C. 3730; provided that the foregoing release does not include Claims by the Employee to enforce his/her rights under the Agreement.

         (b) Employee represents that Employee has carefully read this release and understands that the foregoing releases Claims under the Age Discrimination in Employment Act of 1967, as amended, and that Employee understands that he is not releasing any Claims to the extent arising after the date of this Final Release.

         (c) Employee further agrees never to commence any action (including a charge, proceeding or law suit) against the Released Persons or cause the Released Persons to be sued or charged regarding any matter within the scope of this Final Release. If Employee violates this Final Release, Employee agrees to pay any and all damages incurred by the Released Persons to the maximum extent permitted under applicable law. All terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement. Sections 6, 7, 8 and 11 of the Agreement are hereby incorporated herein by reference.

                                  EMPLOYEE

                                  -------------------------------
                                DATE: _________________________
WITNESS:

                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT, dated as of July 3, 2001 (the "Effective Date"), between VMIC, Inc., a Delaware corporation, with an address at 12090 S. Memorial Parkway, Huntsville, Alabama 35803-3308 ("Company"), and George T. Meares, residing at 10107 Brandywine Drive, Huntsville, Alabama 35803 ("Employee").


                                    RECITALS

     WHEREAS, GE Fanuc Automation North America, Inc., a Delaware corporation ("GE Fanuc"), Shandy Merger Corp., a Delaware corporation ("Merger Corp."), and Company have entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Merger Corp. will merge with and into Company, and Company will become a wholly owned subsidiary of GE Fanuc (the "Merger");

     WHEREAS, Employee is a key employee of Company and Company desires to provide an incentive to Employee to continue to serve Company following the Effective Time of the Merger, as defined in the Merger Agreement, while taking appropriate measures to protect relevant intellectual property, trade secrets and other valuable information;

     WHEREAS, Employee is entering into this Agreement as a material inducement to GE Fanuc to enter into the Merger Agreement; and

     WHEREAS, Employee has carefully reviewed and understands this Agreement and has consulted with whatever advisors and/or attorneys that Employee desires;

     NOW, THEREFORE, in consideration of the mutual covenants herein, the parties hereby agree:

1. Employment; Employment Period. Company hereby agrees to employ Employee and Employee hereby agrees to be employed by Company upon the terms and subject to the conditions contained in this Agreement. The term of employment of Employee by Company pursuant to this Agreement (the "Employment Period") shall commence at the Effective Time and shall end on the second (2nd) annual anniversary of the Effective Time, unless earlier terminated pursuant to Section 4 hereof.

2. Position and Duties; Responsibilities.
                  (a) Position and Duties. Company shall employ Employee during the Employment Period. Employee shall have the title of Vice-President of Research and Development. During the Employment Period, Employee shall perform faithfully and loyally and to the best of Employee's abilities the duties assigned to Employee hereunder and shall devote Employee's full business time, attention and effort to the affairs of Company and its Affiliates (the "Companies") and shall use Employee's reasonable best efforts to promote the interests of the Companies. Employee may engage in charitable, civic or community activities and, with the prior approval of the Board of Directors of Company (the "Board"), may serve as a director of any other business corporation, provided that such activities or service (i) are permitted under the policies and procedures of the Companies and (ii) do not interfere with Employee's duties hereunder or violate the terms of any of the covenants contained in Sections 6 or 7 hereof.

3.  Compensation.

                  (a) Base Salary. During the Employment Period, Company shall pay to Employee a base salary at the rate of $150,000 per annum ("Base Salary"), payable in accordance with Company's executive payroll policy in effect from time to time. Such Base Salary shall be reviewed annually, and shall be subject to such annual increases, if any, as approved by the Chairperson of the Board (with input and recommendations from the Chief Executive Officer of Company).
                  (b) Annual Bonus. Employee shall be eligible for an annual performance bonus as recommended by the Chief Executive Officer of Company and approved by the Chairperson of the Board; provided that Employee works for Company for the full calendar year ("Annual Bonus"). The timing and method of the payment, if any, of the Annual Bonus shall be in accordance with Company's then standard practices.
                  (c) Option Grant. As soon as administratively practicable after the Effective Time, Employee will receive a grant of 2,000 nonqualified stock options, each of which will entitle Employee to purchase one share of General Electric Company ("GE") common stock, par value $0.06 per share, at a price per share equal to the fair market value of GE common stock as of the date of grant, in accordance with the terms of this Agreement, the GE 1990 Long Term Incentive Plan (the "GE LTIP") and such other terms prescribed by the Committee, as defined in the GE LTIP. This option grant is subject to approval by the Committee.
                  (d) Other Benefits. During the Employment Period, Employee shall be entitled to participate in Company's employee benefit plans generally available to Vice Presidents of Company ("Employee Benefits"). Employee shall be entitled to take time off for vacation or illness in accordance with Company's policy for Vice Presidents and to receive all other fringe benefits as are from time to time made generally available to Vice Presidents of Company.

               (e) Expense Reimbursement. During the Employment Period, Company shall reimburse Employee, in accordance with Company's policies and procedures, for all proper expenses incurred by Employee in the performance of Employee's duties hereunder.

4.       Termination of Employment.

               (a) Death. Upon the death of Employee, all obligations of Company under this Agreement shall cease immediately, except that Employee's heirs, executors or administrators, as the case may be, shall be entitled to:

          (i) accrued Base Salary and vacation pay through and including Employee's date of death;

          (ii) a pro rata Annual Bonus, based on the amount determined under
               Section 3(b), for the portion of the bonus period ending on Employee's date of death, payable at the time that other senior executives of Company are paid their annual performance bonuses; and

          (iii)other Employee Benefits to which Employee was entitled on the date of death in accordance with the terms of the plans and programs of Company.

               (b) Disability. Company may, at its option, terminate Employee's employment under this Agreement upon written notice to Employee if Employee is unable to render services to Company for a period of ninety (90) consecutive days due to physical or mental incapacity as certified by a medical doctor reasonably satisfactory to both Employee and Company ("Disability"). Upon such termination, all obligations of Company hereunder shall cease immediately, except that Employee shall be entitled to:

          (i) accrued Base Salary and vacation pay through and including the effective date of Employee's termination of employment;

          (ii) a pro rata Annual Bonus, based on the amount determined under
               Section 3(b), for the portion of the bonus period ending on the effective date of Employee's termination of employment, payable at the time that other senior executives of Company are paid their annual performance bonuses; and

          (iii)other Employee Benefits to which Employee is entitled upon termination of employment arising from a Disability in accordance with the terms of the plans and programs of Company.

          (c) Cause. Company may, at its option, terminate Employee's employment under this Agreement for Cause (as hereinafter defined) upon written notice to Employee; provided that if the circumstances giving rise to such termination for Cause can reasonably be cured by Employee, such termination for Cause shall be effective only if the Chief Executive Officer of Company, as approved by the Chairperson of the Board, provides written notice to Employee describing such circumstances and Employee does not cure such circumstances to the satisfaction of the Chief Executive Officer, as approved by the Chairperson of the Board, within 30 days after such notice is received (the "Cure Period"). As used in this Agreement, the term "Cause" shall mean conviction of a criminal offense, theft, fraud, breach of trust, failure to comply with directives, policies or procedures of the Companies in effect from time to time (including as set forth in the booklet, "The Spirit and Letter"), Employee's failure to perform properly any services reasonably assigned to Employee and reasonably within the scope of Employee's employment position and/or Employee not successfully completing any
                                        3

     Performance Improvement Plan (PIP) of 30 days' duration or more (following which Employee shall not be entitled to any additional Cure Period). The exercise of the right of Company to terminate Employee's employment pursuant to this Section 4(c) shall not abrogate the rights or remedies of Company in respect of the breach giving rise to such termination. If Company terminates Employee's employment for Cause, all obligations of Company hereunder shall cease, except that Employee shall be entitled to:

          (i) accrued Base Salary and vacation pay through and including the effective date of Employee's termination of employment; and
          (ii) other Employee Benefits to which Employee is entitled upon termination of employment in accordance with the terms of the plans and programs of Company.

          (d) Termination Without Cause. Company may, at its option, terminate Employee's employment under this Agreement upon written notice to Employee for a reason other than a reason set forth in Section 4(a), 4(b) or 4(c). If Company terminates Employee's employment for any such reason, all obligations of Company hereunder shall cease immediately, except that Employee shall be entitled to: (i) the payments and benefits specified in Sections 4(c)(i) and 4(c)(ii) hereof; (ii) the continued payment of amounts equal to the Base Salary which otherwise would have been payable hereunder had Employee's employment with Company continued through the remainder of the Employment Period; and (iii) a pro rata Annual Bonus, based on the amount determined under Section 3(b), for the portion of the bonus period ending on the effective date of Employee's termination of employment, payable at the time that other senior executives of Company are paid their annual performance bonuses.

          (e) Termination by Employee. Employee may, at his option, terminate employment under this Agreement upon written notice to Company for one or more of the following reasons: (i) Employee's reporting responsibility is changed from the Chief Executive Officer of Company to another employee of Company of less seniority, the duties of Employee are substantially diminished below those customarily associated with the office set forth in
     Section 2(a) of this Agreement or Employee's Base Salary is reduced without Employee's consent, in any case for a reason other than (A) Employee's failure to perform at the level expected by the Companies with respect to an employee holding such office, (B) Employee's failure to comply with the directives, policies or procedures of the Companies, or (C) for Cause, and Company does not cure such change in reporting responsibility, diminution in duties or reduction in Base Salary within two weeks after receiving written notice thereof from Employee; or (ii) Against the written objection of Employee, the primary place of Employee's employment is moved, or Employee is required to relocate, to more than 25 miles from Huntsville, Alabama. Employee's normal travel duties reasonably necessary to satisfy his employment duties shall not constitute a reason to terminate employment under this Section 4(e);
                                        4
     provided that in each case Employee shall exercise his option to terminate his employment within 45 days of becoming aware of the situation giving rise to such termination right. If Employee terminates his employment under this Section 4(e), all obligations of Company hereunder shall cease immediately, except that Employee shall be entitled to the payments and benefits to the extent specified in Section 4(d)(i) through (iii) hereof.

                  (f) Payments in Lieu of Other Severance Rights. The severance payments provided hereunder shall be made in lieu of any other severance payments under any severance agreement, plan, program or arrangement of the Companies applicable to Employee; provided that the sum of such payments shall not be less than the amount that otherwise would have been payable to Employee under Company's severance policy, if any.

                  (g) Payments Contingent on Final Release. Notwithstanding anything to the contrary, no amount shall be payable to Employee (or Employee's executor or other legal representative in the case of Employee's death or Disability) pursuant to Section 4, other than (i) accrued Base Salary and vacation pay through and including Employee's date of termination or death and (ii) other Employee Benefits to which Employee is entitled upon termination of employment in accordance with the terms of the plans and programs of Company, as the case may be, unless and until thirty (30) days after Employee (or Employee's executor or other legal representative in the case of Employee's death or Disability) executes and delivers to Company, in accordance with
         Section 11(c), a general release prescribed by Company, substantially in the form of Exhibit A attached hereto (the "Final Release"), provided such Final Release is executed and delivered to Company within twenty-two (22) days of Employee's cessation of employment, or within forty-five (45) days in the event of Employee's death or Disability. Whether Employee's employment is terminated with Cause or without Cause, in no event shall the Companies be required to pay Employee damages on account of an alleged breach of this Agreement (which shall not include any noncontractual claims, such as statutory discrimination claims) in excess of the consideration set forth in Section 4(d).

5. Federal and State Withholding. Company shall deduct from the amounts payable to Employee pursuant to this Agreement the amount of all required federal, state and local withholding taxes in accordance with Employee's Form W-4 on file with Company, and all applicable federal employment taxes. Employee shall be solely responsible for all other taxes associated with the amounts payable under this Agreement, except for the employer portion of any employment taxes as required under applicable law.

6.   Confidentiality.

                 (a) Employee shall keep strictly confidential and not disclose the terms and conditions hereof to anyone except to the limited extent otherwise compelled by law to do so or necessary to enforce Employee's rights hereunder or to the extent necessary for Employee to be advised regarding his tax consequences, rights and/or obligations under this Agreement, provided the person providing such advice agrees to comply with the confidentiality requirements of this Section 6. If any third party requests or demands, by subpoena or otherwise, that Employee disclose this Agreement, any terms or conditions hereof, or any Confidential Information, Employee shall immediately notify Company and shall give Company an opportunity to respond to such notice before disclosing any such information and shall reasonably cooperate with any actions by the Companies to keep such information confidential. Employee specifically agrees not to waive Employee's attorney-client privilege with respect to any matter related hereto.

                (b) Employee shall enter into the Employee Innovation, Confidential Information and Proprietary Information Agreement attached hereto as Exhibit B (the "Employee Innovation Agreement"), which shall remain in effect in accordance with its terms. Employee acknowledges that in the course of Employee's employment with Company, Employee has acquired or hereafter will acquire certain confidential, proprietary and/or privileged information and trade secrets (whether in tangible, intangible and/or electronic form) concerning the operations and/or activities of the Companies, including the personnel, technology, future plans, products, suppliers, methods of doing business, concepts, techniques, ideas, inventions, innovations, processes, systems, devices, charts, manuals, price lists, payroll, administrative methods and information and improvements thereto; the names and identities of customers, lenders, purchasers and suppliers; the names, addresses, telephone numbers, qualifications, education, accomplishments, experience and resumes of persons who have applied or been recruited or hired for permanent and temporary jobs, job order specifications and the particular characteristics and requirements of persons generally hired by the Companies; and/or other nonpublic information or materials (collectively, "Confidential Information"). Employee agrees that it would be damaging to the Companies if the Confidential Information were disclosed or made available to, or used by, any third party. Employee understands that the Confidential Information has been or will be divulged to Employee in confidence and/or has been or will be gained as a result of Employee's connection with the Companies. Employee agrees (i) to keep the Confidential Information confidential (except to the extent the Confidential Information becomes generally available in the public domain without a breach hereof or other confidentiality obligation), unless Employee is compelled by law to disclose such information as provided herein), (ii) not to use the Confidential Information for Employee's own benefit or for the benefit of any third party (but this clause (ii) shall not prevent Employee from using his or her general skills and experience learned over his or her career for the benefit of a third party, provided Employee does not disclose any Confidential Information in doing so), and (iii) not to use the Confidential Information in any manner which may injure or cause loss either directly or indirectly to the Companies.

                  (c) Employee agrees and warrants that Employee will immediately return to Company all such Confidential Information and other Company property in Employee's possession, custody or control at the conclusion of Employee's employment with Company. Employee agrees to reasonably assist and cooperate with the Companies and/or their agents, officers, directors and employees (i) on matters relating to the tasks for which Employee was responsible, or about which Employee had knowledge, before cessation of employment or which may otherwise be within the knowledge of Employee, and (ii) exclusively in connection with any existing or future disputes, litigation or investigations of any nature brought by, against, or otherwise involving the Companies in which Company deems Employee's cooperation necessary. Company will reimburse Employee for reasonable out of pocket expenses incurred in connection therewith, in accordance with Company policy. Nothing in this Section 6 shall prevent Employee from communicating with or participating in any government investigation to the extent required by law.
                  (d) Any discovery, invention, process or improvement in procedure made or discovered by Employee (whether alone or jointly with others) while in the service of the Companies in connection with or in any way involving or relating to the businesses of the Companies or capable of being used by them shall forthwith be disclosed to the management of Company and shall belong to and be the absolute property of Company or such transferee as Company may nominate for the purpose. Employee, if and whenever required so to do (whether during or after the termination of his employment hereunder), shall at the expense of Company apply for or join in applying for letters patent or other protection in any part of the world for any discovery, invention, process or improvement as aforesaid and execute and do all instruments and things necessary for vesting the said letters patent or other protection when obtained and all right, title and interest to and in the same in Company (or its nominee) absolutely and as sole beneficial owner or in such other Person as may be required. Employee hereby irrevocably appoints Company to be Employee's attorney in fact to execute and do any such instruments or things and generally to use Employee's name for the purpose of giving to Company or its nominees the full benefit of this provision.

               (e) To the extent that any provisions of the Employee Innovation Agreement are inconsistent with this Section 6, the terms of this
          Section 6 shall govern and control.

7.   Conflicts of Interest, Covenant Not to Compete and Non-Disparagement, etc.

               (a) Employee agrees that, for a period starting on the Effective Date and ending twenty-four (24) consecutive months immediately following Employee'slast date of employment with, or service to, Company or GE Fanuc or any of their respective direct or indirect subsidiaries (the "Non-compete Period"), Employee will not directly or indirectly (including as an employee, consultant, officer, director, agent, principal, shareholder or owner) engage in any activity in North America that competes with the business conducted by Company, its direct and indirect subsidiaries, GE Fanuc and/or its direct and indirect subsidiaries, during Employee's employment with or service to Company; provided that ownership of less than five (5%) of the shares of a publicly traded company shall not, by itself, violate this provision. Employee acknowledges that the scope, area and time limits set forth above are reasonable and properly required to protect adequately Company's legitimate business interests. Employee further acknowledges that (i) Employee's knowledge, experience and capabilities are such that Employee can obtain employment in business activities which are of a non-competing nature than those performed by GE Fanuc and its subsidiaries or in a geographic area outside the non-competition area and (ii) the enforcement of a remedy hereunder by way of injunction will not prevent Employee from earning a reasonable livelihood. Employee further acknowledges that enforcement of these provisions is not contrary to the public health, safety, policy or welfare.
                  (b) (i) Employee agrees that during the Non-compete Period, Employee will not in any capacity, whether on Employee's own behalf or on behalf of any other Person, directly or indirectly (including as an employee, consultant, officer, director, agent, principal, shareholder or owner) solicit, interfere with, or endeavor to entice away from Company, GE Fanuc or any of their respective direct or indirect subsidiaries, any Person who has been an employee, contract worker or consultant thereof within the immediately preceding 12-month period, or any Person who has been a customer, affirmatively pursued prospective customer, supplier, business partner, licensor or licensee during any portion of the twelve months before the termination of Employee's service, or otherwise attempt to encourage any of them to adversely change, or terminate, his/her/its relationship with Company, GE Fanuc or any of their respective direct or indirect subsidiaries; provided, however, that general solicitations in media outlets shall not be considered improper solicitations under this Section 7(b).
                  (ii) Employee agrees that during the Non-compete Period, Employee shall not be personally involved or connected in any capacity, whether on Employee's own behalf or on behalf of any other Person, directly or indirectly (including as an employee, consultant, officer, director, agent, principal, shareholder or owner), in hiring any Person who has been an employee, contract worker or consultant of Company, GE Fanuc or any of their direct or indirect subsidiaries during any portion of the twelve months before the date of hire.

                  (c) Except as otherwise required by applicable law, Employee agrees not to make, or cause to be made, any oral or written statement, or take any other action, which disparages, criticises, damages the reputation of, or is hostile to, the Companies or their administrations, employees, managements, officers, shareholders, agents and/or directors. In the event that Employee violates this provision, including making statements to the media, it will be considered a material breach hereof. The Non-compete Period shall be extended for any period during which Employee is in breach of this Section 7.

8.       Arbitration.
                  (a) Any dispute or controversy arising under or in connection herewith (including (i) any claim arising out of or in connection with Employee's employment and/or any termination of Employee's employment (but excluding claims for Equitable Relief) and (ii) any claim relating to the arbitrability hereof), shall be settled exclusively by binding arbitration in Huntsville, Alabama in accordance with the Alternate Dispute Resolution Policy and ADR Policy Agreement, as set forth in Exhibit C attached hereto, which Employee hereby adopts and by which Employee agrees to be bound as a 'new' employee thereunder. Judgement may be entered on the arbitrator's award in any court having jurisdiction.
                  (b) In view of the nature of Employee's employment, Employee agrees that any violation, or threatened violation, of Section 6 or 7 hereof will give rise to substantial, irreparable and continuing injury to the Companies which is not adequately compensable in monetary damages or at law and that, therefore, Company shall be entitled to specific performance and injunctive relief, including an injunction prohibiting Employee from any violation or threatened violation hereof (collectively, "Equitable Relief"). This right shall be in addition to and not by way of limitation of any other legal or equitable remedies to which the Companies may be entitled, including the right of Company to (a) seek recovery of any and all consideration paid (and stop payment of any future consideration) to Employee hereunder in the event Employee breaches this Agreement and (b) a constructive trust on any proceeds earned by Employee from any activities which are in violation hereof.
                  (c) The parties agree that the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation reasonable attorneys' fees.

9.        Employee Covenants, Representations and Warranties.
                  (a) Except as otherwise agreed upon by Employee and the Chief Executive Officer of Company, and approved by the Chairperson of the Board, Employee shall, unless prevented by illness, devote the whole of Employee's business time and attention to Employee's duties hereunder, and shall well, faithfully and loyally serve, and use Employee's best efforts to promote the interests of, the Companies, and shall not knowingly do, or knowingly omit to do, or knowingly permit or suffer anything to be done or omitted, to the prejudice, loss or injury of the Companies.
                  (b) Employee represents and warrants that Employee is not a party to any agreement or obligation that conflicts with Employee's fully performing this Agreement. Employee further represents that Employee is of sound body and mind.
                  (c) Employee shall at all times during Employee's employment with Company comply with all of the integrity policies and procedures of the Companies in effect from time to time, including those in the Integrity, the Spirit and Letter of our Commitment booklet, receipt of which Employee acknowledges.
                  (d) Employee agrees to execute, deliver and perform, and cause to be executed, delivered and performed, at any time, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to carry out the provisions and intent hereof.
                  (e) Employee represents and warrants that Employee has not relied on any representation, warranty arrangement, understanding or agreement (whether written or oral) not expressly set out herein.

10.      Initial Release.
                  (a) Employee and Employee's heirs, assigns, successors, personal and legal representatives, and agents hereby unconditionally, knowingly and voluntarily release, waive, and forever discharge the Companies and their owners, predecessors, successors, divisions, directors, officers, employees, shareholders, representatives, agents, attorneys, and all persons acting by, through, under, or in concert with any of them (the "Released Persons") from each and every claim, complaint, action, liability, charge, promise, agreement, obligation, loss, cost, expense, suit, damage, demand, dispute or right of any sort or nature whatsoever, at law or in equity, other than those relating to the Merger Agreement or actions or inactions of directors or stockholders of the Company prior to the Effective Time (but including those against the Companies, even to the extent they relate to the actions or inactions of such directors or stockholders of Company) (collectively, "Claims"), whether or not known, suspected, ripe, accrued or mature, to the extent arising out of or related to any and all acts, omissions, events, circumstances, or facts existing or occurring on or before the date of this release and related to the Companies (the "Initial Release"). The foregoing release includes, but is not limited to, any Claim relating to Employee's employment relationship (including termination thereof), discrimination on the basis of race, sex, religion, marital status, sexual orientation, national origin, handicap or disability, age (including those under the ADEA), veteran status, special disabled veteran status, or citizenship status; any other Claim based on a statutory prohibition; any Claim arising out of or related to an express or implied employment contract, any other contract affecting terms and conditions of employment, or a covenant of good faith and fair dealing; any tort or contract Claims; and any personal gain with respect to any Claim arising under the qui tam provisions of the False Claims Act, 31 U.S.C. 3730; provided that the foregoing release does not include Claims by the Employee to enforce his/her rights under the Agreement.
                  (b) Employee represents that Employee has carefully read this Initial Release and understands that the foregoing releases Claims under the Age Discrimination in Employment Act of 1967, as amended, and that Employee understands that he/she is not releasing any Claims to the extent arising after the date of this Initial Release.
                  (c) Employee further agrees never to commence any action (including a charge, proceeding or law suit) against the Released Persons or cause the Released Persons to be sued or charged regarding any matter within the scope of this Initial Release. If Employee violates this Initial Release, Employee agrees to pay any and all damages incurred by the Released Persons to the maximum extent permitted under applicable law.

11.      Miscellaneous.

                  (a) No waiver, modification or amendment (collectively, a "Change") hereof or of any provision herein contained shall be valid or enforceable unless in writing and duly executed by the party charged therewith (as to a waiver) or by Employee and the President of GE Fanuc (as to any other Changes). Employee acknowledges and agrees that only the President of GE Fanuc shall be able to bind Company hereunder whether as to any Change (including as to any waiver or otherwise). All parties have participated in the negotiation and review hereof and no provision hereof shall be construed more strictly against either party. This Agreement may be executed in counterparts, and a signature received by facsimile shall be deemed an original.
                  (b) Except as expressly provided herein, this agreement, including the exhibits hereto (collectively, the "Agreement"), is an integrated document and contains the sole and entire agreement and understanding between the parties as to the matters contained herein, and, except as expressly provided herein, fully supersedes and merges any and all prior and contemporaneous agreements, understandings, proposals, negotiations, arrangements, representations, industry usages, courses of dealing and/or discussions between the parties hereto pertaining to the subject matter hereof. The Recitals hereto are hereby incorporated herein by reference. Any references herein to "herein", "hereto", "hereof", "herewith" or "hereunder" shall be to this Agreement as a whole. The use of "including" herein shall mean "including, without limitation". "Affiliate" shall mean (i) any Person which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with Company and (ii) any Person who is a director or officer of the Companies. "Control" shall mean the power, direct or indirect, to (i) vote 25% or more of the securities having ordinary voting power for the election of directors or (ii) direct, or cause the direction of, the management and policies of a company or other entity, whether by contract, office or otherwise. "Person" shall mean any individual, company, agency, partnership, corporation or other entity. Employee agrees to indemnify and hold each and all of the Companies harmless from and against any inaccuracy, breach or violation of any term, representation, warranty, covenant or provision hereof made by Employee.
                  (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal and personal representatives. Employee may not assign this Agreement and any such assignment shall be null and void. Company may assign it to an Affiliate. All remedies hereunder are cumulative, except as otherwise provided herein. All communications, notices and disclosures pursuant hereto to be provided by Employee to Company shall be in writing and given to Company, c/o Senior Vice President and General Counsel, GE Fanuc, Route 29 North & Route 606, Charlottesville, VA 22911. Notices to Employee may be sent to Employee's address first given above. The headings and captions herein are solely for convenience of reference and shall not be used to interpret or construe this Agreement.
                  (d) In Section 7 hereof, the parties intend to provide the Companies the maximum protection possible in the geographic area in which Company does business. The parties, however, do not intend to include a provision that contravenes the public policy of any state. Therefore, the court, arbitrator or agency, as the case may be, shall construe and enforce the provisions hereof to the maximum extent it deems reasonable. Nevertheless, if any provision hereof is held unlawful, against public policy or otherwise declared void, such provision shall not be deemed part hereof, which otherwise shall remain in full force and effect. The invalidity or unenforceability of a particular provision hereof or portion thereof shall not affect the other provisions or portions, which shall remain fully valid and enforceable as if such invalid or unenforceable provision or portion was omitted. The court, arbitrator or agency, as the case may be, shall replace such invalid or unenforceable provision or portion with such other provision as shall most closely approximate the intent of the parties as evidenced hereby as a whole. However, the parties agree that if Employee (whether through counsel or otherwise), directly or knowingly permits or causes other(s) on Employee's behalf to, plead, allege, claim, argue, assert or intimate that any part of Sections 6 and 7 is unenforceable, void and/or illegal for any reason, Company at its sole option shall have the right to declare this Agreement void and terminated and shall, to the maximum extent permitted under applicable law, be entitled to recover from Employee any and all of the damages incurred by the Companies in connection therewith.
                  (e) No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by any party with its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of that party's right to demand exact compliance with the terms hereof. Any waiver shall not obligate that party to agree to any further or subsequent waiver or affect the validity of the provision relating to any such waiver.
                  (f) This Agreement, all performance hereunder, any disputes relating to Employee's employment and all arbitrations, suits and proceedings hereunder shall be governed by, and construed in accordance with, the internal laws of the State of Alabama, without regard to its conflicts of laws principles. To the extent any actions, suits and proceedings in connection herewith are permitted under Section 8, they may be brought in a court of competent jurisdiction within the State of Alabama; provided that the Companies may, at their sole election, bring any such action, suit or proceeding in any court of competent jurisdiction (including that in which Employee is then located). Employee hereby irrevocably submits to the personal jurisdiction of such courts and agrees that Employee shall not object to such fora and venues (including as to convenience). In the event of any arbitration proceeding pursuant to Section 8, or any action, suit or proceeding in connection herewith permitted by Section 8, in either case based upon a claim by Employee for breach of any covenant or agreement by Company hereunder, the maximum recovery to which Employee shall be entitled, as liquidated damages, shall be equal to the sum of the amounts specified in Section 4(d).
                  (g) Employee understands that Employee has a period of 21 days to review and consider the Initial Release set forth in Section 10 and the Final Release (each, a "Release" and together, the "Releases") and to consult with an attorney and other advisors of Employee's choice before signing them.
                  (h) If Employee is 40 years of age or older when a Release is signed, Employee may, within seven (7) days of Employee signing the Release, revoke (i) those portions of the Release (once signed) relating to releasing claims for age discrimination (such as claims under the Age Discrimination in Employment Act of 1967, as amended) and
         (ii) only to the limited extent otherwise required by applicable law, any other portion of such Release. Revocation shall be made by delivering a written notice of revocation to Company c/o the Senior Vice President and General Counsel of GE Fanuc at the address specified herein. For this revocation to be effective, written notice must be received no later than midnight on the seventh day after Employee signs the Release. If Employee exercises Employee's right of revocation, Company, at its sole option exercised in its sole discretion, may terminate and void this Agreement and, whether or not Company exercises such right of termination, Company may, at its sole option exercised in its sole discretion, require Employee to forfeit and not receive any or all monies payable hereunder after Employee's revocation and any or all of the benefits described herein.

                (i) Employee further represents, warrants and agrees as follows:
         (i) Employee fully understands Employee's right to review all aspects hereof with Employee's attorney or any other advisor and Employee has had adequate time and opportunity to do so; (ii) Employee has carefully read and fully understands all of the provisions hereof; (iii) Employee is voluntarily entering into this Agreement and has not been forced, pressured or coerced in any way into signing it; and (iv) Employee is not relying on any written or oral representations or statements by the Companies or any of their officers, directors, employees or agents that are not contained herein.
                  (j) Should Company request the assistance of Employee following termination of his employment with Company for consulting services, including, without limitation, for the purpose of obtaining or defending its intellectual property rights, then, to the extent such services exceed 15 hours in the aggregate, Company shall compensate Employee at an hourly rate calculated by dividing his final weekly Base Salary as an employee by 40, which amount shall be offset by any payments he is receiving under Section 4.
                  (k) This Agreement shall be effective at the Effective Time. In the event the Merger Agreement is terminated prior to the Effective Time, this Agreement shall terminate at the same time and thereafter be of no effect.

                  IN WITNESS whereof this Agreement has been entered into as of the date and year first herein written:


VMIC, Inc.

By:                                    Witness: ______________________
Name:
Title:
Date:

EMPLOYEE


                                          Witness: _______________________
         George T. Meares

Date:

                                    EXHIBIT A

                                  FINAL RELEASE

This Final Release given by George T. Meares ("Employee") to VMIC, Inc. ("Company") for the benefit of the Persons released hereby, is executed in consideration for the covenants made by Company in an Employment Agreement, dated July 3, 2001 (the "Agreement").

         (a) Employee and Employee's heirs, assigns, successors, personal and legal representatives, and agents hereby unconditionally, knowingly and voluntarily release, waive, and forever discharge the Companies and their owners, predecessors, successors, divisions, directors, officers, employees, shareholders, representatives, agents, attorneys, and all persons acting by, through, under, or in concert with any of them (the "Released Persons") from each and every claim, complaint, action, liability, charge, promise, agreement, obligation, loss, cost, expense, suit, damage, demand, dispute or right of any sort or nature whatsoever, at law or in equity, other than those relating to the Merger Agreement or the actions or inactions of directors or stockholders of the Company prior to the Effective Time (but including those against the Companies, even to the extent they relate to the actions or inactions of such directors or stockholders of Company) (collectively, "Claims"), whether or not known, suspected, ripe, accrued or mature, to the extent arising out of or related to any and all acts, omissions, events, circumstances or facts existing or occurring on or before the date of this Final Release and related to the Companies; provided, however, that Employee may assert any counterclaims arising after the Effective Time against any Released Person who files, after the date of this Release, a claim or action against Employee. The foregoing release includes, but is not limited to, any Claim relating to Employee's employment relationship (including termination thereof), discrimination on the basis of race, sex, religion, marital status, sexual orientation, national origin, handicap or disability, age (including those under the ADEA), veteran status, special disabled veteran status, or citizenship status; any other Claim based on a statutory prohibition; any Claim arising out of or related to an express or implied employment contract, any other contract affecting terms and conditions of employment, or a covenant of good faith and fair dealing; any tort or contract Claims; and any personal gain with respect to any Claim arising under the qui tam provisions of the False Claims Act, 31 U.S.C. 3730; provided that the foregoing release does not include Claims by the Employee to enforce his/her rights under the Agreement.

         (b) Employee represents that Employee has carefully read this release and understands that the foregoing releases Claims under the Age Discrimination in Employment Act of 1967, as amended, and that Employee understands that he/she is not releasing any Claims to the extent arising after the date of this Final Release.

         (c) Employee further agrees never to commence any action (including a charge, proceeding or law suit) against the Released Persons or cause the Released Persons to be sued or charged regarding any matter within the scope of this Final Release. If Employee violates this Final Release, Employee agrees to pay any and all damages incurred by the Released Persons to the maximum extent permitted under applicable law. All terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement. Sections 6, 7, 8 and 11 of the Agreement are hereby incorporated herein by reference.

                                               EMPLOYEE

                                               -------------------------------
                                              DATE: _________________________
WITNESS:

                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT, dated as of July 3, 2001 (the "Effective Date"), between VMIC, Inc., a Delaware corporation, with an address at 12090 S. Memorial Parkway, Huntsville, Alabama 35803-3308 ("Company"), and Michael D. Darnell, residing at 103 Atlanta Circle, Madison, Alabama 35758 ("Employee").


                                    RECITALS

     WHEREAS, GE Fanuc Automation North America, Inc., a Delaware corporation ("GE Fanuc"), Shandy Merger Corp., a Delaware corporation ("Merger Corp."), and Company have entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Merger Corp. will merge with and into Company, and Company will become a wholly owned subsidiary of GE Fanuc (the "Merger");

     WHEREAS, Employee is a key employee of Company and Company desires to provide an incentive to Employee to continue to serve Company following the Effective Time of the Merger, as defined in the Merger Agreement, while taking appropriate measures to protect relevant intellectual property, trade secrets and other valuable information;

     WHEREAS, Employee is entering into this Agreement as a material inducement to GE Fanuc to enter into the Merger Agreement; and

     WHEREAS, Employee has carefully reviewed and understands this Agreement and has consulted with whatever advisors and/or attorneys that Employee desires;

     NOW, THEREFORE, in consideration of the mutual covenants herein, the parties hereby agree:

     1. Employment; Employment Period. Company hereby agrees to employ Employee and Employee hereby agrees to be employed by Company upon the terms and subject to the conditions contained in this Agreement. The term of employment of Employee by Company pursuant to this Agreement (the "Employment Period") shall commence at the Effective Time and shall end on the second (2nd) annual anniversary of the Effective Time, unless earlier terminated pursuant to Section 4 hereof.


2.       Position and Duties; Responsibilities.

               (a) Position and Duties. Company shall employ Employee during the Employment Period. Employee shall have the title of Vice-President of Sales and Marketing. During the Employment Period, Employee shall perform faithfully and loyally and to the best of Employee's abilities the duties assigned to Employee hereunder and shall devote Employee's full business time, attention and effort to the affairs of Company and its Affiliates (the "Companies") and shall use Employee's reasonable best efforts to promote the interests of the Companies. Employee may engage in charitable, civic or community activities and, with the prior approval of the Board of Directors of Company (the "Board"), may serve as a director of any other business corporation, provided that such activities or service (i) are permitted under the policies and procedures of the Companies and (ii) do not interfere with Employee's duties hereunder or violate the terms of any of the covenants contained in Sections 6 or 7 hereof.

3.       Compensation.
                  (a) Base Salary. During the Employment Period, Company shall pay to Employee a base salary at the rate of $110,000 per annum ("Base Salary"), payable in accordance with Company's executive payroll policy in effect from time to time. Such Base Salary shall be reviewed annually, and shall be subject to such annual increases, if any, as approved by the Chairperson of the Board (with input and recommendations from the Chief Executive Officer of Company).
                  (b) Annual Bonus. Employee shall be eligible for an annual performance bonus, as recommended by the Chief Executive Officer of Company and approved by the Chairperson of the Board; provided that Employee works for Company for the full calendar year ("Annual Bonus"). The timing and method of the payment, if any, of the Annual Bonus shall be in accordance with Company's then standard practices.
                  (c) Commissions. Employee shall receive commissions determined by Company in accordance with its normal practices; provided that the commissions payable to Employee for the 2002 calendar year shall not be less than the commissions received by Employee for the six-month period immediately preceding the Effective Time, as defined in the Merger Agreement (on an annualized basis), and commissions shall be subject to adjustment as determined by the Chief Executive Officer and approved by the Chairperson of the Board.
                  (d) Option Grant. As soon as administratively practicable after the Effective Time, Employee will receive a grant of 2,000 nonqualified stock options, each of which will entitle Employee to purchase one share of General Electric Company ("GE") common stock, par value $0.06 per share, at a price per share equal to the fair market value of GE common stock as of the date of grant, in accordance with the terms of this Agreement, the GE 1990 Long Term Incentive Plan (the "GE LTIP") and such other terms prescribed by the Committee, as defined in the GE LTIP. This option grant is subject to approval by the Committee.

                  (e) Amendment of Employee Stock Awards. Each of the Employee Stock Award Agreements entered into between Company and Employee shall be, and hereby is, amended in accordance with the terms of the Amendment to Employee Stock Award Agreement, as set forth in Exhibit A.
                  (f) Other Benefits. During the Employment Period, Employee shall be entitled to participate in Company's employee benefit plans generally available to Vice Presidents of Company ("Employee Benefits"). Employee shall be entitled to take time off for vacation or illness in accordance with Company's policy for Vice Presidents and to receive all other fringe benefits as are from time to time made generally available to Vice Presidents of Company.

                  (g) Expense Reimbursement. During the Employment Period, Company shall reimburse Employee, in accordance with Company's policies and procedures, for all proper expenses incurred by Employee in the performance of Employee's duties hereunder. 4. Termination of Employment.

                (a) Death. Upon the death of Employee, all obligations of Company under this Agreement shall cease immediately, except that Employee's heirs, executors or administrators, as the case may be, shall be entitled to:

          (i) accrued Base Salary and vacation pay through and including Employee's date of death; (ii) a pro rata Annual Bonus, based on the last Annual Bonus actually paid to Employee (which for the first 12 months after the Effective Date shall be deemed to be $35,000), for the portion of the bonus period ending on Employee's date of death, payable at the time that other senior executives of Company are paid their annual performance bonuses; and (iii) other Employee Benefits to which Employee was entitled on the date of death in accordance with the terms of the plans and programs of Company.

               (b) Disability. Company may, at its option, terminate Employee's employment under this Agreement upon written notice to Employee if Employee is unable to render services to Company for a period of ninety (90) consecutive days due to physical or mental incapacity as certified by a medical doctor reasonably satisfactory to both Employee and Company ("Disability"). Upon such termination, all obligations of Company hereunder shall cease immediately, except that Employee shall be entitled to:

          (i) accrued Base Salary and vacation pay through and including the effective date of Employee's termination of employment;

          (ii) a pro rata Annual Bonus, based on the last Annual Bonus actually paid to Employee (which for the first 12 months after the Effective Date shall be deemed to be $35,000), for the portion of the bonus period ending on the effective date of Employee's termination of employment, payable at the time that other senior executives of Company are paid their annual performance bonuses; and Employee is entitled upon termination of employment arising from a Disability in accordance with the terms of the plans and programs of Company.

         (iii) other Employee Benefits to which Employee was entitled on the date of death in accordance with the terms of the plans and programs of Company.
                                       3

                  (c) Cause. Company may, at its option, terminate Employee's employment under this Agreement for Cause (as hereinafter defined) upon written notice to Employee; provided that if the circumstances giving rise to such termination for Cause can reasonably be cured by Employee, such termination for Cause shall be effective only if the Chief Executive Officer of Company, as approved by the Chairperson of the Board, provides written notice to Employee describing such circumstances and Employee does not cure such circumstances to the satisfaction of the Chief Executive Officer, as approved by the Chairperson of the Board, within 30 days after such notice is received (the "Cure Period"). As used in this Agreement, the term "Cause" shall mean conviction of a criminal offense, theft, fraud, breach of trust, failure to comply with directives, policies or procedures of the Companies in effect from time to time (including as set forth in the booklet, "The Spirit and Letter"), Employee's failure to perform properly any services reasonably assigned to Employee and reasonably within the scope of Employee's employment position and/or Employee not successfully completing any Performance Improvement Plan (PIP) of 30 days' duration or more (following which Employee shall not be entitled to any additional Cure Period). The exercise of the right of Company to terminate Employee's employment pursuant to this Section 4(c) shall not abrogate the rights or remedies of Company in respect of the breach giving rise to such termination. If Company terminates Employee's employment for Cause, all obligations of Company hereunder shall cease, except that Employee shall be entitled to:

               (i) accrued Base Salary and vacation pay through and including the effective date of Employee's termination of employment; and

               (ii) other  Employee  Benefits to which Employee is entitled upon termination of employment in accordance with the terms of the plans and programs of Company.

               (d) Termination Without Cause. Company may, at its option, terminate Employee's employment under this Agreement upon written notice to Employee for a reason other than a reason set forth in
          Section 4(a), 4(b) or 4(c). If Company terminates Employee's employment for any such reason, all obligations of Company hereunder shall cease immediately, except that Employee shall be entitled to:(i) the payments and benefits specified in Sections 4(c)(i) and 4(c)(ii) hereof; (ii) the continued payment of amounts equal to the Base Salary which otherwise would have been payable hereunder had Employee's employment with Company continued through the remainder of the Employment Period; and (iii) a pro rata Annual Bonus, based on the last Annual Bonus actually paid to Employee (which for the first 12 months after the Effective Date shall be deemed to be $35,000), for the portion of the bonus period ending on the effective date of Employee's termination of employment, payable at the time that other senior executives of Company are paid their annual performance bonuses.

               (e) Termination by Employee. Employee may, at his option, terminate employment under this Agreement upon written notice to Company for one or more of the following reasons: (i) Employee's reporting responsibility is changed from the Chief Executive Officer of Company to another employee of Company of less seniority, the duties of Employee are substantially diminished below those customarily associated with the office set forth in Section 2(a) of this Agreement or Employee's Base Salary is reduced without Employee's consent, in any case for a reason other than (A) Employee's failure to perform at the level expected by the Companies with respect to an employee holding such office, (B) Employee's failure to comply with the directives, policies or procedures of the Companies, or (C) for Cause, and Company does not cure such change in reporting responsibility, diminution in duties or reduction in Base Salary within two weeks after receiving written notice thereof from Employee; or (ii) Against the written objection of Employee, the primary place of Employee's employment is moved, or Employee is required to relocate, to more than 25 miles from Huntsville, Alabama. Employee's normal travel duties reasonably necessary to satisfy his employment duties shall not constitute a reason to terminate employment under this Section 4(e); provided that in each case Employee shall exercise his option to terminate his employment within 45 days of becoming aware of the situation giving rise to such termination right. If Employee terminates his employment under this Section 4(e), all obligations of Company hereunder shall cease immediately, except that Employee shall be entitled to the payments and benefits to the extent specified in Section 4(d)(i) through (iii) hereof.

                  (f) Payments in Lieu of Other Severance Rights; Commissions. The severance payments provided hereunder shall be made in lieu of any other severance payments under any severance agreement, plan, program or arrangement of the Companies applicable to Employee; provided that the sum of such payments shall not be less than the amount that otherwise would have been payable to Employee under Company's severance policy, if any. Employee shall not be entitled to receive any commissions following termination of employment for any reason, except to the extent such commissions have become payable to him prior to such termination.

                  (g) Payments Contingent on Final Release. Notwithstanding anything to the contrary, no amount shall be payable to Employee (or Employee's executor or other legal representative in the case of Employee's death or Disability) pursuant to Section 4, other than (i) accrued Base Salary and vacation pay through and including Employee's date of termination or death and (ii) other Employee Benefits to which Employee is entitled upon termination of employment in accordance with the terms of the plans and programs of Company, as the case may be, unless and until thirty (30) days after Employee (or Employee's executor or other legal representative in the case of Employee's death or Disability) executes and delivers to Company, in accordance with
         Section 11(c), a general release prescribed by Company, substantially in the form of Exhibit B attached hereto (the "Final Release"), provided such Final Release is executed and delivered to Company within twenty-two (22) days of Employee's cessation of employment, or within forty-five (45) days in the event of Employee's death or Disability. Whether Employee's employment is terminated with Cause or without Cause, in no event shall the Companies be required to pay Employee damages on account of an alleged breach of this Agreement (which shall not include any noncontractual claims, such as statutory discrimination claims) in excess of the consideration set forth in Section 4(d).

 5. Federal and State Withholding. Company shall deduct from the amounts payable to Employee pursuant to this Agreement the amount of all required federal, state and local withholding taxes in accordance with Employee's Form W-4 on file with Company, and all applicable federal employment taxes. Employee shall be solely responsible for all other taxes associated with the amounts payable under this Agreement, except for the employer portion of any employment taxes as required under applicable law.

6.       Confidentiality.
                  (a) Employee shall keep strictly confidential and not disclose the terms and conditions hereof to anyone except to the limited extent otherwise compelled by law to do so or necessary to enforce Employee's rights hereunder or to the extent necessary for Employee to be advised regarding his tax consequences, rights and/or obligations under this Agreement, provided the person providing such advice agrees to comply with the confidentiality requirements of this Section 6. If any third party requests or demands, by subpoena or otherwise, that Employee disclose this Agreement, any terms or conditions hereof, or any Confidential Information, Employee shall immediately notify Company and shall give Company an opportunity to respond to such notice before disclosing any such information and shall reasonably cooperate with any actions by the Companies to keep such information confidential. Employee specifically agrees not to waive Employee's attorney client privilege with respect to any matter related hereto.
                  (b) Employee shall enter into the Employee Innovation, Confidential Information and Proprietary Information Agreement attached hereto as Exhibit C (the "Employee Innovation Agreement"), which shall remain in effect in accordance with its terms. Employee acknowledges that in the course of Employee's employment with Company, Employee has acquired or hereafter will acquire certain confidential, proprietary and/or privileged information and trade secrets (whether in tangible, intangible and/or electronic form) concerning the operations and/or activities of the Companies, including the personnel, technology, future plans, products, suppliers, methods of doing business, concepts, techniques, ideas, inventions, innovations, processes, systems, devices, charts, manuals, price lists, payroll, administrative methods and information and improvements thereto; the names and identities of customers, lenders, purchasers and suppliers; the names, addresses, telephone numbers, qualifications, education, accomplishments, experience and resumes of persons who have applied or been recruited or hired for permanent and temporary jobs, job order specifications and the particular characteristics and requirements of persons generally hired by the Companies; and/or other nonpublic information or materials (collectively, "Confidential Information"). Employee agrees that it would be damaging to the Companies if the Confidential Information were disclosed or made available to, or used by, any third party. Employee understands that the Confidential Information has been or will be divulged to Employee in confidence and/or has been or will be gained as a result of Employee's connection with the Companies. Employee agrees
         (i) to keep the Confidential Information confidential (except to the extent the Confidential Information becomes generally available in the public domain without a breach hereof or other confidentiality obligation), unless Employee is compelled by law to disclose such information as provided herein), (ii) not to use the Confidential Information for Employee's own benefit or for the benefit of any third party (but this clause (ii) shall not prevent Employee from using his or her general skills and experience learned over his or her career for the benefit of a third party, provided Employee does not disclose any Confidential Information in doing so), and (iii) not to use the Confidential Information in any manner which may injure or cause loss either directly or indirectly to the Companies.
                  (c) Employee agrees and warrants that Employee will immediately return to Company all such Confidential Information and other Company property in Employee's possession, custody or control at the conclusion of Employee's employment with Company. Employee agrees to reasonably assist and cooperate with the Companies and/or their agents, officers, directors and employees (i) on matters relating to the tasks for which Employee was responsible, or about which Employee had knowledge, before cessation of employment or which may otherwise be within the knowledge of Employee, and (ii) exclusively in connection with any existing or future disputes, litigation or investigations of any nature brought by, against, or otherwise involving the Companies in which Company deems Employee's cooperation necessary. Company will reimburse Employee for reasonable out of pocket expenses incurred in connection therewith, in accordance with Company policy. Nothing in this Section 6 shall prevent Employee from communicating with or participating in any government investigation to the extent required by law.
                  (d) Any discovery, invention, process or improvement in procedure made or discovered by Employee (whether alone or jointly with others) while in the service of the Companies in connection with or in any way involving or relating to the businesses of the Companies or capable of being used by them shall forthwith be disclosed to the management of Company and shall belong to and be the absolute property of Company or such transferee as Company may nominate for the purpose. Employee, if and whenever required so to do (whether during or after the termination of his employment hereunder), shall at the expense of Company apply for or join in applying for letters patent or other protection in any part of the world for any discovery, invention, process or improvement as aforesaid and execute and do all instruments and things necessary for vesting the said letters patent or other protection when obtained and all right, title and interest to and in the same in Company (or its nominee) absolutely and as sole beneficial owner or in such other Person as may be required. Employee hereby irrevocably appoints Company to be Employee's attorney in fact to execute and do any such instruments or things and generally to use Employee's name for the purpose of giving to Company or its nominees the full benefit of this provision.
                  (e) To the extent that any provisions of the Employee Innovation Agreement are inconsistent with this Section 6, the terms of this Section 6 shall govern and control.

7. Conflicts of Interest, Covenant Not to Compete and Non-Disparagement, etc.

               (a) Employee agrees that, for a period starting on the Effective Date and ending twenty-four (24) consecutive months immediately following Employee's last date of employment with, or service to, Company or GE Fanuc or any of their respective direct or indirect subsidiaries (or, if Employee's employment is terminated pursuant to
          Section 4(d) hereof, the period ending eighteen (18) consecutive months immediately following Employee's last day of such employment) (the "Non-compete Period"), Employee will not directly or indirectly
          (including as an employee, consultant, officer, director, agent, principal, shareholder or owner) engage in any activity in North America that competes with the business conducted by Company, its direct and indirect subsidiaries, GE Fanuc and/or its direct and indirect subsidiaries, during Employee's employment with or service to Company; provided that ownership of less than five (5%) of the shares of a publicly traded company shall not, by itself, violate this provision. Employee acknowledges that the scope, area and time limits set forth above are reasonable and properly required to protect adequately Company's legitimate business interests. Employee further acknowledges that (i) Employee's knowledge, experience and capabilities are such that Employee can obtain employment in business activities which are of a non-competing nature than those performed by GE Fanuc and its subsidiaries or in a geographic area outside the non-competition area and (ii) the enforcement of a remedy hereunder by way of injunction will not prevent Employee from earning a reasonable livelihood. To the best of Employee's knowledge, Employee further acknowledges that enforcement of these provisions is not contrary to the public health, safety, policy or welfare.

               (b) (i) Employee agrees that during the Non-compete Period, Employee will not in any capacity, whether on Employee's own behalf or on behalf of any other Person, directly or indirectly (including as an employee, consultant, officer, director, agent, principal, shareholder or owner) solicit, interfere with, or endeavor to entice away from Company, GE Fanuc or any of their respective direct or indirect subsidiaries, any Person who has been an employee, contract worker or consultant thereof within the immediately preceding 12-month period or any Person who has been a customer, affirmatively pursued prospective customer, supplier, business partner, licensor or licensee during any portion of the twelve months before the termination of Employee's service, or otherwise attempt to encourage any of them to adversely change, or terminate, his/her/its relationship with Company, GE Fanuc or any of their respective direct or indirect subsidiaries; provided, however, that general solicitations in media outlets shall not be considered improper solicitations under this Section 7(b). (ii) Employee agrees that during the Non-compete Period, Employee shall not be personally involved or connected in any capacity, whether on Employee's own behalf or on behalf of any other Person, directly or indirectly (including as an employee, consultant, officer, director, agent, principal, shareholder or owner), in hiring any Person who has been an employee, contract worker or consultant of Company, GE Fanuc or any of their direct or indirect subsidiaries during any portion of the twelve months before the date of hire.

                  (c) Except as otherwise required by applicable law, Employee agrees not to make, or cause to be made, any oral or written statement, or take any other action, which disparages, criticises, damages the reputation of, or is hostile to, the Companies or their administrations, employees, managements, officers, shareholders, agents and/or directors. In the event that Employee violates this provision, including making statements to the media, it will be considered a material breach hereof. The Non-compete Period shall be extended for any period during which Employee is in breach of this Section 7.

8.       Arbitration.
                  (a) Any dispute or controversy arising under or in connection herewith (including (i) any claim arising out of or in connection with Employee's employment and/or any termination of Employee's employment (but excluding claims for Equitable Relief) and (ii) any claim relating to the arbitrability hereof), shall be settled exclusively by binding arbitration in Huntsville, Alabama in accordance with the Alternate Dispute Resolution Policy and ADR Policy Agreement, as set forth in Exhibit D attached hereto, which Employee hereby adopts and by which Employee agrees to be bound as a 'new' employee thereunder. Judgement may be entered on the arbitrator's award in any court having jurisdiction.
                  (b) In view of the nature of Employee's employment, Employee agrees that any violation, or threatened violation, of Section 6 or 7 hereof will give rise to substantial, irreparable and continuing injury to the Companies which is not adequately compensable in monetary damages or at law and that, therefore, Company shall be entitled to specific performance and injunctive relief, including an injunction prohibiting Employee from any violation or threatened violation hereof (collectively, "Equitable Relief"). This right shall be in addition to and not by way of limitation of any other legal or equitable remedies to which the Companies may be entitled, including the right of Company to (a) seek recovery of any and all consideration paid (and stop payment of any future consideration) to Employee hereunder in the event Employee breaches this Agreement and (b) a constructive trust on any proceeds earned by Employee from any activities which are in violation hereof.

9.        Employee Covenants, Representations and Warranties.
                  (a) Except as otherwise agreed upon by Employee and the Chief Executive Officer of Company, with the approval of the Chairperson of the Board, Employee shall, unless prevented by illness, devote the whole of Employee's business time and attention to Employee's duties hereunder, and shall well, faithfully and loyally serve, and use Employee's best efforts to promote the interests of, the Companies, and shall not knowingly do, or knowingly omit to do, or knowingly permit or suffer anything to be done or omitted, to the prejudice, loss or injury of the Companies.
                  (b) Employee represents and warrants that Employee is not a party to any agreement or obligation that conflicts with Employee's fully performing this Agreement. Employee further represents that Employee is of sound body and mind.
                  (c) Employee shall at all times during Employee's employment with Company comply with all of the integrity policies and procedures of the Companies in effect from time to time, including those in the Integrity, the Spirit and Letter of our Commitment booklet, receipt of which Employee acknowledges.
                  (d) Employee agrees to execute, deliver and perform, and cause to be executed, delivered and performed, at any time, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to carry out the provisions and intent hereof.
                  (e) Employee represents and warrants that Employee has not relied on any representation, warranty arrangement, understanding or agreement (whether written or oral) not expressly set out herein.

10.      Initial Release.
                  (a) Employee and Employee's heirs, assigns, successors, personal and legal representatives, and agents hereby unconditionally, knowingly and voluntarily release, waive, and forever discharge the Companies and their owners, predecessors, successors, divisions, directors, officers, employees, shareholders, representatives, agents, attorneys, and all persons acting by, through, under, or in concert with any of them (the "Released Persons") from each and every claim, complaint, action, liability, charge, promise, agreement, obligation, loss, cost, expense, suit, damage, demand, dispute or right of any sort or nature whatsoever, at law or in equity, other than those relating to the Merger Agreement or actions or inactions of directors or stockholders of the Company prior to the Effective Time (but including those against the Companies, even to the extent they relate to the actions or inactions of such directors or stockholders of Company) (collectively, "Claims"), whether or not known, suspected, ripe, accrued or mature, to the extent arising out of or related to any and all acts, omissions, events, circumstances, or facts existing or occurring on or before the date of this release and related to the Companies (the "Initial Release"). The foregoing release includes, but is not limited to, any Claim relating to Employee's employment relationship (including termination thereof), discrimination on the basis of race, sex, religion, marital status, sexual orientation, national origin, handicap or disability, age (including those under the ADEA), veteran status, special disabled veteran status, or citizenship status; any other Claim based on a statutory prohibition; any Claim arising out of or related to an express or implied employment contract, any other contract affecting terms and conditions of employment, or a covenant of good faith and fair dealing; any tort or contract Claims; and any personal gain with respect to any Claim arising under the qui tam provisions of the False Claims Act, 31 U.S.C. 3730; provided that the foregoing release does not include Claims by the Employee to enforce his/her rights under the Agreement.
                  (b) Employee represents that Employee has carefully read this Initial Release and understands that the foregoing releases Claims under the Age Discrimination in Employment Act of 1967, as amended, and that Employee understands that he/she is not releasing any Claims to the extent arising after the date of this Initial Release.
                  (c) Employee further agrees never to commence any action (including a charge, proceeding or law suit) against the Released Persons or cause the Released Persons to be sued or charged regarding any matter within the scope of this Initial Release. If Employee violates this Initial Release, Employee agrees to pay any and all damages incurred by the Released Persons to the maximum extent permitted under applicable law.

11.      Miscellaneous.
                  (a) No waiver, modification or amendment (collectively, a "Change") hereof or of any provision herein contained shall be valid or enforceable unless in writing and duly executed by the party charged therewith (as to a waiver) or by Employee and the President of GE Fanuc (as to any other Changes). Employee acknowledges and agrees that only the President of GE Fanuc shall be able to bind Company hereunder whether as to any Change

         (including as to any waiver or otherwise). All parties have participated in the negotiation and review hereof and no provision hereof shall be construed more strictly against either party. This Agreement may be executed in counterparts, and a signature received by facsimile shall be deemed an original.
                  (b) Except as expressly provided herein, this agreement, including the exhibits hereto (collectively, the "Agreement"), is an integrated document and contains the sole and entire agreement and understanding between the parties as to the matters contained herein, and, except as expressly provided herein, fully supersedes and merges any and all prior and contemporaneous agreements, understandings, proposals, negotiations, arrangements, representations, industry usages, courses of dealing and/or discussions between the parties hereto pertaining to the subject matter hereof. The Recitals hereto are hereby incorporated herein by reference. Any references herein to "herein", "hereto", "hereof", "herewith" or "hereunder" shall be to this Agreement as a whole. The use of "including" herein shall mean "including, without limitation". "Affiliate" shall mean (i) any Person which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with Company and (ii) any Person who is a director or officer of the Companies. "Control" shall mean the power, direct or indirect, to (i) vote 25% or more of the securities having ordinary voting power for the election of directors or (ii) direct, or cause the direction of, the management and policies of a company or other entity, whether by contract, office or otherwise. "Person" shall mean any individual, company, agency, partnership, corporation or other entity. Employee agrees to indemnify and hold each and all of the Companies harmless from and against any inaccuracy, breach or violation of any term, representation, warranty, covenant or provision hereof made by Employee.
                  (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal and personal representatives. Employee may not assign this Agreement and any such assignment shall be null and void. Company may assign it to an Affiliate. All remedies hereunder are cumulative, except as otherwise provided herein. All communications, notices and disclosures pursuant hereto to be provided by Employee to Company shall be in writing and given to Company, c/o Senior Vice President and General Counsel, GE Fanuc, Route 29 North & Route 606, Charlottesville, VA 22911. Notices to Employee may be sent to Employee's address first given above. The headings and captions herein are solely for convenience of reference and shall not be used to interpret or construe this Agreement.
                  (d) In Section 7 hereof, the parties intend to provide the Companies the maximum protection possible in the geographic area in which Company does business. The parties, however, do not intend to include a provision that contravenes the public policy of any state. Therefore, the court, arbitrator or agency, as the case may be, shall construe and enforce the provisions hereof to the maximum extent it deems reasonable. Nevertheless, if any provision hereof is held unlawful, against public policy or otherwise declared void, such provision shall not be deemed part hereof, which otherwise shall remain in full force and effect. The invalidity or unenforceability of a particular provision hereof or portion thereof shall not affect the other provisions or portions, which shall remain fully valid and enforceable as if such invalid or unenforceable provision or portion was omitted. The court, arbitrator or agency, as the case may be, shall replace such invalid or unenforceable provision or portion with such other provision as shall most closely approximate the intent of the parties as evidenced hereby as a whole. However, the parties agree that if Employee (whether through counsel or otherwise), directly or knowingly permits or causes other(s) on Employee's behalf to, plead, allege, claim, argue or assert that any part of Sections 6 and 7 is unenforceable, void and/or illegal for any reason, Company at its sole option shall have the right to declare this Agreement void and terminated and shall, to the maximum extent permitted under applicable law, be entitled to recover from Employee any and all of the damages incurred by the Companies in connection therewith.

                  (e) No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by any party with its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of that party's right to demand exact compliance with the terms hereof. Any waiver shall not obligate that party to agree to any further or subsequent waiver or affect the validity of the provision relating to any such waiver.
                  (f) This Agreement, all performance hereunder, any disputes relating to Employee's employment and all arbitrations, suits and proceedings hereunder shall be governed by, and construed in accordance with, the internal laws of the State of Alabama, without regard to its conflicts of laws principles. To the extent any actions, suits and proceedings in connection herewith are permitted under Section 8, they may be brought in a court of competent jurisdiction within the State of Alabama; provided that the Companies may, at their sole election, bring any such action, suit or proceeding in any court of competent jurisdiction (including that in which Employee is then located). Employee hereby irrevocably submits to the personal jurisdiction of such courts and agrees that Employee shall not object to such fora and venues (including as to convenience). In the event of any arbitration proceeding pursuant to Section 8, or any action, suit or proceeding in connection herewith permitted by Section 8, in either case based upon a claim by Employee for breach of any covenant or agreement by Company hereunder, the maximum recovery to which Employee shall be entitled, as liquidated damages, shall be equal to the sum of the amounts specified in Section 4(d).
                  (g) Employee understands that Employee has a period of 21 days to review and consider the Initial Release set forth in Section 10 and the Final Release (each, a "Release" and together, the "Releases") and to consult with an attorney and other advisors of Employee's choice before signing them.
                  (h) If Employee is 40 years of age or older when a Release is signed, Employee may, within seven (7) days of Employee signing the Release, revoke (i) those portions of the Release (once signed) relating to releasing claims for age discrimination (such as claims under the Age Discrimination in Employment Act of 1967, as amended) and
         (ii) only to the limited extent otherwise required by applicable law, any other portion of such Release. Revocation shall be made by delivering a written notice of revocation to Company c/o the Senior Vice President and General Counsel of GE Fanuc at the address specified herein. For this revocation to be effective, written notice must be received no later than midnight on the seventh day after Employee signs the Release. If Employee exercises Employee's right of revocation, Company, at its sole option exercised in its sole discretion, may terminate and void this Agreement and, whether or not Company exercises such right of termination, Company may, at its sole option exercised in its sole discretion, require Employee to forfeit and not receive any or all monies payable hereunder after Employee's revocation and any or all of the benefits described herein.
                  (i) Employee further represents, warrants and agrees as follows: (i) Employee fully understands Employee's right to review all aspects hereof with Employee's attorney or any other advisor and Employee has had adequate time and opportunity to do so; (ii) Employee has carefully read and fully understands all of the provisions hereof;
         (iii) Employee is voluntarily entering into this Agreement and has not been forced, pressured or coerced in any way into signing it; and (iv) Employee is not relying on any written or oral representations or statements by the Companies or any of their officers, directors, employees or agents that are not contained herein.
                                       12

                  (j) Should Company request the assistance of Employee following termination of his employment with Company for consulting services, including, without limitation, for the purpose of obtaining or defending its intellectual property rights, then, to the extent such services exceed 15 hours in the aggregate, Company shall compensate Employee at an hourly rate calculated by dividing his final weekly Base Salary as an employee by 40, which amount shall be offset by any payments he is receiving under Section 4.
                  (k) This Agreement shall be effective at the Effective Time. In the event the Merger Agreement is terminated prior to the Effective Time, this Agreement shall terminate at the same time and thereafter be of no effect.

                  IN WITNESS whereof this Agreement has been entered into as of the date and year first herein written:


VMIC, Inc.

By:                                           Witness: ______________________
Name:
Title:
Date:

EMPLOYEE

________________                             Witness: _______________________
Michael D. Darnell

Date:

                                    EXHIBIT B

                                  FINAL RELEASE

This Final Release given by Michael D. Darnell ("Employee") to VMIC, Inc. ("Company") for the benefit of the Persons released hereby, is executed in consideration for the covenants made by Company in an Employment Agreement, dated July 3, 2001 (the "Agreement").

         (a) Employee and Employee's heirs, assigns, successors, personal and legal representatives, and agents hereby unconditionally, knowingly and voluntarily release, waive, and forever discharge the Companies and their owners, predecessors, successors, divisions, directors, officers, employees, shareholders, representatives, agents, attorneys, and all persons acting by, through, under, or in concert with any of them (the "Released Persons") from each and every claim, complaint, action, liability, charge, promise, agreement, obligation, loss, cost, expense, suit, damage, demand, dispute or right of any sort or nature whatsoever, at law or in equity, other than those relating to the Merger Agreement or the actions or inactions of directors or stockholders of the Company prior to the Effective Time (but including those against the Companies, even to the extent they relate to the actions or inactions of such directors or stockholders of Company) (collectively, "Claims"), whether or not known, suspected, ripe, accrued or mature, to the extent arising out of or related to any and all acts, omissions, events, circumstances or facts existing or occurring on or before the date of this Final Release and related to the Companies; provided, however, that Employee may assert any counterclaims arising after the Effective Time against any Released Person who files, after the date of this Release, a claim or action against Employee. The foregoing release includes, but is not limited to, any Claim relating to Employee's employment relationship (including termination thereof), discrimination on the basis of race, sex, religion, marital status, sexual orientation, national origin, handicap or disability, age (including those under the ADEA), veteran status, special disabled veteran status, or citizenship status; any other Claim based on a statutory prohibition; any Claim arising out of or related to an express or implied employment contract, any other contract affecting terms and conditions of employment, or a covenant of good faith and fair dealing; any tort or contract Claims; and any personal gain with respect to any Claim arising under the qui tam provisions of the False Claims Act, 31 U.S.C. 3730; provided that the foregoing release does not include Claims by the Employee to enforce his/her rights under the Agreement.

         (b) Employee represents that Employee has carefully read this release and understands that the foregoing releases Claims under the Age Discrimination in Employment Act of 1967, as amended, and that Employee understands that he/she is not releasing any Claims to the extent arising after the date of this Final Release.

         (c) Employee further agrees never to commence any action (including a charge, proceeding or law suit) against the Released Persons or cause the Released Persons to be sued or charged regarding any matter within the scope of this Final Release. If Employee violates this Final Release, Employee agrees to pay any and all damages incurred by the Released Persons to the maximum extent permitted under applicable law. All terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement. Sections 6, 7, 8 and 11 of the Agreement are hereby incorporated herein by reference.

                                         EMPLOYEE

                                         -------------------------------

                                   DATE: _________________________
WITNESS:

                                    EXHIBIT C

                                                                  Exhibit C
                               RETENTION AGREEMENT

                 THIS RETENTION AGREEMENT, dated as of _________________, __ 2001 (the "Effective Date"), between VMIC, Inc., a Delaware corporation, with an address at 12090 S. Memorial Parkway, Huntsville, Alabama 35803-3308 ("Company"), and ______________, residing at ______________ ("Employee").

                                    RECITALS

                 WHEREAS, GE Fanuc Automation North America, Inc., a Delaware corporation ("GE Fanuc"), Shandy Merger Corp., a Delaware corporation ("Merger Corp."), and Company have entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Merger Corp. will merge with and into Company, and Company will become a wholly owned subsidiary of GE Fanuc (the "Merger");

                 WHEREAS, Employee is a key employee of Company and Company desires to provide an incentive to Employee to continue to serve Company following the Effective Time of the Merger, as defined in the Merger Agreement, while taking appropriate measures to protect relevant intellectual property, trade secrets and other valuable information;

                 WHEREAS, Employee is entering into this Agreement as a material inducement to GE Fanuc to enter into the Merger Agreement; and

                 WHEREAS, Employee has carefully reviewed and understands this Agreement and has consulted with whatever advisors and/or attorneys that Employee desires;

                 NOW, THEREFORE, in consideration of the mutual covenants herein, the parties hereby agree:

1.       Compensation.

                  (a) If Employee remains continuously employed by Company, GE Fanuc, or any of their respective subsidiaries on a full-time basis from the Effective Time through the [second] anniversary of the Effective Time (the "Retention Date") and provided Employee has fully complied with the terms and conditions hereof, Company shall pay to Employee a retention bonus in the aggregate lump sum amount of $_____, less applicable withholdings and deductions (the "Retention Bonus"). Employee shall be entitled to the Retention Bonus only if Employee first executes a general release prescribed by Company, substantially in the form of Exhibit A attached hereto (the "Final Release"), and delivers it to the Company in accordance with Section 8(c) within twenty-two (22) days after the Retention Date. The Retention Bonus shall be paid within thirty (30) days following Employee's execution and delivery of the Final Release in accordance with Section 8(c). Except as expressly provided herein, no Retention Bonus will be due or payable to Employee.

                  (b) [As soon as administratively practicable after the Effective Time, Employee will receive a grant of _______ nonqualified stock options, each of which will entitle Employee to purchase one share of General Electric Company ("GE") common stock, par value $0.06 per share, at a price per share equal to the fair market value of GE common stock as of the date of grant, in accordance with the terms of this Agreement, the GE 1990 Long Term Incentive Plan (the "GE LTIP") and such other terms prescribed by the Committee, as defined in the GE LTIP. This option grant is subject to approval by the Committee.]

                  (c) [Each of the Employee Stock Award Agreements entered into between Company and Employee shall be, and hereby is, amended in accordance with the terms of the Amendment to Employee Stock Award Agreement, as set forth in Exhibit B.]

                  (d) Company shall deduct from the amounts payable to Employee pursuant to this Agreement the amount of all required federal, state and local withholding taxes in accordance with Employee's Form W-4 on file with Company, and all applicable federal employment taxes. Employee shall be solely responsible for all other taxes associated with the amounts payable under this Agreement, except for the employer portion of any employment taxes as required under applicable law.
2.       Termination of Employment.

                  (a) Notwithstanding Section 1(a), Company shall pay Employee (or Employee's executor or other legal representative in the case of Employee's death or Disability) a prorated portion of the Retention Bonus if (i) (A) during the period commencing at the Effective Time and ending on the Retention Date, Employee's employment is terminated by Company without "Cause" (except through a transfer to an Affiliate) or due to death or Disability, (B) Employee has otherwise fully complied with the terms and conditions hereof, and (C) Employee (or Employee's executor or other legal representative in the case of Employee's death or Disability) executes and delivers a Final Release in accordance with
         Section 8(c), or (ii) (A) Employee resigns because of a reduction in Employee's current base salary of 15% or more, (B) Employee has otherwise fully complied with the terms and conditions hereof, and (C) Employee (or Employee's executor or other legal representative in the case of Employee's death or Disability) executes and delivers a Final Release in accordance with Section 8(c). The pro-rated portion of the Retention Bonus to be paid pursuant to this Section 2(a) shall be equal to (x) the amount determined by multiplying the Retention Bonus by a fraction, the numerator of which is the number of days that Employee was employed by Company after the Effective Time and before the Retention Date and the denominator of which is the number of days between the Effective Time and the Retention Date (inclusive), less (y) applicable withholdings and deductions. Such pro-rated portion of the Retention Bonus shall be paid to Employee (or to Employee's executor or other legal representative in the case of Employee's death or Disability) in a lump sum payment within thirty (30) days following the execution and delivery, in accordance with Section 8(c), of the Final Release by Employee (or Employee's executor or other legal representative in the case of Employee's death or Disability). "Cause" means conviction of a criminal offense, theft, fraud, breach of trust, failure to comply with directives, policies or procedures of Company and its Affiliates (the "Companies") in effect from time to time (including as set forth in the booklet, "The Spirit and Letter"), Employee's failure to perform properly any services reasonably assigned to Employee and reasonably within the scope of Employee's employment position and/or Employee not successfully completing any Performance Improvement Plan (PIP) of 30 days' duration or more. "Disability" means the inability of Employee to render services to Company for a period of ninety (90) consecutive days due to physical or mental incapacity as certified by a medical doctor reasonably satisfactory to both Employee and Company.

                  (b) Notwithstanding anything to the contrary, no amount shall be payable to Employee (or Employee's executor or other legal representative in the case of Employee's death or Disability) unless Employee (or Employee's executor or other legal representative in the case of Employee's death or Disability) executes and delivers to Company, in accordance with Section 8(c), a Final Release within twenty-two (22) days of Employee's cessation of employment, or within forty-five (45) days in the event of Employee's death or Disability. Whether Employee's employment is terminated with Cause or without Cause, in no event shall the Companies be required to pay Employee damages on account of an alleged breach of this Agreement (which shall not include any noncontractual claims, such as statutory discrimination claims, or contractual claims unrelated to the Agreement) in excess of the sum of the considerations set forth in Section 2, plus any accrued and unpaid salary and other standard Company benefits otherwise due Employee as an employee of Company.

3.       Confidentiality.
                  (a) Employee shall keep strictly confidential and not disclose the terms and conditions hereof to anyone except to the limited extent otherwise compelled by law to do so or necessary to enforce Employee's rights hereunder or to the extent necessary for Employee to be advised regarding his tax consequences, rights and/or obligations under this Agreement, provided the person providing such advice agrees to comply with the confidentiality requirements of this Section 3. If any third party requests or demands, by subpoena or otherwise, that Employee disclose this Agreement, any terms or conditions hereof, or any Confidential Information, Employee shall immediately notify Company and shall give Company an opportunity to respond to such notice before disclosing any such information and shall reasonably cooperate with any actions by the Companies to keep such information confidential. Employee specifically agrees not to waive Employee's attorneyclient privilege with respect to any matter related hereto.

                  (b) Employee shall enter into the Employee Innovation, Confidential Information and Proprietary Information Agreement attached hereto as Exhibit [B] [C] (the "Employee Innovation Agreement"), which shall remain in effect in accordance with its terms. Employee acknowledges that in the course of Employee's employment with Company, Employee has acquired or hereafter will acquire certain confidential, proprietary and/or privileged information and trade secrets (whether in tangible, intangible and/or electronic form) concerning the operations and/or activities of the Companies, including the personnel, technology, future plans, products, suppliers, methods of doing business, concepts, techniques, ideas, inventions, innovations, processes, systems, devices, charts, manuals, price lists, payroll, administrative methods and information and improvements thereto; the names and identities of customers, lenders, purchasers and suppliers; the names, addresses, telephone numbers, qualifications, education, accomplishments, experience and resumes of persons who have applied or been recruited or hired for permanent and temporary jobs, job order specifications and the particular characteristics and requirements of persons generally hired by the Companies; and/or other nonpublic information or materials (collectively, "Confidential Information"). Employee agrees that it would be damaging to the Companies if the Confidential Information were disclosed or made available to, or used by, any third party. Employee understands that the Confidential Information has been or will be divulged to Employee in confidence and/or has been or will be gained as a result of Employee's connection with the Companies. Employee agrees
         (i) to keep the Confidential Information confidential (except to the extent the Confidential Information becomes generally available in the public domain without a breach hereof or other confidentiality obligation), unless Employee is compelled by law to disclose such information as provided herein), (ii) not to use the Confidential Information for Employee's own benefit or for the benefit of any third party (but this clause (ii) shall not prevent Employee from using his or her general skills and experience learned over his or her career for the benefit of a third party, provided Employee does not disclose any Confidential Information in doing so), and (iii) not to use the Confidential Information in any manner which may injure or cause loss either directly or indirectly to the Companies.

                  (c) Employee agrees and warrants that Employee will immediately return to Company all such Confidential Information and other Company property in Employee's possession, custody or control at the conclusion of Employee's employment with Company. Employee agrees to reasonably assist and cooperate with the Companies and/or their agents, officers, directors and employees (i) on matters relating to the tasks for which Employee was responsible, or about which Employee had knowledge, before cessation of employment or which may otherwise be within the knowledge of Employee, and (ii) exclusively in connection with any existing or future disputes, litigation or investigations of any nature brought by, against, or otherwise involving the Companies in which Company deems Employee's cooperation necessary. Company will reimburse Employee for reasonable out of pocket expenses incurred in connection therewith, in accordance with Company policy. Nothing in this Section 3 shall prevent Employee from communicating with or participating in any government investigation to the extent required by law.
                  (d) Any discovery, invention, process or improvement in procedure made or discovered by Employee (whether alone or jointly with others) while in the service of the Companies in connection with or in any way involving or relating to the businesses of the Companies or capable of being used by them shall forthwith be disclosed to the management of Company and shall belong to and be the absolute property of Company or such transferee as Company may nominate for the purpose. Employee, if and whenever required so to do (whether during or after the termination of his employment hereunder), shall at the expense of Company apply for or join in applying for letters patent or other protection in any part of the world for any discovery, invention, process or improvement as aforesaid and execute and do all instruments and things necessary for vesting the said letters patent or other protection when obtained and all right, title and interest to and in the same in Company (or its nominee) absolutely and as sole beneficial owner or in such other Person as may be required. Employee hereby irrevocably appoints Company to be Employee's attorney in fact to execute and do any such instruments or things and generally to use Employee's name for the purpose of giving to Company or its nominees the full benefit of this provision.

                  (e) To the extent that any provisions of the Employee Innovation Agreement are inconsistent with this Section 3, the terms of this Section 3 shall govern and control.

4.       Conflicts of Interest, Covenant Not to Compete and
         Non-Disparagement, etc.

                  (a) Employee agrees that, for a period starting on the Effective Date and ending twenty-four (24) consecutive months immediately following Employee's last date of employment with, or service to, Company or GE Fanuc or any of their respective direct or indirect subsidiaries (the "Non-compete Period"), Employee will not directly or indirectly (including as an employee, consultant, officer, director, agent, principal, shareholder or owner) engage in any activity in North America that competes with the business conducted by Company, its direct and indirect subsidiaries, GE Fanuc and/or its direct and indirect subsidiaries, during Employee's employment with or service to Company; provided that ownership of less than five (5%) of the shares of a publicly traded company shall not, by itself, violate this provision. Employee acknowledges that the scope, area and time limits set forth above are reasonable and properly required to protect adequately Company's legitimate business interests. Employee further acknowledges that (i) Employee's knowledge, experience and capabilities are such that Employee can obtain employment in business activities which are of a non-competing nature than those performed by GE Fanuc and its subsidiaries or in a geographic area outside the non-competition area and (ii) the enforcement of a remedy hereunder by way of injunction will not prevent Employee from earning a reasonable livelihood. Employee further acknowledges that enforcement of these provisions is not contrary to the public health, safety, policy or welfare.
                  (b) (i) Employee agrees that during the Non-compete Period, Employee will not in any capacity, whether on Employee's own behalf or on behalf of any other Person, directly or indirectly (including as an employee, consultant, officer, director, agent, principal, shareholder or owner) solicit, interfere with, or endeavor to entice away from Company, GE Fanuc or any of their respective direct or indirect subsidiaries, any Person who has been an employee, contract worker or consultant thereof within the immediately preceding 12-month period, or any Person who has been a customer, affirmatively pursued prospective customer, supplier, business partner, licensor or licensee during any portion of the twelve months before the termination of Employee's service, or otherwise attempt to encourage any of them to adversely change, or terminate, his/her/its relationship with Company, GE Fanuc or any of their respective direct or indirect subsidiaries; provided, however, that general solicitations in media outlets shall not be considered improper solicitations under this Section 4(b).

                  (ii) Employee agrees that during the Non-compete Period, Employee shall not be personally involved or connected in any capacity, whether on Employee's own behalf or on behalf of any other Person, directly or indirectly (including as an employee, consultant, officer, director, agent, principal, shareholder or owner), in hiring any Person who has been an employee, contract worker or consultant of Company, GE Fanuc or any of their direct or indirect subsidiaries during any portion of the twelve months before the date of hire.

                  (c) Except as otherwise required by applicable law, Employee agrees not to make, or cause to be made, any oral or written statement, or take any other action, which disparages, criticises, damages the reputation of, or is hostile to, the Companies or their administrations, employees, managements, officers, shareholders, agents and/or directors. In the event that Employee violates this provision, including making statements to the media, it will be considered a material breach hereof. The Non-compete Period shall be extended for any period during which Employee is in breach of this Section 4.

                  (d) This Agreement is not an employment agreement. Except as may be expressly stated herein, this Agreement shall not change in any way Employee's current "at will" employment status with Company and, subject to making payments as provided herein, Company may terminate Employee's employment hereunder at any time without cause and without liability therefor. Nothing herein constitutes a promise of employment for a definite term. Employee may terminate Employee's employment with Company only upon two months' prior written notice thereof given to the President of Company.

5.       Arbitration.
                  (a) Any dispute or controversy arising under or in connection herewith (including (i) any claim arising out of or in connection with Employee's employment and/or any termination of Employee's employment (but excluding claims for Equitable Relief) and (ii) any claim relating to the arbitrability hereof), shall be settled exclusively by binding arbitration in Huntsville, Alabama in accordance with the Alternate Dispute Resolution Policy and ADR Policy Agreement, as set forth in Exhibit [C] [D] attached hereto, which Employee hereby adopts and by which Employee agrees to be bound as a 'new' employee thereunder. Judgement may be entered on the arbitrator's award in any court having jurisdiction.

                  (b) In view of the nature of Employee's employment, Employee agrees that any violation, or threatened violation, of Section 3 or 4 hereof will give rise to substantial, irreparable and continuing injury to the Companies which is not adequately compensable in monetary damages or at law and that, therefore, Company shall be entitled to specific performance and injunctive relief, including an injunction prohibiting Employee from any violation or threatened violation hereof (collectively, "Equitable Relief"). This right shall be in addition to and not by way of limitation of any other legal or equitable remedies to which the Companies may be entitled, including the right of Company to (a) seek recovery of any and all consideration paid (and stop payment of any future consideration) to Employee hereunder in the event Employee breaches this Agreement and (b) a constructive trust on any proceeds earned by Employee from any activities which are in violation hereof.

                  (c) The parties agree that the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation reasonable attorneys' fees .

6.       Employee Covenants, Representations and Warranties.

                  (a) Except as otherwise agreed upon by Employee and the Chief Executive Officer of Company, and approved by the Chairperson of the Board, Employee shall, unless prevented by illness, devote the whole of Employee's business time and attention to Employee's duties hereunder, and shall well, faithfully and loyally serve, and use Employee's best efforts to promote the interests of, the Companies, and shall not knowingly do, or omit to do, or permit or suffer anything to be done or omitted, to the prejudice, loss or injury of the Companies.

                  (b) Employee represents and warrants that Employee is not a party to any agreement or obligation that conflicts with Employee's fully performing this Agreement. Employee further represents that Employee is of sound body and mind.

                  (c) Employee shall at all times during Employee's employment with Company comply with all of the integrity policies and procedures of the Companies in effect from time to time, including those in the Integrity, the Spirit and Letter of our Commitment booklet, receipt of which Employee acknowledges.

                  (d) Employee agrees to execute, deliver and perform, and cause to be executed, delivered and performed, at any time, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to carry out the provisions and intent hereof.

                  (e) Employee represents and warrants that Employee has not relied on any representation, warranty arrangement, understanding or agreement (whether written or oral) not expressly set out herein.

7.       Initial Release.

                  (a) Employee and Employee's heirs, assigns, successors, personal and legal representatives, and agents hereby unconditionally, knowingly and voluntarily release, waive, and forever discharge the Companies and their owners, predecessors, successors, divisions, directors, officers, employees, shareholders, representatives, agents, attorneys, and all persons acting by, through, under, or in concert with any of them (the "Released Persons") from each and every claim, complaint, action, liability, charge, promise, agreement, obligation, loss, cost, expense, suit, damage, demand, dispute or right of any sort or nature whatsoever, at law or in equity (collectively, "Claims"), whether or not known, suspected, ripe, accrued or mature, to the extent arising out of or related to any and all acts, omissions, events, circumstances, or facts existing or occurring on or before the date of this release and related to the Companies (the "Initial Release"). The foregoing release includes, but is not limited to, any Claim relating to Employee's employment relationship (including termination thereof), discrimination on the basis of race, sex, religion, marital status, sexual orientation, national origin, handicap or disability, age (including those under the ADEA), veteran status, special disabled veteran status, or citizenship status; any other Claim based on a statutory prohibition; any Claim arising out of or related to an express or implied employment contract, any other contract affecting terms and conditions of employment, or a covenant of good faith and fair dealing; any tort or contract Claims; and any personal gain with respect to any Claim arising under the qui tam provisions of the False Claims Act, 31 U.S.C. 3730; provided that the foregoing release does not include Claims by the Employee to enforce his/her rights under the Agreement.

                  (b) Employee represents that Employee has carefully read this Initial Release and understands that the foregoing releases Claims under the Age Discrimination in Employment Act of 1967, as amended, and that Employee understands that he/she is not releasing any Claims to the extent arising after the date of this Initial Release.

                  (c) Employee further agrees never to commence any action (including a charge, proceeding or law suit) against the Released Persons or cause the Released Persons to be sued or charged regarding any matter within the scope of this Initial Release. If Employee violates this Initial Release, Employee agrees to pay any and all damages incurred by the Released Persons to the maximum extent permitted under applicable law.

8.       Miscellaneous.
                  (a) No waiver, modification or amendment (collectively, a "Change") hereof or of any provision herein contained shall be valid or enforceable unless in writing and duly executed by the party charged therewith (as to a waiver) or by Employee and the President of GE Fanuc (as to any other Changes). Employee acknowledges and agrees that only the President of GE Fanuc shall be able to bind Company hereunder whether as to any Change (including as to any waiver or otherwise). All parties have participated in the negotiation and review hereof and no provision hereof shall be construed more strictly against either party. This Agreement may be executed in counterparts, and a signature received by facsimile shall be deemed an original.

                  (b) Except as expressly provided herein, this agreement, including the exhibits hereto (collectively, the "Agreement"), is an integrated document and contains the sole and entire agreement and understanding between the parties as to the matters contained herein, and, except as expressly provided herein, fully supersedes and merges any and all prior and contemporaneous agreements, understandings, proposals, negotiations, arrangements, representations, industry usages, courses of dealing and/or discussions between the parties hereto pertaining to the subject matter hereof. The Recitals hereto are hereby incorporated herein by reference. Any references herein to "herein", "hereto", "hereof", "herewith" or "hereunder" shall be to this Agreement as a whole. The use of "including" herein shall mean "including, without limitation". "Affiliate" shall mean (i) any Person which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with Company and (ii) any Person who is a director or officer of the Companies. "Control" shall mean the power, direct or indirect, to (i) vote 25% or more of the securities having ordinary voting power for the election of directors or (ii) direct, or cause the direction of, the management and policies of a company or other entity, whether by contract, office or otherwise. "Person" shall mean any individual, company, agency, partnership, corporation or other entity. Employee agrees to indemnify and hold each and all of the Companies harmless from and against any inaccuracy, breach or violation of any term, representation, warranty, covenant or provision hereof made by Employee.

                  (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal and personal representatives. Employee may not assign this Agreement and any such assignment shall be null and void. Company may assign it to an Affiliate. All remedies hereunder are cumulative, except as otherwise provided herein. All communications, notices and disclosures pursuant hereto to be provided by Employee to Company shall be in writing and given to Company, c/o Senior Vice President and General Counsel, GE Fanuc, Route 29 North & Route 606, Charlottesville, VA 22911. Notices to Employee may be sent to Employee's address first given above. The headings and captions herein are solely for convenience of reference and shall not be used to interpret or construe this Agreement.

                  (d) In Section 4 hereof, the parties intend to provide the Companies the maximum protection possible in the geographic area in which Company does business. The parties, however, do not intend to include a provision that contravenes the public policy of any state. Therefore, the court, arbitrator or agency, as the case may be, shall construe and enforce the provisions hereof to the maximum extent it deems reasonable. Nevertheless, if any provision hereof is held unlawful, against public policy or otherwise declared void, such provision shall not be deemed part hereof, which otherwise shall remain in full force and effect. The invalidity or unenforceability of a particular provision hereof or portion thereof shall not affect the other provisions or portions, which shall remain fully valid and enforceable as if such invalid or unenforceable provision or portion was omitted. The court, arbitrator or agency, as the case may be, shall replace such invalid or unenforceable provision or portion with such other provision as shall most closely approximate the intent of the parties as evidenced hereby as a whole. However, the parties agree that if Employee (whether through counsel or otherwise), directly or knowingly permits or causes other(s) on Employee's behalf to, plead, allege, claim, argue, assert or intimate that any part of Sections 3 and 4 is unenforceable, void and/or illegal for any reason, Company at its sole option shall have the right to declare this Agreement void and terminated and shall, to the maximum extent permitted under applicable law, be entitled to recover from Employee any and all of the damages incurred by the Companies in connection therewith.

                  (e) No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by any party with its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of that party's right to demand exact compliance with the terms hereof. Any waiver shall not obligate that party to agree to any further or subsequent waiver or affect the validity of the provision relating to any such waiver.

                  (f) This Agreement, all performance hereunder, any disputes relating to Employee's employment and all arbitrations, suits and proceedings hereunder shall be governed by, and construed in accordance with, the internal laws of the State of Alabama, without regard to its conflicts of laws principles. To the extent any actions, suits and proceedings in connection herewith are permitted under Section 5, they may be brought in a court of competent jurisdiction within the State of Alabama; provided that the Companies may, at their sole election, bring any such action, suit or proceeding in any court of competent jurisdiction (including that in which Employee is then located). Employee hereby irrevocably submits to the personal jurisdiction of such courts and agrees that Employee shall not object to such fora and venues (including as to convenience). In the event of any arbitration proceeding pursuant to Section 5, or any action, suit or proceeding in connection herewith permitted by Section 5, in either case based upon a claim by Employee for breach of any covenant or agreement by Company hereunder, the maximum recovery to which Employee shall be entitled, as liquidated damages, shall be equal to the sum of the amounts specified in Section 2.

                  (g) Employee understands that Employee has a period of 21 days to review and consider the Initial Release set forth in Section 7 and the Final Release (each, a "Release" and together, the "Releases") and to consult with an attorney and other advisors of Employee's choice before signing them.

                  (h) If Employee is 40 years of age or older when a Release is signed, Employee may, within seven (7) days of Employee signing the Release, revoke (i) those portions of the Release (once signed) relating to releasing claims for age discrimination (such as claims under the Age Discrimination in Employment Act of 1967, as amended) and
         (ii) only to the limited extent otherwise required by applicable law, any other portion of such Release. Revocation shall be made by delivering a written notice of revocation to Company c/o the Senior Vice President and General Counsel of GE Fanuc at the address specified herein. For this revocation to be effective, written notice must be received no later than midnight on the seventh day after Employee signs the Release. If Employee exercises Employee's right of revocation, Company, at its sole option exercised in its sole discretion, may terminate and void this Agreement and, whether or not Company exercises such right of termination, Company may, at its sole option exercised in its sole discretion, require Employee to forfeit and not receive any or all monies payable hereunder after Employee's revocation and any or all of the benefits described herein.

                  (i) Employee further represents, warrants and agrees as follows: (i) Employee fully understands Employee's right to review all aspects hereof with Employee's attorney or any other advisor and Employee has had adequate time and opportunity to do so; (ii) Employee has carefully read and fully understands all of the provisions hereof;
         (iii) Employee is voluntarily entering into this Agreement and has not been forced, pressured or coerced in any way into signing it; and (iv) Employee is not relying on any written or oral representations or statements by the Companies or any of their officers, directors, employees or agents that are not contained herein.

                  (j) This Agreement shall be effective at the Effective Time. In the event the Merger Agreement is terminated prior to the Effective Time, this Agreement shall terminate at the same time and thereafter be of no effect.

         IN WITNESS whereof this Agreement has been entered into as of the date and year first herein written:


VMIC, Inc.


By: ________________________         Witness: ______________________

Name:_______________________

Title:______________________

Date:_______________________


EMPLOYEE

______________________________
                                     Witness: _______________________

Date:_________________________

                                    EXHIBIT A

                                  FINAL RELEASE

This Final Release given by ________ ("Employee") to VMIC, Inc. ("Company") for the benefit of the Persons released hereby, is executed in consideration for the covenants made by Company in a Retention Agreement, dated (the "Agreement").

         (a) Employee and Employee's heirs, assigns, successors, personal and legal representatives, and agents hereby unconditionally, knowingly and voluntarily release, waive, and forever discharge the Companies and their owners, predecessors, successors, divisions, directors, officers, employees, shareholders, representatives, agents, attorneys, and all persons acting by, through, under, or in concert with any of them (the "Released Persons") from each and every claim, complaint, action, liability, charge, promise, agreement, obligation, loss, cost, expense, suit, damage, demand, dispute or right of any sort or nature whatsoever, at law or in equity (collectively, "Claims"), whether or not known, suspected, ripe, accrued or mature, to the extent arising out of or related to any and all acts, omissions, events, circumstances or facts existing or occurring on or before the date of this Final Release and related to the Companies; provided, however, that Employee may assert any counterclaims arising after the Effective Time against any Released Person who files, after the date of this Release, a claim or action against Employee. The foregoing release includes, but is not limited to, any Claim relating to Employee's employment relationship (including termination thereof), discrimination on the basis of race, sex, religion, marital status, sexual orientation, national origin, handicap or disability, age (including those under the ADEA), veteran status, special disabled veteran status, or citizenship status; any other Claim based on a statutory prohibition; any Claim arising out of or related to an express or implied employment contract, any other contract affecting terms and conditions of employment, or a covenant of good faith and fair dealing; any tort or contract Claims; and any personal gain with respect to any Claim arising under the qui tam provisions of the False Claims Act, 31 U.S.C. 3730; provided that the foregoing release does not include Claims by the Employee to enforce his/her rights under the Agreement.

         (b) Employee represents that Employee has carefully read this release and understands that the foregoing releases Claims under the Age Discrimination in Employment Act of 1967, as amended, and that Employee understands that he/she is not releasing any Claims to the extent arising after the date of this Final Release.

         (c) Employee further agrees never to commence any action (including a charge, proceeding or law suit) against the Released Persons or cause the Released Persons to be sued or charged regarding any matter within the scope of this Final Release. If Employee violates this Final Release, Employee agrees to pay any and all damages incurred by the Released Persons to the maximum extent permitted under applicable law. All terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement. Sections 3, 4, 5 and 8 of the Agreement are hereby incorporated herein by reference.



                     EMPLOYEE

                     -------------------------------
                     DATE: _________________________



WITNESS:___________________________

                                   [EXHIBIT B

                   AMENDMENT TO EMPLOYEE STOCK AWARD AGREEMENT

                             [attached separately]]

                                 EXHIBIT  [C]


                              EMPLOYEE INNOVATION,
                          CONFIDENTIAL INFORMATION AND
                        PROPRIETARY INFORMATION AGREEMENT

                              [attached separately]

                                 EXHIBIT  [D]


                            ADR POLICY AND AGREEMENT

                              [attached separately]

                                    EXHIBIT D

                             STOCK OPTION AGREEMENT

                  FIRST AMENDMENT TO STOCK OPTION AGREEMENT, dated July 13, 2001 and effective as of July 3, 2001 (the "Agreement"), between GE Fanuc Automation North America, Inc., a Delaware corporation ("Parent"), and VMIC, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

                  WHEREAS, Parent and the Company have previously entered into a Stock Option Agreement, dated as of July 3, 2001 (the "Original Stock Option Agreement");
                  WHEREAS, Parent and the Company desire to enter into this Agreement to amend and restate the terms of the Original Stock Option Agreement;

                  WHEREAS, for all purposes herein, whenever a reference is made to the date of this Agreement, such date shall be July 3, 2001;

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent, Shandy Merger Corp., a newly formed Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and the Company are entering into the First Amendment to the Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "Merger Agreement"), which provides for the merger of Sub with and into the Company;

                  WHEREAS, as a condition to Parent's willingness to enter into the Merger Agreement, Parent has requested that the Company grant to Parent an option to purchase authorized and unissued shares of Company Common Stock, upon the terms and subject to the conditions hereof; and

                  WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Company has agreed to grant Parent the requested option.

                  NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the adequacy and sufficiency of which is irrevocably acknowledged, the parties hereto agree as follows:

1. The Option; Exercise; Adjustments. The Company hereby grants to Parent an irrevocable option (the "Option") to purchase the number of authorized and unissued shares of Common Stock, par value ten cents ($.10) per share, of the Company (the "Company Common Stock") such that the aggregate number of shares of Company Common Stock for which this Option is exercisable, when added to the number of shares held legally and beneficially by the stockholders that have entered into the Stockholder Agreements, equals fifty and one-tenth percent (50.1%) of the aggregate shares of the Company Common Stock then outstanding (on a fully diluted basis) upon the terms and subject to the conditions set forth herein (the "Optioned Shares"). Subject to the conditions set forth in Section 2, the Option may be exercised by Parent in whole or from time to time in part, at any time after the date hereof and prior to the termination of the Option in accordance with Section 18. If Parent wishes to exercise the Option, Parent shall send a written notice to the Company (the "Stock Exercise Notice") specifying the total number of Optioned Shares it wishes to purchase and a date (not later than twenty (20) business days and not earlier than one (1) business day from the date such notice is given) for the closing of such purchase (the "Closing Date"). Parent may revoke an exercise of the Option at any time prior to the closing of such purchase by written notice to the Company. If there is any change in the number of issued and outstanding shares of Company Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Company, the number of Optioned Shares subject to the Option and the Exercise Price (as hereinafter defined) per Optioned Share shall be appropriately adjusted and the Company shall provide written notice to Parent of any such change within one (1) business day of such change. If any additional shares of Company Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the preceding sentence or pursuant to this Agreement), the number of Optioned Shares subject to the Option shall be adjusted so that, after such issuance, the number of Optioned Shares equal, when added to the number of shares held legally and beneficially by the stockholders that have entered into the Stockholder Agreements, fifty and one-tenth percent (50.1%) of the aggregate shares of the Company Common Stock then outstanding (on a fully diluted basis). At the Effective Time, any Optioned Shares held by Parent shall be cancelled in accordance with Section 1.5(b) of the Merger Agreement. Parent shall not sell or otherwise transfer any Optioned Shares, except to one of its Affiliates or in accordance with Section 8 of this Agreement.

2. Conditions to Exercise of Option and Delivery of Optioned Shares.

(a) Parent's right to exercise the Option is subject to the condition that no preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States invalidating the grant or prohibiting the exercise of the Option shall be in effect.

(b) Parent's obligation to purchase the Optioned Shares following the exercise of the Option, and the Company's obligation to deliver the Optioned Shares, are subject to the conditions that:

 (i) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Optioned Shares shall be in effect; and

 (ii) Any applicable waiting periods under the HartScottRodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or been terminated.

3. Exercise Price for Optioned Shares. At any Closing Date, the Company will deliver to Parent a certificate or certificates representing the Optioned Shares in the denominations designated by Parent in its Stock Exercise Notice and Parent will purchase the Optioned Shares from the Company at a price per Optioned Share equal to thirteen dollars and forty and three tenths cents ($13.403) (the "Exercise Price"). Payment made by Parent to the Company of the Exercise Price at each Closing Date shall be by delivery of an unsecured, non-interest bearing promissory note in the form of the attached Exhibit A (each, a "Promissory

Note"). After payment of the Exercise Price for the Optioned Shares covered by the Stock Exercise Notice, the Option shall be deemed exercised to the extent of the Optioned Shares specified in the Stock Exercise Notice as of the date such Stock Exercise Notice is given to the Company.

 4. Representations and Warranties of the Company. The Company represents and warrants to Parent that (a) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms; (b) the Company has taken all necessary corporate action to authorize and reserve the Optioned Shares for issuance upon exercise of the Option, and the Optioned Shares, when issued and delivered by the Company to Parent upon exercise of the Option, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights; (c) except as otherwise required by the HSR Act, except for routine filings and subject to Section 7, the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby do not require the consent, approval or authorization of, or filing with, any person or public authority and will not violate or conflict with the Company Charter or the Company By-laws, or result in the acceleration or termination of, or constitute a default under, any Company Agreement or any other note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license, or any decree, statute, law, ordinance, rule or regulation, judgment, order or other restriction binding upon or applicable to the Company or any of its respective properties or assets; (d) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (e) either (X) Section 203 of the DGCL does not apply with respect to or as a result of the transactions contemplated hereby, or (Y) the Company has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to or as a result of the transactions contemplated hereby.

 5. Representations and Warranties of Parent. Parent represents and warrants to the Company that (a) the execution and delivery of this Agreement by Parent and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and this Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent; (b) Parent is acquiring the Option and, if and when it exercises the Option, will be acquiring the Optioned Shares issuable upon the exercise thereof, for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act of 1933, as amended (the "Securities Act"), and will not sell or otherwise dispose of the Optioned Shares except pursuant to an effective registration statement under the Securities Act or a valid exemption from registration under the Securities Act; and (c) Parent is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933.

 6. The Closing. Any closing hereunder shall take place on the Closing Date specified by Parent in its Stock Exercise Notice pursuant to Section 1 at 10:00 A.M., local time, or the first business day thereafter on which all of the conditions in Section 2 are met, at the principal executive office of the Company, or at such other time and place as the parties hereto may agree.

 7. Filings Related to Optioned Shares. The parties will each make such filings with the SEC as are required by the Exchange Act, and the Company will use its best efforts to effect all necessary filings by the Company under the HSR Act.

 8. Mandatory Repurchase. If this Agreement is terminated in accordance with
 Section 18, then Parent shall, within three (3) business days' of such termination, require the Company to purchase from Parent (or its applicable Affiliate), and the Company hereby agrees to purchase from Parent (or its applicable Affiliate), all (but not less than all) of the Optioned Shares (if the Option has been exercised in whole or in part) at a purchase price equal to the aggregate principal amount of the Promissory Notes. Such payment shall be made by cancelling and surrendering each Promissory Note to Parent in exchange for such Optioned Shares.

 9. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specified in the Merger Agreement.

 10. Notices. All notices, consents, approvals, requests and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one (1) day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): If to Parent, to:

      GE Fanuc Automation North America,
      Inc.2500 Austin  Drive
      Charlottesville, VA 22911Attention: PresidentFacsimile No.: 804- 978-5320 with copies to:
      GE Fanuc Automation North America, Inc.2500 Austin Drive
      Charlottesville, VA 22911Attention:  General CounselFacsimile
      No.: 804-978-5997 and

      Sidley Austin Brown & WoodBank One Plaza10 South Dearborn
      StreetChicago, Illinois  60603Attention:  Brian J. FahrneyFacsimile No.:
      312-853-7036

      If to the Company, to:
      VMIC, Inc.12090 South Memorial ParkwayHuntsville, Alabama  35803-3308
      Attention: Carroll WilliamsFacsimile No.: 256-382-8388 with a copy to:

      Lanier Ford Shaver & Payne P.C.200 West Side Square, Suite
      500Huntsville, Alabama  35804Attention:  John R. WynnFacsimile No.:
      256-533-9322

 11. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than Parent or the Company, or their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

  12. Amendments. This Agreement may be modified or amended only by means of a written instrument executed and delivered by both the Company and Parent. No modification or amendment of this Agreement or of any provision of this Agreement shall be valid or enforceable unless in writing duly executed by each of the parties hereto; provided, that the Company acknowledges and agrees that only the President of Parent shall be able to bind Parent hereunder with respect to any modification or amendment of this Agreement.

 13. Entire Agreement. This Agreement, together with the Merger Agreement and the other documents executed in connection therewith, is an integrated document and contains the sole and entire agreement and understanding between the parties as to the matters contained herein, and except as expressly provided herein, fully supersedes and merges any and all prior and contemporaneous agreements, understandings, proposals, negotiations, arrangements, representations, industry usages, courses of dealing and/or discussions, both written and oral, among the parties with respect to the subject matter hereof.

 14. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that Parent may assign this Agreement or any of the rights, interests or obligations hereunder to an Affiliate of Parent. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

 15. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, captions and headings contained in this Agreement are solely for convenience of reference and shall not be used to interpret or construe this Agreement. Any references in this Agreement to "herein," "hereto," "herewith" or "hereunder" shall be to this Agreement as a whole. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Each of the parties have participated in the negotiation and review of this Agreement and no provision of this Agreement shall be construed more strictly against any party. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing. All remedies hereunder are cumulative, except as otherwise provided in this Agreement. For all purposes herein, whenever a reference is made to the date of this Agreement, such date shall be July 3, 2001.

 16. Counterparts. For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

 17. Governing Law. Except to the extent that the laws of the State of Delaware are mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

 18. Termination. This Agreement and the Option shall terminate upon the earlier of (i) the Effective Time and (ii) six (6) months after the termination of the Merger Agreement pursuant to Section 7.1 thereof; provided, however, that if the Merger Agreement is terminated by the Company pursuant to Section 7.1(b),
 (c) or (d) thereof (other than a termination pursuant to Section 7.1(d)(i) following receipt of a Superior Proposal (if such

 Superior Proposal is received prior to November 30, 2001)), or if the Merger Agreement is terminated by agreement of the parties pursuant to Section 7.1(a) thereof, then the Option shall terminate upon termination of the Merger Agreement.

 19. Capitalized Terms. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Merger Agreement.

 20. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible. If the parties fail to so agree within ten (10) business days of such determination that any term or other provision is invalid, illegal or incapable of being enforced, such holding shall not affect the validity or enforceability of any other aspect hereof (or of such provision in another jurisdiction) and the parties agree and hereby request that the court or arbitrator(s) make such valid modifications to (or replacement of, if necessary) the invalid provision as are necessary and reasonable to most closely approximate the parties' intent as evidenced hereby as a whole.

 21. Enforcement of this Agreement; Submission to Jurisdiction.

(a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, such remedy being in addition to any other remedy to which any party is entitled at law or in equity. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding and waives any objection based on forum non conveniens or any other objection to venue thereof.

  (b) Each of the parties hereto irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby to the non-exclusive jurisdiction of the Federal or state courts in the States of Alabama and Virginia, and each party waives any and all objections to jurisdiction that they may have under the laws of the United States or any such State.

 22. Legend. Each Promissory Note and any Optioned Shares shall bear a legend in substantially the following form:

 THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH SECURITIES ACT OR SUCH STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION OR SUCH STATE SECURITIES LAWS IS AVAILABLE. THESE SECURITIES ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER, AND OTHER TERMS AND CONDITIONS, SET FORTH IN A STOCK OPTION AGREEMENT.

   IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be duly executed and delivered effective as of July 3, 2001.

  GE FANUC AUTOMATION
  NORTH AMERICA, INC.

       By: _____________________
       Name:            Title:

  VMIC, INC.

        By: _____________________
        Name:              Title:

                                    Exhibit A

                                 PROMISSORY NOTE
$__________                                                  Huntsville, Alabama

       FOR VALUE RECEIVED, GE Fanuc Automation North America, Inc. (the "Maker") promises to pay to VMIC, Inc., a Delaware corporation (the "Payee"), at the principal office of Payee in Huntsville, Alabama or such other place as the Payee may from time to time designate, the principal sum of _________________________ Dollars ($___________). The principal balance shall not bear interest.

                  The unpaid principal balance of this Note shall be due and payable three (3) years after the date hereof.
                  This Note is referred to in and is issued pursuant to that certain Stock Option Agreement between Maker and Payee, dated as of July 3, 2001, as the same may from time to time be amended (the "Stock Option Agreement"), to which reference is hereby made for a more complete statement of the terms and conditions under which this Note is being issued and is to be repaid (including the mandatory repurchase provisions set forth in Section 8 of the Stock Option Agreement).

                  Maker shall have the right to prepay this Note, without penalty, in whole or in part, at any time. All prepayments shall be applied against unpaid principal.

                  The occurrence of any of the following events shall constitute an Event of Default under this Note:

                  (a)if Maker shall fail to pay, within five (5) business days after receipt of notice that it has not paid any amount theretofore required to be paid under this Note;
                  (b)if a petition under any section or chapter of the United States Bankruptcy Code or any similar law or regulation shall be filed by Maker, or Maker shall make an assignment for the benefit of creditors;
                  (c)if a petition under any section or chapter of the United States Bankruptcy Code or any similar law or regulation is filed against Maker and such petition is not dismissed within ninety (90) days after the entry or filing thereof; or
                  (d)if an application is made by any person other than Maker for the appointment of a receiver, trustee or custodian for any of the assets of maker and the same is not dismissed within ninety (90) days after the application therefor.
                  Upon the occurrence of an Event of Default, all amounts due and owing under this Note shall be due and payable in full immediately at the option of the Payee.

                  Forbearance by Payee or the legal holder hereof in exercising any right or remedy hereunder or otherwise afforded by law shall not be or be deemed a waiver of and shall not preclude the exercise of any such right or remedy.
                  This Note shall be governed by, and construed in accordance with, the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Neither this Note nor any of the rights, interests or obligations hereunder shall be assigned by Maker or Payee (the "parties"), except that Maker may assign its rights, interests and obligations under this Note to an affiliate of Maker; provided, that no such assignment shall relieve Maker of its obligations under this Note. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. If any term or other provision of this Note is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Note shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Note may be consummated as originally contemplated to the fullest extent possible. If the parties fail to so agree within ten (10) business days of such determination that any term or other provision is invalid, illegal or incapable of being enforced, such holding shall not affect the validity or enforceability of any other aspect hereof (or of such provision in another jurisdiction) and the parties agree and hereby request that the court or arbitrator(s) make such valid modifications to (or replacement of, if necessary) the invalid provision as are necessary and reasonable to most closely approximate the parties' intent as evidenced hereby as a whole.


 THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH SECURITIES ACT OR SUCH STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION OR SUCH STATE SECURITIES LAWS IS AVAILABLE. THESE SECURITIES ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER, AND OTHER TERMS AND CONDITIONS, SET FORTH IN A STOCK OPTION AGREEMENT AND THE TERMS OF THIS NOTE.


Date:  _______, 2001                   ______________________________
                                       GE Fanuc Automation North America, Inc.
                                       By:
                                       Its:

                                    EXHIBIT E

     FIRST: The name of the corporation (which is hereinafter referred to as the "Corporation") is VMIC, Inc.

     SECOND: The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is one thousand (1,000) shares of common stock with a par value of $.10 per share.

     FIFTH: The name and mailing address of the incorporator are C. Larimore Whitaker, 1400 Park Place Tower, Birmingham, Alabama 35203.

     SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation, subject to any specific limitation on such power contained in any By-laws adopted by the stockholders.

     SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Article Seventh by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     EIGHTH: Each person who is or was a director or officer of the Corporation, and each person who serves or served at the request of the Corporation as a director or officer of another enterprise, shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of Delaware as it may be in effect from time to time.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

                                    EXHIBIT F

                           ESCROW AGREEMENT - HOLDBACK


                  This ESCROW AGREEMENT - HOLDBACK (this "Escrow Agreement"), is made as of ________, 2001, by and among GE Fanuc Automation North America, Inc., a Delaware corporation ("Parent"), Gary Saliba ("Sellers' Representative") and Bank One Trust Company, N.A., a national banking association, as escrow agent (the "Escrow Agent"). Capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

                              W I T N E S S E T H:

                  WHEREAS, pursuant to that certain Merger Agreement, as amended from time to time (the "Merger Agreement"), dated as of July 3, 2001, among Parent, Shandy Merger Corp., a Delaware corporation ("Sub") and VMIC, Inc., a Delaware corporation (the "Company"), Parent, Sub and the Company agreed to a merger of Sub with and into the Company, with the Company continuing as the surviving corporation;
                  WHEREAS, Section 5.12 of the Merger Agreement provides for the appointment of Sellers' Representative as the agent and attorney for and on behalf of the Previous Equityholders;
                  WHEREAS, Section 5.12 of the Merger Agreement requires that Six Million Two Hundred and Fifty Thousand Dollars ($6,250,000.00) (hereinafter referred to as the "Escrow Deposit") be deposited in an escrow account;
                  WHEREAS, the Escrow Deposit shall serve as the contingent, uncertificated right of the Previous Equityholders to receive the Holdback Consideration, if any, in an amount and upon the terms prescribed by Section
5.12 of the Merger Agreement; and
                  WHEREAS, Sellers' Representative and Parent have requested that the Escrow Agent have custody of the Escrow Deposit in accordance with and subject to the terms of this Escrow Agreement.
                  NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the adequacy and sufficiency of which is irrevocably acknowledged, Sellers' Representative, Parent and the Escrow Agent agree as follows:

         1. Appointment. Sellers' Representative and Parent nominate, constitute and appoint the Escrow Agent to hold the Escrow Deposit in escrow upon the terms and conditions hereinafter set forth.

         2. Agreement of Escrow Agent. The Escrow Agent hereby agrees to act as escrow agent in accordance with the terms, conditions and instructions contained in this Escrow Agreement.

         3. Deposit of the Escrow Amount. Parent is hereby delivering to the Escrow Agent pursuant to the Merger Agreement the Escrow Deposit in cash to be held in escrow and invested in Permitted Investments (as hereinafter defined) in accordance with the terms and conditions hereinafter set forth. The Escrow Agent hereby acknowledges receipt from Parent of the Escrow Deposit. The Escrow Agent is directed to deal with and dispose of the Escrow Deposit, the earnings thereon and any proceeds thereof (collectively, the "Escrow Amount") as hereinafter set forth. The Escrow Agent warrants and undertakes that, unless specifically authorized to do so in accordance with the provisions of Sections 4 or 8 below, it will not give up the physical custody and safekeeping of the Escrow Amount. Parent and Sellers' Representative shall each execute a certificate of incumbency for the purpose of establishing the identity of the representatives of each entitled to issue instructions or directions to the Escrow Agent on behalf of such party and shall provide the Escrow Agent the names of individuals designated to confirm instructions or directions of such party, and the Escrow Agent agrees to seek confirmation of such instructions or directions by telephone call-back to such individuals designated.

         4. Release. (a) The Escrow Agent shall release from escrow and deliver the Escrow Amount (or any portion thereof) as follows:

                  (i) in accordance with written instructions, signed by Sellers' Representative and Parent, directing the Escrow Agent to release the Escrow Amount or any portion thereof as set forth therein;

                  (ii) in accordance with the terms of a final non-appealable order, judgment or decree of an arbitrator or any court of competent jurisdiction ordering the release of the Escrow Amount or any portion thereof; and

                  (iii) to the Previous Equityholders, upon expiration of the Escrow Term (as hereinafter defined) an amount equal to:

                           (1) the Escrow Amount then held by the Escrow Agent, minus

                           (2) the aggregate Claim Amounts (as hereinafter defined) described in the Claim Notices (as hereinafter defined) and any earnings on such Claim Amounts (determined on a pro-rata basis in reference to the aggregate earnings of the Escrow Deposit).

                  (b) All amounts permitted to be released by the Escrow Agent under Section 4(a) to Parent shall be wired to Parent within two (2) business days to such account or accounts as Parent may designate from time to time; until further notice is given in accordance with Section 12 hereof, amounts released to Parent shall be wire transferred to the following account of Parent:

                                    Routing Number:
                                    Bank:
                                    Address:

                                    Account Number:
                                    Name of Account:

         All amounts permitted to be released by the Escrow Agent under Section 4(a) to the Previous Equityholders shall be disbursed, as promptly as practicable, by check or wire transfer to the address or account specified opposite such Previous Equityholder's name on a schedule prepared by Sellers' Representative and delivered to Parent and the Escrow Agent as soon as practicable after the date of this Escrow Agreement (the "Payment Schedule"), in an amount equal to the percentage set forth opposite such Previous Equityholder's name on such Payment Schedule (expressed as a decimal) multiplied by the aggregate amount of such disbursement; provided, however, that Parent may designate a portion of the Escrow Amount that otherwise would be paid to a Previous Equityholder to be paid to the Company or Parent to satisfy Tax withholding obligations. The Payment Schedule will set forth the name of each Previous Equityholder that has surrendered Certificates for cancellation to the Payment Agent and has received therefor the Initial Consideration or that has delivered an Option Surrender Form, and the percentage set forth opposite such Previous Equityholder's name shall be determined by dividing the aggregate amount of Initial Consideration plus payments pursuant to Section 5.7 of the Merger Agreement paid to such Previous Equityholder by Parent by the aggregate amount of Initial Consideration plus payments pursuant to Section 5.7 of the Merger Agreement to be paid to all Previous Equityholders by Parent. Any disbursement of the Escrow Amount to Previous Equityholders shall be treated for federal income tax purposes as consisting, in part, of imputed interest in accordance with the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder. Upon written notification by the Escrow Agent, Parent shall be responsible for calculating the amount of such imputed interest attributable to each Previous Equityholder and shall provide a copy of such calculation to the Escrow Agent in a reasonable period of time prior to the date of any distribution to all the Escrow Agent to properly withhold Taxes as may be necessary. To the extent necessary to avoid all Tax withholding on imputed interest or any other payments made to each Previous Equityholder, Sellers' Representative shall cause each Previous Equityholder to complete and sign a United States Internal Revenue Service ("IRS") Form W-8 or W-9 (or any other form necessary to avoid all withholding on imputed interest on any other payments made to each Previous Equityholder), and return it to the Escrow Agent, and the Escrow Agent shall provide a copy of any such form to Parent. Parent or, at the request of Parent, the Escrow Agent, shall timely file information returns with the IRS and provide payee statements to the Previous Equityholders, documenting each Previous Equityholder's share of imputed interest or any payment made hereunder. Sellers' Representative, on behalf of the Previous Equityholders, shall provide to the Escrow Agent any forms and information necessary to complete such information returns and payee statements, and the Escrow Agent shall provide copies of any such forms and information to Parent. In the event that the Escrow Agent becomes liable for the payment of Taxes relating to the imputed interest or any payment made hereunder (including, but not limited to, withholding Taxes), the Escrow Agent may deduct such Taxes from the Escrow Amount.

         (c) The Escrow Deposit shall be invested in investments with appropriate maturities for the term of this Agreement and such investments shall be (i) direct obligations of the United States Government (or agencies or instrumentalities thereof) or any state of the United States (or agencies or instrumentalities of any thereof), (ii) certificates of deposit, time deposits or other interest bearing deposits of commercial banks and savings and loan institutions having total capital and surplus of at least one hundred million dollars ($100,000,000), (iii) commercial paper issued by any corporation organized and existing under the laws of the United States of America or any state thereof (other than any corporation that is a party or an affiliate of a party), which at the time of purchase are rated A1 or better by Standard & Poor's Ratings Group or P1 or better by Moody's Investors Services, (iv) interests in any money market mutual fund registered under the Investment Company Act of 1940, as amended (including such funds which are managed by the Escrow Agent or one of its affiliates), or (v) investments that are mutually approved in writing by Parent and Sellers' Representative (collectively, "Permitted Investments").

         (d) Any disbursement to a Previous Equityholder pursuant to this Agreement which remains unclaimed for six (6) months after the date of such disbursement shall be delivered to Parent and any such Previous Equityholder shall thereafter look only to Parent for payment of such amount to which they are entitled. If any Person shall not have claimed prior to seven (7) years after the delivery to Parent of such Person's disbursement, such amount shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interests of any Person entitled thereto. Neither Parent nor the Escrow Agent shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         5. Term. This Escrow Agreement shall commence upon the execution hereof and shall terminate (such date of termination hereinafter referred to as the "Termination Date") upon the day after the fifteen (15) month anniversary of the date hereof (the "Escrow Term"), subject to extension as hereinafter provided. In the event that on or prior to the Termination Date, Parent delivers a written notice (a "Claim Notice") to the Escrow Agent and Sellers' Representative, signed by a duly authorized officer of Parent, which (i) describes in reasonable detail the facts giving rise to any claim (such as the identity of the parties and the general nature of the claim, if applicable) for a Deduction under the Merger Agreement to the extent reasonably practicable, (ii) includes the amount (if then known) or the method of computation of the amount of such claim (the "Claim Amount") and (iii) includes a reference to the provision of the Merger Agreement or any other agreement, document or instrument executed under the Merger Agreement or in connection with the Merger Agreement upon which such claim is based, then the Escrow Agent shall retain such Claim Amount and any earnings thereon and deduct such amount from the amount which was otherwise to be released in accordance with Section 4 and this Section 5. In the case of the delivery of any such Claim Notice(s), the Escrow Term shall only be extended with respect to the unresolved (or, if resolved but unreleased, the unreleased) portions of the amounts specified in such Claim Notice(s) (and any earnings thereon), and the balance of the Escrow Amount shall be released to the Previous Equityholders in accordance with clause (iii) of Section 4(a) above. Any portion of the Escrow Amount so retained for the extended Escrow Term shall thereafter be released by the Escrow Agent pursuant to clauses (i) or (ii) of Section 4(a) above. The manner of resolving any disputed Claim Notice shall be as set forth in Section 5.12(f) and Section 5.13 of the Merger Agreement. A Claim Notice shall be deemed "unresolved" by the Escrow Agent until such time as the Escrow Agent has received a written instruction pursuant to Section 4(a)(i) or 4(a)(ii), which instruction specifically references such Claim Notice and the subject matter thereof.


         6. Taxes. (a) The parties agree to treat the Escrow Amount as owned by Parent and not received by the Previous Equityholders, in all cases to the extent not paid to the Previous

Equityholders pursuant to Section 4, and to file all Tax Returns on a basis consistent with such treatment. All dividends, distributions, interest and gains earned or realized on the Escrow Amount ("Earnings") shall be accounted for by the Escrow Agent separately from the Escrow Deposit and, notwithstanding any provisions of this Escrow Agreement, shall be treated as having been received by Parent for United States federal income tax purposes (until paid to the Previous Equityholders). The Escrow Agent shall file information returns with the IRS and provide payee statements to Parent documenting such Earnings. Upon the Escrow Agent's written request, Parent shall provide to the Escrow Agent all forms and information necessary to complete such information returns and payee statements. In the event that the Escrow Agent becomes liable for the payment of Taxes relating to Earnings or any payment made hereunder (including withholding Taxes), the Escrow Agent may deduct such Taxes from the Escrow Amount.

         (b) Except as otherwise provided in this Escrow Agreement, the Escrow Agent shall have no responsibility for the preparation and/or filing of any tax or information return with respect to any transaction, whether or not related to the Escrow Agreement or the Merger Agreement, that occurs outside the Escrow Account.

         7. Compensation and Reimbursement of Escrow Agent. The Escrow Agent shall be entitled to the fees listed on Annex A attached hereto for the performance of services by the Escrow Agent hereunder and shall be reimbursed in accordance with the next sentence of this Section 7, and upon written request to Parent and Sellers' Representative, for all reasonable out- of-pocket expenses incurred by it in performing the services provided for herein. Fifty percent (50%) of all fees and expenses of the Escrow Agent under this Escrow Agreement shall be borne by Parent and fifty percent (50%) of all fees and expenses of the Escrow Agent under this Escrow Agreement shall be borne by Sellers' Representative, it being understood and agreed by the parties that all fees and expenses borne by Sellers' Representative shall be withheld and retained (for the sole benefit of the Escrow Agent) from the amounts deposited with the Escrow Agent under the terms of that certain Escrow Agreement - Expenses (as defined in the Merger Agreement) and the Escrow Agent shall be entitled and is hereby granted the right to deduct any unpaid fees and/or nonreimbursed expenses of Parent that have not been paid by Parent within sixty (60) days from the date of the invoice in question from disbursements due to Parent.

         8. Replacement of Escrow Agent. (a) The Escrow Agent may resign its duties and obligations hereunder by giving to Sellers' Representative and Parent written notice to that effect, but its resignation shall not become effective until a successor escrow agent shall have been appointed by mutual agreement, in writing, of Sellers' Representative and Parent. In the event the Escrow Agent is dissolved, becomes bankrupt or is otherwise incapable of acting hereunder, Sellers' Representative and Parent shall within fifteen (15) business days of the occurrence of the event which renders the Escrow Agent incapable of performing hereunder, by mutual consent, appoint a new escrow agent. The Escrow Agent shall, upon receipt of joint written instructions from Sellers' Representative and Parent, deliver the Escrow Amount plus copies of applicable records in the possession of the Escrow Agent to any such successor escrow agent. In the event Sellers' Representative and Parent are unable to agree upon a successor escrow agent within fifteen (15) business days after receipt of the Escrow Agent's written resignation or within fifteen (15) business days after the occurrence of the event which renders the Escrow Agent incapable of performing hereunder, the Escrow Agent shall have the right to petition a court of competent jurisdiction and to appoint a bank or other financial institution experienced in such matters as successor escrow agent and the Escrow Agent shall deliver the Escrow Amount plus copies of applicable records in the possession of the Escrow Agent to such successor escrow agent.

                  (b) Sellers' Representative and Parent shall have the power at any time by mutual consent to remove the Escrow Agent by written notice. Such removal shall take effect upon delivery of the Escrow Amount plus copies of applicable records in the possession of the Escrow Agent to a successor escrow agent designated in joint written instructions signed by Sellers' Representative and Parent. The Escrow Agent shall deliver the Escrow Amount plus copies of applicable records in the possession of the Escrow Agent without unreasonable delay after receiving the designation of such successor escrow agent.

                  (c) Upon the appointment of a successor escrow agent pursuant to this Section 8, the successor escrow agent shall be deemed to be the Escrow Agent for all purposes of this Escrow Agreement.

         9. Concerning the Escrow Agent. Notwithstanding any provision contained herein to the contrary, the Escrow Agent, including its officers, directors, employees and agents, shall:

                  (a) not be liable for any action taken or omitted under this Escrow Agreement so long as it shall have acted in good faith and without gross negligence, recklessness or wrongful intent;

                  (b) have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any securities, checks, or other documents or instruments submitted to it in connection with its duties hereunder;
                  (c) subject to compliance with Section 3 above, be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized to sign such documents or instruments on behalf of the parties hereto, and shall be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence;

                  (d) except upon the occurrence of an event set forth in
Section 4(a)(i) or Section 4(a)(ii), be entitled to refrain from taking any action contemplated by this Escrow Agreement in the event that it becomes aware of any disagreement between the parties hereto as to any facts;

                  (e) have no responsibility or liability for any diminution in value of any assets held hereunder which may result from any investments or reinvestment made in accordance with any provision which may be contained herein;
                  (f) be entitled to compensation for its service hereunder per Annex A attached hereto, which is made a part hereof, and for reimbursement of its out-of-pocket expenses including, but not by way of limitation, the reasonable fees and costs of attorney or agents which it may find necessary to engage in performance of its duties hereunder, all to be paid in accordance with
Section 7 of this Escrow Agreement;

                  (g) in the event any dispute shall arise between Sellers' Representative and Parent with respect to the disposition or disbursement of any of the assets held hereunder, be permitted to interplead all of the assets held hereunder into a court or arbitration tribunal of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets thereafter arising. The parties further agree to pursue any redress or recourse in connection with such a dispute, without making the Escrow Agent a party to same;

                  (h) have only those duties as are specifically provided herein, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of the parties to this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith, except for the Escrow Agreement - Expenses and reference to the Merger Agreement for definitions of certain words and terms not defined herein. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Escrow Agreement or any other Agreement. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, SO LONG AS IT SHALL HAVE ACTED IN GOOD FAITH AND WITHOUT GROSS NEGLIGENCE, RECKLESSNESS OR WRONGFUL INTENT AND OTHER THAN DAMAGES OR EXPENSES WHICH RESULT FROM THE ESCROW AGENT'S FAILURE TO ACT IN ACCORDANCE WITH THE REASONABLE COMMERCIAL STANDARDS OF THE BANKING BUSINESS, OR
(ii) SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES;

                  (i) have the right, but not the obligation, to consult with counsel of choice and shall not be liable for action taken or omitted to be taken by Escrow Agent in accordance with the written advice of such counsel; and

                  (j) have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees.

                  Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, shall succeed to all the Escrow Agent's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         10. Representations and Warranties. Parent, Sellers' Representative and Escrow Agent represent and warrant to each of the other parties hereto that it has full legal right, power, capacity and authority to execute and deliver this Escrow Agreement, to consummate the transactions contemplated hereby and to comply with the terms and conditions hereof; that this Escrow Agreement constitutes the legal, valid and binding agreement of Parent, Sellers' Representative and the Escrow Agent, as the case may be, and is enforceable in accordance with its terms; that the execution, delivery and performance of this Escrow Agreement by Parent, Sellers' Representative, and the Escrow Agent, as the case may, will not result in a breach of or loss of rights under or constitute a default under or a violation of any trust (constructive or other), agreement, judgment, decree, order or other instrument to which it is a party or it or its properties or assets may be bound. The Sellers' Representative agrees to comply with the terms and conditions of the Sellers' Representative Agreement in its performance of the terms and conditions of this Escrow Agreement.

         11. Indemnification of Escrow Agent. Notwithstanding any provision contained herein to the contrary, the Escrow Agent, including its officers, directors, employees and agents, shall be, and hereby is, indemnified and saved harmless severally (fifty percent (50%) by Parent and fifty percent (50%) by the Sellers' Representative) by Parent and Sellers' Representative (in its capacity as Sellers' Representative and not in its individual capacity), in accordance with the terms of this Section 11, from all losses, costs and expenses, including attorney fees and expenses, which may be incurred by it as a result of its acceptance of the Escrow Deposit or arising from the performance of its duties hereunder, so long as the Escrow Agent shall have been adjudged to have acted in good faith and without gross negligence, recklessness or wrongful intent and other than damages or expenses which result from the Escrow Agent's failure to act in accordance with the reasonable commercial standards of the banking business, and such indemnification shall survive its resignation or removal, or the termination of this Escrow Agreement until extinguished by any applicable statute of limitations.

         12. Notices. Except as otherwise specifically provided herein, all notices, consents, approvals, requests and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one (1) day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier), in each case to the relevant party at the address indicated below (or at such other address for a party as shall be specified by like notice):

                  If to Parent, to:

GE Fanuc Automation North
America, Inc.
2500 Austin Drive
Charlottesville, VA 22911

Attention:         President

Telecopy #:        804-978-5320


with a copy to:

GE Fanuc Automation North
America, Inc.
2500 Austin Drive

Charlottesville, VA 22911

Attention:         General Counsel

Telecopy #:        804-978-5997
and

Sidley Austin Brown & Wood

Bank One Plaza
10 South Dearborn Street

Chicago, Illinois 60603

Attention:         Brian J. Fahrney

Telecopy #:        312-853-7036

If to Sellers' Representative, to:

112 South Side Square, Suite C

Huntsville, Alabama  35801
Attention:         Gary Saliba

Telecopy #:        (256) 536-3915


with a copy to:

Lanier Ford Shaver & Payne P.C.

200 West Side Square, Suite 500

Huntsville, Alabama 35804
Attention:         John R. Wynn

Telecopy #:        (256) 533-9322


If to the Escrow Agent, to:

         13. Assignment. Any party may assign or otherwise dispose of any of its rights under this Escrow Agreement; provided, however, that no such assignment shall relieve the assignor of its obligations under this Escrow Agreement. This Escrow Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

         14. Miscellaneous. Nothing in this Escrow Agreement, express or implied, is intended to confer upon any Person other than the parties, or their permitted successors or assigns, any rights or remedies under or by reason of this Escrow Agreement. When a reference is made in this Escrow Agreement to a Section, such reference shall be to a Section of this Escrow Agreement unless otherwise indicated. The captions and headings contained in this Escrow Agreement are solely for convenience of reference and shall not be used to interpret or construe this Escrow Agreement. Any references in this Escrow Agreement to "herein," "hereto," "herewith" or "hereunder" shall be to this Escrow Agreement as a whole. Whenever the words "include," "includes" or "including" are used in this Escrow Agreement, they shall be deemed to be followed by the words "without limitation." Each of the parties have participated in the negotiation and review of this Escrow Agreement and no provision of this Escrow Agreement shall be construed more strictly against any party. For the convenience of the parties, this Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15. Amendments. This Escrow Agreement may be modified or amended only by means of a written instrument executed and delivered by each of the parties hereto. No modification or amendment of this Escrow Agreement or of any provision of this Escrow Agreement shall be valid or enforceable unless in writing duly executed by each of the parties hereto; provided, that the Escrow Agent and Sellers' Representative acknowledge and agree that only the President of Parent shall be able to bind Parent hereunder with respect to any modification or amendment of this Agreement.

         16. Entire Agreement. This Escrow Agreement, together with the Merger Agreement and the other documents executed in connection therewith, is an integrated document and contains the sole and entire agreement and understanding between the parties as to the matters contained herein, and except as expressly provided herein, fully supersedes and merges any and all prior and contemporaneous agreements, understandings, proposals, negotiations, arrangements, representations, industry usages, courses of dealing and/or discussions, both written and oral, among the parties with respect to the subject matter hereof.

         17. Further Assurances. In case at any time any further action is necessary or desirable to carry out the purposes of this Escrow Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as may be reasonably requested by another party.

         18. Governing Law. This Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         19. Attachment of Escrow Fund; Compliance with Legal Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the
                                                        10
delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated. The Escrow Amount (or any portion thereof) until released from escrow pursuant to Section 4 hereto, and after such release, any funds distributed to Parent under this Escrow Agreement, shall, in each case, be free and clear of any legal or equitable claim asserted by Sellers' Representative, any Previous Equityholder or any of their respective successors, heirs, spouses, family members, executors, administrators, legal representatives or permitted assigns.

         20. Severability. If any term or other provision of this Escrow Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Escrow Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Escrow Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Escrow Agreement may be consummated as originally contemplated to the fullest extent possible. If the parties fail to so agree within ten (10) business days of such determination that any term or other provision is invalid, illegal or incapable of being enforced, such holding shall not affect the validity or enforceability of any other aspect hereof (or of such provision in another jurisdiction) and the parties agree and hereby request that the court or arbitrator(s) make such valid modifications to (or replacement of, if necessary) the invalid provision as are necessary and reasonable to most closely approximate the parties' intent as evidenced hereby as a whole.



                                      * * *

IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the date first above written.

                BANK ONE TRUST COMPANY, N. A., as
                Escrow Agent
                By:
                         Name:
                         Title:
                GE FANUC AUTOMATION NORTH
                AMERICA, INC.
                By:
                         Name:
                         Title:
                SELLERS' REPRESENTATIVE

                         Gary Saliba

                                         ANNEX A


                  Bank One Trust Company, National Association
                                  Fee Proposal
                              Escrow Agent Services
  GE Fanuc Automation North America, Inc./Gary Saliba, Seller's Representative
                                 Holdback Escrow

Acceptance Fee ...........................................................$1,000
 Including acceptance of contractual responsibility and establishment of administrative records and procedures to comply with the escrow documents.

Annual Administration Fee*................................................$2,000
 Including performance of specified duties and responsibilities under the escrow documents.

Other Activity Fees ........................................$20 per wire/$15 per check

Investment Fees (Processing Individual Security Transactions..$75 per investment

Investments in the One Group(R)Money Market Funds........................$ 0.00

Amendments to the Escrow Agreement......................................$ 250.00

Extraordinary Time Charge..........................................$200 per hour
(see below)

Sub-Accounts..................................................... .$ 500.00 each


Deposit/Withdrawal of Assets.....................................$50.00 per item

Claims Processing...............................................$35.00 per claim

Tax Reporting ...........................................$ As billed by provider

Out-of-pocket Expenses:

       Expenses will be added to cover ordinary items such as postage, checks, stationery, printing, messenger deliveries, and telephone. Expenses for extraordinary services, such as, but not limited to, travel, legal and securities will be billed additionally.

       Legal fees of counsel representing Bank One as escrow agent are included in the Acceptance Fee.

*Annual Administration fees cover a full year in advance or any part thereof and, thus, are not pro-rated in the year of termination.


Additional Terms and Conditions:

         Acceptance of the appointment is subject to terms of the document provisions being satisfactory to the bank.

         The fees quoted in this schedule apply to services ordinarily rendered in the administration of an escrow appointment. They are subject to reasonable adjustment based on final review and acceptance of documents. Fees can also be adjusted when the escrow agent is called upon to undertake unusual duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand. Services in addition to and not contemplated in the agreement, including but not limited to document amendments and revisions, nonstandard cash and/or investment transactions, calculations, notices, and reports will be billed as extraordinary time charges.

         Upon a client's written direction, cash balances will be invested in any one of the following:

         Cash balances may be invested in The One Group(R) Money Market Funds in which event Bank One will charge a 25 basis point (.0025) cash management fee. The One Group(R) will pay Banc One Investment Advisors Corporation, an affiliate of BANK ONE, an investment advisory fee as described in the prospectuses.

         Cash balances may be invested in an alternative short-term investment fund in which event Bank One will charge a 25 basis point (.0025) cash management fee.

         The Acceptance Fee and Legal Fees are payable at the transaction closing. In the event the financing does not close, and both administration and legal counsel document review has occurred, all related expenses will be billed.

         In determining the general schedule of fees, Bank One takes into consideration the various incidental benefits accruing to it from the operation of the accounts. Collected funds must be on deposit prior to disbursement of payments. In addition, Bank One has the use of funds deposited to pay checks that have not yet been presented for payment. No interest shall be paid to the client on these funds, it being understood that the float on these funds is considered in the calculation of our fees. For depository eligible or book entry securities, funds to pay debt service must be on deposit in sufficient time to enable compliance with the Same Day Funds Payment Guidelines promulgated by the securities depositories and the SEC.

The One Group(R) is a family of registered, open-ended mutual fund portfolios. Banc One Investment Advisors Corporation, an indirect subsidiary of BANK ONE CORPORATION, serves as investment advisor to The One Group(R) for which it receives advisory fees. Shares of The One Group are not endorsed or guaranteed by and do not constitute obligations of BANK ONE CORPORATION or its affiliates. INVESTMENTS IN THE ONE GROUP(R) FUNDS INVOLVE INVESTMENT RISK INCLUDING POSSIBLE LOSS OF PRINCIPAL. SHARES OF THE ONE GROUP(R)ARE NOT
INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENTAL AGENCY OR GOVERNMENT SPONSORED AGENCY OF THE FEDERAL GOVERNMENT OR ANY STATE.

                                    EXHIBIT G

                                                               EXHIBIT G

                           ESCROW AGREEMENT - EXPENSES

                  This ESCROW AGREEMENT - EXPENSES (this "Escrow
Agreement"), is made as of ________, 2001, between Gary Saliba ("Sellers' Representative") and Bank One Trust Company, N.A., a national banking association, as escrow agent (the "Escrow Agent"). Capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

                                      W I T N E S S E T H:
                  WHEREAS, pursuant to that certain Merger Agreement, as amended from time to time (the "Merger Agreement"), dated as of July 3, 2001, among GE Fanuc Automation North America, Inc., a Delaware corporation ("Parent"), Shandy Merger Corp., a Delaware corporation ("Sub") and VMIC, Inc., a Delaware corporation (the "Company"), Parent, Sub and the Company agreed to a merger of Sub with and into the Company, with the Company continuing as the surviving corporation;

                  WHEREAS, Section 5.12 of the Merger Agreement provides for the appointment of Sellers' Representative as the agent and attorney for and on behalf of the Previous Equityholders;

                  WHEREAS, Section 5.12 of the Merger Agreement requires that One Million Dollars ($1,000,000) (hereinafter referred to as the "Escrow Deposit") be deposited in an escrow account;

                  WHEREAS, the Escrow Deposit shall serve to reimburse Sellers' Representative for its reasonable out-of-pocket expenses incurred by it in performing its obligations as Sellers' Representative; and

                  WHEREAS, Sellers' Representative has requested that the Escrow Agent have custody of the Escrow Deposit in accordance with and subject to the terms of this Escrow Agreement.

                  NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the adequacy and sufficiency of which is irrevocably acknowledged, Sellers' Representative and the Escrow Agent agree as follows:

         1. Appointment. Sellers' Representative nominates, constitutes and appoints the Escrow Agent to hold the Escrow Deposit in escrow upon the terms and conditions hereinafter set forth.

         2. Agreement of Escrow Agent. The Escrow Agent hereby agrees to act as escrow agent in accordance with the terms, conditions and instructions contained in this Escrow Agreement.

         3. Deposit of the Escrow Amount. Parent is hereby delivering to the Escrow Agent pursuant to the Merger Agreement the Escrow Deposit in cash to be held in escrow and invested in Permitted Investments (as hereinafter defined) in accordance with the terms and conditions hereinafter set forth. The Escrow Agent hereby acknowledges receipt from Parent of the Escrow Deposit. The Escrow Agent is directed to deal with and dispose of the Escrow Deposit, the earnings thereon and any proceeds thereof (collectively, the "Escrow Amount") as hereinafter set forth. The Escrow Agent warrants and undertakes that, unless specifically authorized to do so in accordance with the provisions of Sections 4 or 8 below, it will not give up the physical custody and safekeeping of the Escrow Amount. Sellers' Representative shall execute a certificate of incumbency for the purpose of establishing its identity to issue instructions or directions to the Escrow Agent on behalf of such party and shall provide the Escrow Agent the names of individuals designated to confirm instructions or directions of such party, and the Escrow Agent agrees to seek confirmation of such instructions or directions by telephone call-back to such individuals designated.

         4. Release. (a) The Escrow Agent shall release from escrow and deliver the Escrow Amount (or any portion thereof) as follows:
                  (i) in accordance with written instructions signed by Sellers' Representative directing the Escrow Agent to release the Escrow Amount or any portion thereof as set forth therein;
                  (ii) in accordance with the terms of a final non- appealable order, judgment or decree of an arbitrator or any court of competent jurisdiction ordering the release of the Escrow Amount or any portion thereof; and
                  (iii) to the Previous Equityholders, upon expiration of the Escrow Term (as hereinafter defined) an amount equal to the Escrow Amount then held by the Escrow Agent.

                  (b) All amounts permitted to be released by the Escrow Agent under Section 4(a) to Sellers' Representative shall be wired to Sellers' Representative within two (2) business days to such account or accounts as Sellers' Representative may designate from time to time; until further notice is given in accordance with Section 12 hereof, amounts released to Sellers' Representative shall be wire transferred to the following account of Sellers'
Representative:

                                    Routing Number:
                                      Bank:
                                    Address:

                                    Account Number:
                                    Name of Account:

                  All amounts permitted to be released by the Escrow Agent under
Section 4(a) to the Previous Equityholders shall be disbursed, as promptly as practicable, by check or wire transfer to the address or account specified opposite such Previous Equityholder's name on a schedule prepared by Sellers' Representative and delivered to the Escrow Agent as soon as practicable after the date of this Escrow Agreement (the "Payment Schedule"), in an amount equal to the percentage set forth opposite such Previous Equityholder's name on such Payment Schedule (expressed as a decimal) multiplied by the aggregate amount of such disbursement. The Payment Schedule will set forth the name of each Previous Equityholder that has surrendered Certificates for cancellation to the Payment Agent and has received therefor the Initial Consideration or that has delivered an Option Surrender Form, and the percentage set forth opposite such Previous Equityholder's name shall be determined by dividing the aggregate amount of Initial Consideration plus payments pursuant to Section 5.7 of the Merger Agreement paid to such Previous Equityholder by Parent by the aggregate amount of Initial Consideration plus payments pursuant to Section 5.7 of the Merger Agreement to be paid to all Previous Equityholders by Parent. Any disbursement of the Escrow Amount to Previous Equityholders shall be treated for federal income tax purposes as consisting, in part, of imputed interest in accordance with the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder. Upon written notification by the Escrow Agent, Sellers' Representative shall be responsible for calculating the amount of such imputed interest attributable to each Previous Equityholder and shall provide a copy of such calculation to the Escrow Agent in a reasonable period of time prior to the date of any distribution to all the Escrow Agent to properly withhold Taxes as may be necessary. To the extent necessary to avoid all Tax withholding on imputed interest or any other payments made to each Previous Equityholder, Sellers' Representative shall cause each Previous Equityholder to complete and sign a United States Internal Revenue Service ("IRS") Form W-8 or W-9 (or any other form necessary to avoid all withholding on imputed interest on any other payments made to each Previous Equityholder), and return it to the Escrow Agent, and the Escrow Agent shall provide a copy of any such form to Parent. Sellers' Representative or, at the request of Sellers' Representative, the Escrow Agent, shall timely file information returns with the IRS and provide payee statements to the Previous Equityholders, documenting each Previous Equityholder's share of imputed interest or any payment made hereunder. Sellers' Representative, on behalf of the Previous Equityholders, shall provide to the Escrow Agent any forms and information necessary to complete such information returns and payee statements, and the Escrow Agent shall provide copies of any such forms and information to Parent. In the event that the Escrow Agent becomes liable for the payment of Taxes relating to the imputed interest or any payment made hereunder (including, but not limited to, withholding Taxes), the Escrow Agent may deduct such Taxes from the Escrow Amount.

         (c) The Escrow Deposit shall be invested in investments with appropriate maturities for the term of this Agreement and such investments shall be (i) direct obligations of the United States Government (or agencies or instrumentalities thereof) or any state of the United States (or agencies or instrumentalities of any thereof), (ii) certificates of deposit, time deposits or other interest bearing deposits of commercial banks and savings and loan institutions having total capital and surplus of at least one hundred million dollars ($100,000,000), (iii) commercial paper issued by any corporation organized and existing under the laws of the United States of America or any state thereof (other than any corporation that is a party or an affiliate of a party), which at the time of purchase are rated A1 or better by Standard & Poor's Ratings Group or P1 or better by Moody's Investors Services, (iv) interests in any money market mutual fund registered under the Investment Company Act of 1940, as amended (including such funds which are managed by the Escrow Agent or one of its affiliates), or (v) investments that are approved in writing by Sellers' Representative (collectively, "Permitted Investments").

         (d) Any disbursement to a Previous Equityholder pursuant to this Agreement which remains unclaimed for six (6) months after the date of such disbursement shall be delivered to Sellers' Representative, upon demand, and any such Previous Equityholder shall thereafter look only to Sellers' Representative for payment of such amount to which they are entitled. If any Person shall not have claimed prior to seven (7) years after the delivery to Sellers' Representative of such Person's disbursement, such amount shall, to the extent permitted by applicable law, become the property of Sellers' Representative, free and clear of all claims or interests of any Person entitled thereto. Neither Sellers' Representative nor the Escrow Agent shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         5. Term. This Escrow Agreement shall commence upon the execution hereof and shall terminate (such date of termination hereinafter referred to as the "Termination Date") upon the day after the fifteen (15) month anniversary of the date hereof (the "Escrow Term"), subject to extension as hereinafter provided. In the event that on or prior to the Termination Date, Parent has delivered a Claim Notice (as defined in the Escrow Agreement - Holdback) to the Escrow Agent and Sellers' Representative pursuant to the Escrow Agreement - Holdback and such Claim Notice remains unresolved in accordance with the terms of the Escrow Agreement - Holdback, the Escrow Term shall be extended until such Claim Notice is resolved (pursuant to the procedures set forth in the Escrow Agreement - Holdback).

         6. Taxes. (a) All dividends, distributions, interest and gains earned or realized on the Escrow Amount ("Earnings") shall be accounted for by the Escrow Agent separately from the Escrow Deposit. The Escrow Agent shall file information returns with the IRS and provide payee statements to Sellers' Representative documenting such Earnings. Upon the Escrow Agent's written request, Sellers' Representative shall provide to the Escrow Agent all forms and information necessary to complete such information returns and payee statements. In the event that the Escrow Agent becomes liable for the payment of Taxes relating to Earnings or any payment made hereunder (including withholding Taxes), the Escrow Agent may deduct such Taxes from the Escrow Amount.

         (b) Except as otherwise provided in this Escrow Agreement, the Escrow Agent shall have no responsibility for the preparation and/or filing of any tax or information return with respect to any transaction, whether or not related to the Escrow Agreement or the Merger Agreement, that occurs outside the Escrow Account.

         7. Compensation and Reimbursement of Escrow Agent. The Escrow Agent shall be entitled to the fees listed on Annex A attached hereto for the performance of services by the Escrow Agent hereunder and shall be reimbursed in accordance with the next sentence of this Section 7, and upon written request to Sellers' Representative, for all reasonable out-of-pocket expenses incurred by it in performing the services provided for herein. All fees and expenses of the Escrow Agent under this Escrow Agreement shall be borne by Sellers' Representative, it being understood and agreed by the parties that all fees and expenses borne by Sellers' Representative shall be withheld and retained (for the sole benefit of the Escrow Agent) from the Escrow Amount and the Escrow Agent shall be entitled and is hereby granted the right to deduct any unpaid fees and/or nonreimbursed expenses that have not been paid within sixty (60) days from the date of the invoice in question from disbursements due to Sellers' Representative and/or the Previous Equityholders.

         8. Replacement of Escrow Agent. (a) The Escrow Agent may resign its duties and obligations hereunder by giving to Sellers' Representative written notice to that effect, but its resignation shall not become effective until a successor escrow agent shall have been appointed by Sellers' Representative in writing. In the event the Escrow Agent is dissolved, becomes bankrupt or is otherwise incapable of acting hereunder, Sellers' Representative shall, within fifteen (15) business days of the occurrence of the event which renders the Escrow Agent incapable of performing hereunder, appoint a new escrow agent. The Escrow Agent shall, upon receipt of written instructions from Sellers' Representative, deliver the Escrow Amount plus copies of applicable records in the possession of the Escrow Agent to any such successor escrow agent. In the event Sellers' Representative does not appoint a successor escrow agent within fifteen (15) business days after receipt of the Escrow Agent's written resignation or within fifteen (15) business days after the occurrence of the event which renders the Escrow Agent incapable of performing hereunder, the Escrow Agent shall have the right to petition a court of competent jurisdiction and to appoint a bank or other financial institution experienced in such matters as successor escrow agent and the Escrow Agent shall deliver the Escrow Amount plus copies of applicable records in the possession of the Escrow Agent to such successor escrow agent.

         (b) Sellers' Representative shall have the power at any time to remove the Escrow Agent by written notice. Such removal shall take effect upon delivery of the Escrow Amount plus copies of applicable records in the possession of the Escrow Agent to a successor escrow agent designated in written instructions signed by Sellers' Representative. The Escrow Agent shall deliver the Escrow Amount plus copies of applicable records in the possession of the Escrow Agent without unreasonable delay after receiving the designation of such successor escrow agent.

         (c) Upon the appointment of a successor escrow agent pursuant to this
Section 8, the successor escrow agent shall be deemed to be the Escrow Agent for all purposes of this Escrow Agreement.

         9. Concerning the Escrow Agent. Notwithstanding any provision contained herein to the contrary, the Escrow Agent, including its officers, directors, employees and agents, shall:

                  (a) not be liable for any action taken or omitted under this Escrow Agreement so long as it shall have acted in good faith and without gross negligence, recklessness or wrongful intent;

                  (b) have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any securities, checks, or other documents or instruments submitted to it in connection with its duties hereunder;
                  (c) subject to compliance with Section 3 above, be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized to sign such documents or instruments on behalf of Sellers' Representative, and shall be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence;

                  (d) except upon the occurrence of an event set forth in
Section 4(a)(i) or Section 4(a)(ii), be entitled to refrain from taking any action contemplated by this Escrow Agreement in the event that it becomes aware of any disagreement as to any facts;

                  (e) have no responsibility or liability for any diminution in value of any assets held hereunder which may result from any investments or reinvestment made in accordance with any provision which may be contained herein;
                  (f) be entitled to compensation for its service hereunder per Annex A attached hereto, which is made a part hereof, and for reimbursement of its out-of-pocket expenses including, but not by way of limitation, the reasonable fees and costs of attorney or agents which it may find necessary to engage in performance of its duties hereunder, all to be paid in accordance with
Section 7 of this Escrow Agreement;

                  (g) in the event any dispute shall arise with respect to the disposition or disbursement of any of the assets held hereunder, be permitted to interplead all of the assets held hereunder into a court or arbitration tribunal of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets thereafter arising. Sellers' Representative further agrees to pursue any redress or recourse in connection with such a dispute, without making the Escrow Agent a party to same;

                  (h) have only those duties as are specifically provided herein, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for Sellers' Representative. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document in connection herewith, except the Escrow Agreement-Holdback and for reference to the Merger Agreement for definitions of certain words and terms not defined herein. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Escrow Agreement or any other Agreement.

IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY
(i) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, SO LONG AS IT SHALL HAVE ACTED IN GOOD FAITH AND WITHOUT GROSS NEGLIGENCE, RECKLESSNESS OR WRONGFUL INTENT AND OTHER THAN DAMAGES OR EXPENSES WHICH RESULT FROM THE ESCROW AGENT'S FAILURE TO ACT IN ACCORDANCE WITH THE REASONABLE COMMERCIAL STANDARDS OF THE BANKING BUSINESS, OR (ii) SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES;

                  (i) have the right, but not the obligation, to consult with counsel of choice and shall not be liable for action taken or omitted to be taken by Escrow Agent in accordance with the written advice of such counsel; and

                  (j) have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees.

         Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, shall succeed to all the Escrow Agent's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         10. Representations and Warranties. Sellers' Representative and Escrow Agent represent and warrant to the other party hereto that it has full legal right, power, capacity and authority to execute and deliver this Escrow Agreement, to consummate the transactions contemplated hereby and to comply with the terms and conditions hereof; that this Escrow Agreement constitutes the legal, valid and binding agreement of Sellers' Representative and the Escrow Agent, as the case may be, and is enforceable in accordance with its terms; that the execution, delivery and performance of this Escrow Agreement by Sellers' Representative and the Escrow Agent, as the case may, will not result in a breach of or loss of rights under or constitute a default under or a violation of any trust (constructive or other), agreement, judgment, decree, order or other instrument to which it is a party or it or its properties or assets may be bound.

         11. Indemnification of Escrow Agent. Notwithstanding any provision contained herein to the contrary, the Escrow Agent, including its officers, directors, employees and agents, shall be, and hereby is, indemnified and saved harmless by Sellers' Representative (in its capacity as Sellers' Representative and not in its individual capacity), in accordance with the terms of this
Section 11, from all losses, costs and expenses, including attorney fees and expenses, which may be incurred by it as a result of its acceptance of the Escrow Deposit or arising from the performance of its duties hereunder, so long as the Escrow Agent shall have been adjudged to have acted in good faith and without gross negligence, recklessness or wrongful intent and other than damages or expenses which result from the Escrow Agent's failure to act in accordance with the reasonable commercial standards of the banking business, and such indemnification shall survive its resignation or removal, or the termination of this Escrow Agreement until extinguished by any applicable statute of limitations.

         12. Notices. Except as otherwise specifically provided herein, all notices, consents, approvals, requests and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one (1) day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier), in each case to the relevant Person at the address indicated below (or at such other address for a Person as shall be specified by like notice):

                  If to Parent, to:

GE Fanuc Automation North
America, Inc.

2500 Austin Drive
Charlottesville, VA 22911

Attention:         President

Telecopy #:        804-978-5320


with a copy to:

GE Fanuc Automation North
America, Inc.
2500 Austin Drive
Charlottesville, VA 22911

Attention:         General Counsel

Telecopy #:        804-978-5997


and

Sidley Austin Brown & Wood

Bank One Plaza
10 South Dearborn Street

Chicago, Illinois 60603

Attention:         Brian J. Fahrney

Telecopy #:        312-853-7036

                  If to Sellers' Representative, to:

112 South Side Square, Suite C

Huntsville, Alabama  35801
Attention:         Gary Saliba

Telecopy #:        256-536-3915


with a copy to:

Lanier Ford Shaver & Payne P.C.

200 West Side Square, Suite 500

Huntsville, Alabama 35804
Attention:         John R. Wynn

Telecopy #:        256-533-9322


  If to the Escrow Agent, to:



         13. Assignment. Any party may assign or otherwise dispose of any of its rights under this Escrow Agreement; provided, however, that no such assignment shall relieve the assignor of its obligations under this Escrow Agreement. This Escrow Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

         14. Miscellaneous. Nothing in this Escrow Agreement, express or implied, is intended to confer upon any Person other than the parties, or their permitted successors or assigns, any rights or remedies under or by reason of this Escrow Agreement. When a reference is made in this Escrow Agreement to a Section, such reference shall be to a Section of this Escrow Agreement unless otherwise indicated. The captions and headings contained in this Escrow Agreement are solely for convenience of reference and shall not be used to interpret or construe this Escrow Agreement. Any references in this Escrow Agreement to "herein," "hereto," "herewith" or "hereunder" shall be to this Escrow Agreement as a whole. Whenever the words "include," "includes" or "including" are used in this Escrow Agreement, they shall be deemed to be followed by the words "without limitation." Each of the parties have participated in the negotiation and review of this Escrow Agreement and no provision of this Escrow Agreement shall be construed more strictly against any party. For the convenience of the parties, this Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15. Amendments. This Escrow Agreement may be modified or amended only by means of a written instrument executed and delivered by each of the parties hereto. No modification or amendment of this Escrow Agreement or of any provision of this Escrow Agreement shall be valid or enforceable unless in writing duly executed by each of the parties hereto.

         16. Entire Agreement. This Escrow Agreement, together with the Merger Agreement and the other documents executed in connection therewith, is an integrated document and contains the sole and entire agreement and understanding between the parties as to the matters contained herein, and except as expressly provided herein, fully supersedes and merges any and all prior and contemporaneous agreements, understandings, proposals, negotiations, arrangements, representations, industry usages, courses of dealing and/or discussions, both written and oral, among the parties with respect to the subject matter hereof. Parent, the Company and their respective Affiliates shall have no responsibilities or liabilities hereunder under any circumstances.

         17. Further Assurances. In case at any time any further action is necessary or desirable to carry out the purposes of this Escrow Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as may be reasonably requested by another party.

         18. Governing Law. This Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         19. Attachment of Escrow Fund; Compliance with Legal Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated. The Escrow Amount (or any portion thereof) until released from escrow pursuant to Section 4 hereto shall be free and clear of any legal or equitable claim asserted by Sellers' Representative, any Previous Equityholder or any of their respective successors, heirs, spouses, family members, executors, administrators, legal representatives or permitted assigns.

         20. Severability. If any term or other provision of this Escrow Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Escrow Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Escrow Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Escrow Agreement may be consummated as originally contemplated to the fullest extent possible. If the parties fail to so agree within ten (10) business days of such determination that any term or other provision is invalid, illegal or incapable of being enforced, such holding shall not affect the validity or enforceability of any other aspect hereof (or of such provision in another jurisdiction) and the parties agree and hereby request that the court or arbitrator(s) make such valid modifications to (or replacement of, if necessary) the invalid provision as are necessary and reasonable to most closely approximate the parties' intent as evidenced hereby as a whole.



                                      * * *

IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the date first above written.

                                                     BANK ONE TRUST COMPANY,
                                                     N. A., as Escrow Agent

                                                     By:
                                                   Name:
                                                  Title:

                                                   SELLERS' REPRESENTATIVE
                                                   Gary Saliba

                                     ANNEX A


                  Bank One Trust Company, National Association
                                  Fee Proposal
                              Escrow Agent Services
                      Gary Saliba, Seller's Representative
                                 Expenses Escrow

  Acceptance Fee .........................................................$1,000
         Including acceptance of contractual responsibility and establishment of administrative records and procedures to comply with the escrow documents.

  Annual Administration Fee*..............................................$2,000
         Including performance of specified duties and responsibilities under the escrow documents.

Other Activity Fees...................................$20 per wire/$15 per check

Investment Fees (Processing Individual Security Transactions).$75 per investment

Investments in the One Group(R)Money Market Funds.........................$ 0.00

Amendments to the Escrow Agreement......................................$ 250.00

Extraordinary Time
Charge.................................................$200 per hour (see below)

Sub-Accounts.......................................................$ 500.00 each

Deposit/Withdrawal of Assets.....................................$50.00 per item

Claims Processing...............................................$35.00 per claim

Tax Reporting............................................$ As billed by provider

Out-of-pocket Expenses:

       Expenses will be added to cover ordinary items such as postage, checks, stationery, printing, messenger deliveries, and telephone. Expenses for extraordinary services, such as, but not limited to, travel, legal and securities will be billed additionally.

       Legal fees of counsel representing Bank One as escrow agent are included in the Acceptance Fee.


       *Annual Administration fees cover a full year in advance or any part thereof and, thus, are not pro-rated in the year of termination.





Additional Terms and Conditions:

         Acceptance of the appointment is subject to terms of the document provisions being satisfactory to the bank.

         The fees quoted in this schedule apply to services ordinarily rendered in the administration of an escrow appointment. They are subject to reasonable adjustment based on final review and acceptance of documents. Fees can also be adjusted when the escrow agent is called upon to undertake unusual duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand. Services in addition to and not contemplated in the agreement, including but not limited to document amendments and revisions, nonstandard cash and/or investment transactions, calculations, notices, and reports will be billed as extraordinary time charges.

         Upon a client's written direction, cash balances will be invested in any one of the following:

         Cash balances may be invested in The One Group(R) Money Market Funds in which event Bank One will charge a 25 basis point (.0025) cash management fee. The One Group(R) will pay Banc One Investment Advisors Corporation, an affiliate of BANK ONE, an investment advisory fee as described in the prospectuses.

         Cash balances may be invested in an alternative short-term investment fund in which event Bank One will charge a 25 basis point (.0025) cash management fee.

         The Acceptance Fee and Legal Fees are payable at the transaction closing. In the event the financing does not close, and both administration and legal counsel document review has occurred, all related expenses will be billed.

         In determining the general schedule of fees, Bank One takes into consideration the various incidental benefits accruing to it from the operation of the accounts. Collected funds must be on deposit prior to disbursement of payments. In addition, Bank One has the use of funds deposited to pay checks that have not yet been presented for payment. No interest shall be paid to the client on these funds, it being understood that the float on these funds is considered in the calculation of our fees. For depository eligible or book entry securities, funds to pay debt service must be on deposit in sufficient time to enable compliance with the Same Day Funds Payment Guidelines promulgated by the securities depositories and the SEC.

The One Group(R) is a family of registered, open-ended mutual fund portfolios. Banc One Investment Advisors Corporation, an indirect subsidiary of BANK ONE CORPORATION, serves as investment advisor to The One Group(R)for which it receives advisory fees. Shares of The One Group are not endorsed or guaranteed by and do not constitute obligations of BANK ONE CORPORATION or its affiliates. INVESTMENTS IN THE ONE GROUP(R) FUNDS INVOLVE INVESTMENT RISK INCLUDING POSSIBLE LOSS OF PRINCIPAL. SHARES OF THE ONE GROUP(R) ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENTAL AGENCY OR GOVERNMENT SPONSORED AGENCY OF THE FEDERAL GOVERNMENT OR ANY STATE.

                                   EXHIBIT H

                  Pursuant to the requirement of Section 6.2(b) of the Merger Agreement, the Company shall receive a letter from Sidley Austin Brown & Wood, counsel to Parent and Sub, which expresses the opinions set forth below. Capitalized terms used that are not defined herein shall have the meanings set forth in the Merger Agreement.

                  1. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into the Merger Agreement, the Sellers' Representative Agreement, the Stock Option Agreement, the Escrow Agreement - Holdback, and the other agreements and instruments contemplated by the Merger Agreement to be executed by Parent (the Sellers' Representative Agreement, the Stock Option Agreement, the Escrow Agreement - Holdback, together with the other agreements and instruments contemplated by the Merger Agreement are referred to herein collectively as the "Ancillary Agreements") and to consummate the transactions contemplated by the Merger Agreement and the Ancillary Agreements.

                  2. Assuming the valid authorization, execution and delivery of the Merger Agreement and the Ancillary Agreements by the other parties thereto, the Merger Agreement and the Ancillary Agreements have been duly authorized, executed and delivered by Parent and Sub and constitute the legal, valid and binding obligation of Parent and Sub, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
                  3. The execution and delivery of the Merger Agreement or any Ancillary Agreement do not, and the consummation of any of the transactions contemplated thereby do not or will not and compliance with the provisions thereof will not, result in any violation of, or default under, any provision of the Certificate of Incorporation or the By-Laws of Parent or Sub.

                  4. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of the Merger Agreement or any Ancillary Agreement or is necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement and the Ancillary Agreements (except for (a) in connection, or in compliance, with the HSR Act, any applicable foreign competition laws and the Exchange Act, and (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware).

                                    EXHIBIT I






                                                ____________, 2001




GE Fanuc Automation North America, Inc.
2500 Austin Drive
Charlottesville, VA  22911

Shandy Merger Corp.
GE Fanuc Automation North America, Inc.
2500 Austin Drive
Charlottesville, VA  22911



Ladies and Gentlemen:

         We have acted as counsel for VMIC, Inc., a Delaware corporation (the "Company"), in connection with the Agreement and Plan of Merger dated as of July 3, 2001 (the "Merger Agreement") by and among the Company, GE Fanuc Automation North America, Inc., a Delaware corporation (AParent@), and Shandy Merger Corp., a Delaware corporation (ASub@). This opinion is being rendered to you pursuant to Section 6.3(f) of the Merger Agreement. Capitalized terms not otherwise defined in this opinion have the meanings given them in the Merger Agreement.

         In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Merger Agreement by the various parties and originals or copies certified to our satisfaction of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform, or in the past have performed, legal services for the Company, (ii) receipt of certificates executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

GE Fanuc Automation North America, Inc.
Shandy Merger Corp.
Page 2




         In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents, where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that the Merger Agreement is an obligation binding upon all the parties thereto other than the Company; and that there are no extrinsic agreements or understandings among the parties to the Merger Agreement that would modify or interpret the terms of the Merger Agreement or the respective rights or obligations of the parties thereunder.

         With respect to the Parent and the Sub, we have assumed with your permission in rendering our opinion that the Parent and the Sub qualified to do business in Alabama prior to the execution of the Merger Agreement or that such qualification was not necessary under Alabama law and the provisions of Code of Alabama '10-2B-15.02 do not apply.

         Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of Alabama and the corporate laws of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. With respect to matters governed by the laws of the State of Illinois, we have with your permission assumed that the law of Alabama is the same as the law of Illinois.

1. The Sellers= Representative has the legal right, power and capacity to enter into the Escrow Agreement-Holdback, the Escrow Agreement-Expenses (collectively, the AEscrow Agreements@) and the Sellers= Representative Agreement and to consummate the transactions contemplated by the Escrow Agreements, the Sellers= Representative Agreement and those transactions contemplated to be performed by the Sellers= Representative in the Merger Agreement. The Escrow Agreements and the Sellers= Representative Agreement have been duly authorized, executed and delivered by the Sellers= Representative and constitute the legal, valid and binding obligation of the Sellers= Representative enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

2. Each party to a Stockholder Agreement (other than Parent) has the legal right, power and capacity to enter into such Stockholder Agreement to which it is a party and to consummate the transactions contemplated by such Stockholder Agreement. Each Stockholder Agreement has been duly authorized, executed and delivered by each stockholder that is a party thereto and constitutes the legal, valid and binding obligation of such stockholder enforceable in accordance

GE Fanuc Automation North America, Inc.
Shandy Merger Corp.
Page 3




with its respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

3. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now being conducted and as described in the Proxy Statement dated _____, 2001 filed by the Company with the Securities and Exchange Commission, to enter into the Merger Agreement and to enter into the Stock Option Agreement, the Employment Agreements, the Retention Agreements, the Escrow Agreements, the Stock Award Agreement Amendments and the other agreements and instruments contemplated by the Merger Agreement to be executed (collectively, the AAncillary Agreements@) and to consummate the transactions contemplated by the Merger Agreement and the Ancillary Agreements.

4. Assuming the valid authorization, execution and delivery of the Merger Agreement by Parent and Sub and the Stock Option Agreement by Parent, the Merger Agreement and the Ancillary Agreements have been duly authorized, executed and delivered by the parties and constitute the legal, valid and binding obligation of the parties enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), except that no opinion is expressed with respect to the enforceability of any covenant not to compete, and except that no opinion is expressed with respect to the enforceability of a release to the extent such release fails to comply with requirements of law applicable to such release.

5. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in Section 3.2 of the Merger Agreement; all of the issued and outstanding shares of Company Common Stock have been validly issued, are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights; and to our knowledge after due inquiry of appropriate officers of the Company, (i) the holders of such shares of Company Common Stock are accurately reflected in the books and records of the Company and such holders have title to all of such issued and outstanding shares of Company Common Stock and (ii) all outstanding Company Stock Options and Stock Awards are as set forth in Section 3.2 of the Company Letter.

6. The execution and delivery of the Merger Agreement, any Stockholder Agreement or any of the Ancillary Agreements do not, and the consummation of any of the transactions contemplated thereby do not or will not and compliance with the provisions thereof will not,

GE Fanuc Automation North America, Inc.
Shandy Merger Corp.
Page 4




result in any violation of, or default under, or give others a right of termination, cancellation or acceleration of any obligation or result in the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under, any provision of (a) the Company Charter or the Company By-laws, (b) any Company Agreement or any other material note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company which has been listed on the Company Letter or (c) any material judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets.

7. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of the Merger Agreement, any Stockholder Agreement or any Ancillary Agreement or is necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement, the Stockholder Agreements and the Ancillary Agreements (except for (a) in connection, or in compliance, with the HSR Act, any applicable foreign competition laws, and the Exchange Act and (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware).

8. Based solely on our review of the minute books of the Company, to our knowledge after due inquiry of appropriate officers of the Company, the Company does not own, nor has it previously owned, directly or indirectly, of record or beneficially, any stock or other equity interest in any Subsidiary or any other Person.

9. Except as set forth in Section 3.10 of the Company Letter, to our knowledge after due inquiry of appropriate officers of the Company, there is no action, suit or claim, labor dispute, or legal, administrative or arbitrative proceeding or investigation, suspension or debarment pending or threatened against, or involving, the Company, or any of its properties, assets or business or any Company Plan.

         Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:
         (a) The effect of Alabama court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where (i) the breach of such covenants or provisions imposes restrictions or burdens upon a party in restraint of commerce, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the other party, or (ii) the other party's enforcement of such covenants or provisions under the circumstances would violate the other party's implied covenant of good faith and fair dealing.
         (b) Limitations imposed by Alabama law, federal law or general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of the Merger Agreement and upon the availability of injunctive relief or other equitable remedies,

GE Fanuc Automation North America, Inc.
Shandy Merger Corp.
Page 5




regardless of whether enforcement of the Merger Agreement is considered a proceeding in equity or at law.

         (c) The effect of Section 7-2-302 of the Code of Alabama or any other Alabama law, federal law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy.
         (d) The unenforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that rights or remedies may be exercised without notice, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more remedies, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.
         (e) The unenforceability under certain circumstances of provisions indemnifying a party against, or requiring contribution toward, that party's liability for its own wrongful or negligent acts, or where indemnification or contribution is contrary to public policy.
         (f) The effect of Alabama law, federal law or equitable principles which limits the amount of attorneys' fees that can be recovered under certain circumstances.
         (g) We express no opinion as to the past, present or future fair marketvalue of any capital stock of the Company.
         (h) We express no opinion as to the validity, binding effect or enforceability of any provisions prohibiting waivers of any terms of the Merger Agreement other than in writing, or prohibiting oral modifications thereof or modification by course of dealing.

         This opinion is rendered as of the date first written above solely for your benefit in connection with the Merger Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.


                                                Very truly yours,

                                                [DRAFT]
                                                LANIER FORD SHAVER & PAYNE, P.C.

VMIC, Inc.
July 3, 2001
Page 1



                                EXHIBIT I (cont.)



                                                 _____________, 2001




GE Fanuc Automation North America, Inc.
2500 Austin Drive
Charlottesville, VA 22911


Shandy Merger Corp.
GE Fanuc Automation North America, Inc.
2500 Austin Drive
Charlottesville, VA 22911


Ladies and Gentlemen:

         We have acted as special Alabama counsel to Mr. Carroll Williams, Mr. George Meares and Mr. Michael Darnell, all residents of the State of Alabama (each, individually, an "Employee" and collectively, the "Employees") in connection with the Employment Agreements, dated as of July 3, 2001 between VMIC, Inc., a Delaware corporation ("VMIC") and the Employees (the "Employment Agreements"). These Employment Agreements are being executed in connection with a merger of Shandy Merger Corp., a Delaware corporation and wholly owned subsidiary of GE Fanuc Automation North America, Inc. ("GE Fanuc") with and into VMIC, such that VMIC will become a wholly owned subsidiary of GE Fanuc.

                  In connection with the rendering of this opinion, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures other than the signatures of the Employees, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of such documents. We have also assumed that there has not been any breach of fiduciary duty, mutual

VMIC, Inc.
July 3, 2001
Page 2


mistake of fact or misunderstanding, fraud, duress or undue influence on the part of any party to or beneficiary of the Employment Agreements and that no bankruptcy or insolvency proceeding is pending by or against any of the parties to the Employment Agreements. Assuming the valid authorization, execution and delivery of each of the Employment Agreements by VMIC, each Employment Agreement has been duly executed and delivered by the individual Employee who is party thereto.

         The opinions expressed herein are limited to the internal laws of Alabama to the extent, if any, such internal laws of the State of Alabama are applicable. We express no opinion as to the laws of any other jurisdiction. The opinions expressed herein are limited to the matters stated herein and no opinion may be implied or inferred beyond the matters expressly stated herein and are of the date hereof. We assume no obligation to update or supplement these opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the facts, circumstances or law which may hereafter occur.

         This opinion letter is provided to you for your exclusive use solely in connection with the execution and delivery of the Employment Agreements, and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                                              Sincerely,




                                                            BALCH & BINGHAM LLP

                                    EXHIBIT J

                             [VMIC, INC. LETTERHEAD]


To:               VMIC, Inc. Option Holders
Re:               Cancellation and Cash-out of Options
Date:             _______________, 2001

                  We are pleased to inform you that on July 3, 2001, VMIC, Inc. ("VMIC") entered into an Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement") with GE Fanuc Automation North America, Inc. ("GE Fanuc"), pursuant to which a wholly owned subsidiary of GE Fanuc will merge with and into VMIC, making VMIC a wholly owned subsidiary of GE Fanuc (the "Merger").
                  In connection with the Merger, all outstanding options to purchase shares of VMIC common stock ("Options") are required to be cancelled when the Merger takes effect (the "Merger Date"). In exchange for the cancellation of your Options, and by signing and returning unchanged the attached Surrender Form and Consent Regarding Escrow Accounts, Indemnification, Release and Appointment of Sellers' Representatives (the "Surrender Form and Consent") you will be entitled to receive, as soon as reasonably practicable after the Merger Date, an initial cash payment (the "Cash-out Payment") equal to the product of:


         * the total number of shares of VMIC common stock you would have received upon the full exercise of your Options, multiplied by

         * the excess of the initial cash amount that is being paid by GE Fanuc at the Merger Date to VMIC optionholders in respect of each VMIC Option being canceled in the Merger (i.e., $14.322) over, the exercise price per share subject to the Option.


The Cash-out Payment will be reduced by all taxes that are required to be withheld. For example, if you hold an Option to purchase one thousand (1,000) shares with an exercise price of $10.00 per share, you would receive $4,322 (which equals one thousand (1,000) multiplied by $4.322), less applicable tax withholding. You will not receive a Cash-out Payment, however, with respect to any unvested Options which, if cashed out, would cause you to be subject to an excise tax under the federal tax law relating to parachute payments. We will notify you individually if you are subject to this limitation.

                  The Merger Agreement also requires GE Fanuc to deposit $6,250,000 into an escrow account at the time of the Merger. All holders of VMIC common stock, and all holders of Options who sign and return unchanged the attached Surrender Form and Consent (collectively, "Holders") will participate pro rata in the amount that is held in the escrow account (after settling all claims) after the fifteen (15) month anniversary of the Merger Date), which may be more or less than the amount of the initial contribution into the escrow account. First, the escrow account may be increased (through an additional contribution by GE Fanuc) or decreased (through a distribution to GE Fanuc) based upon the results of a post-closing determination of (i) the book value of VMIC's stockholders' equity, (ii) net current assets of VMIC, (iii) the cash balance of VMIC and (iv) the amount of debt of VMIC, in each case immediately before the Merger Date. The escrow account may also be used to make indemnification payments to GE Fanuc in the event certain contingencies occur as set forth in the Merger Agreement (these may include breaches of a representation, warranty or covenant by VMIC under the Merger Agreement, payments to dissenting shareholders of VMIC and certain other claims and transaction expenses). The amount, if any, which you will be entitled from the escrow account will not be known until the next business day after the fifteen
(15) month anniversary of the Merger Date (or later, if unsettled claims remain outstanding at such date). In certain circumstances, a partial release of funds from the escrow account of up to $1,250,000 may be made prior to the fifteen
(15) month anniversary of the Merger Date to holders of VMIC common stock and to Holders of Options (which amount shall be shared in accordance with the terms of the Merger Agreement).

                  Gary Saliba, currently a director of VMIC, will serve as the representative for all Holders (the "Sellers' Representative") to take all actions with respect to the adjustment of the escrow account and indemnification provisions contained in the Merger Agreement. On the Merger Date, the Sellers' Representative shall execute a Sellers' Representative Agreement and certain other agreements providing for the administration of all escrowed funds (including a fund of $1,000,000 for any expenses of the Sellers' Representative and escrow agents in administering the escrow and settling any disputed items). Pursuant to the Surrender Form and Consent, you agree to be bound by the terms of the Sellers' Representative Agreement and other agreements, terms and conditions applicable to the distribution and administration of the escrow accounts (including payment to you of your pro rata share of amounts held in the escrow accounts to which you may be entitled in accordance with Section 5.12 of the Merger Agreement), to assume your share of the indemnification obligations, to release VMIC and GE Fanuc from certain claims and to be represented by the Sellers' Representative with respect to all of the foregoing and to be bound by his actions on your behalf in respect of any of the foregoing.

                  Please note that in order to accomplish the required cancellation of VMIC Options and to deliver the cash in exchange for your Options, we must have your consent to the cancellation and cash-out of your Options .
                  Enclosed is a Surrender Form and Consent for your careful review. We encourage you to sign and return the Surrender Form and Consent to _________by _________, 2001 in order for you to receive payment for your Options in connection with the Merger.

                  We are also enclosing herewith copies of the Merger Agreement, the Sellers' Representative Agreement, an Escrow Agreement - Holdback and an Escrow Agreement - Expenses for your review. If you have any questions, please call ___________ at (___) ____-
--------.
                                    * * * * *

                           SURRENDER FORM AND CONSENT
                           REGARDING ESCROW ACCOUNTS,
                          INDEMNIFICATION, RELEASE AND
                     APPOINTMENT OF SELLERS' REPRESENTATIVE

         Reference is made to that certain memorandum (the "Memorandum") dated __________, 2001 from VMIC, Inc. ("VMIC") to holders of options ("Options") to purchase shares of common stock of VMIC. Capitalized terms used herein without definition have the meanings set forth in the Memorandum. Schedule 1, which is attached hereto, sets forth the number of Options granted to you which are outstanding and unexercised according to VMIC's records as of __________, 2001, including the exercise price of each Option.

A.       Certification of Option Holdings.

         I hereby certify, represent and warrant that Schedule 1 accurately sets forth the total number of Options which I have been granted and which are currently outstanding, and the exercise price of each such Option. I acknowledge that I have not been granted any Options which remain unexercised that are not contained on Schedule 1 and that, other than the Options set forth on Schedule 1, I have no right, claim or interest to purchase or receive any shares of common stock of VMIC.

B.       Consent Regarding Cancellation of VMIC Options.

         I irrevocably consent to the cancellation of my VMIC Options as of the Merger Date, in exchange for the cash payment or payments described in
         Section 5.7 of the Merger Agreement.

C. Consent Regarding Escrow Accounts, Indemnification, Release and Appointment of Sellers' Representatives.

         The undersigned has received, reviewed and understands the Merger Agreement and, in accordance with and subject to the provisions thereof, acknowledges and agrees that, pursuant to the Merger Agreement, GE Fanuc will deposit into escrow on the Merger Date (i) an amount equal to $6,250,000 (the "Holdback Escrow") for the purposes set forth in Sections 5.12 and 5.13 of the Merger Agreement, including all of the undersigned's pro rata portion thereof in accordance with the terms of the Merger Agreement, and (ii) an amount equal to $1,000,000 (the "Expenses Escrow") for the purpose of providing funds to enable the Sellers' Representative (as defined in the Merger Agreement) to administer the Holdback Escrow, including all of the undersigned's pro rata portion thereof in accordance with the terms of the Merger Agreement. The undersigned acknowledges that after the Merger Date certain adjustments to the value of VMIC will be determined. Depending on the amount of these adjustments, cash held in the Holdback Escrow will be distributed to GE Fanuc or GE Fanuc will be required to make an additional contribution to the Holdback Escrow. Unless earlier released in accordance with the terms of the Merger Agreement, on the next business day after the fifteen (15) month anniversary of the Merger Date, GE Fanuc and the Sellers'Representative will instruct the escrow agent to release any cash remaining in the Holdback Escrow that is not otherwise the subject of an unsettled claim by GE Fanuc to the VMIC shareholders and the Holders of Options who have signed and returned unchanged this Surrender Form and Consent (collectively, the "Previous Equityholders"), in accordance with the terms of the Merger Agreement. Cash held in the Expenses Escrow will be released to the Previous Equityholders when the Holdback Escrow has been fully administered and all obligations of the Sellers' Representative in connection therewith (in the Sellers' Representative's sole discretion) have been satisfied. The Sellers' Representative shall be exclusively responsible for administering and disbursing the Expenses Escrow. In certain circumstances, a partial release of funds from the escrow account of up to $1,250,000 may be made to the Previous Equityholders prior to the fifteen (15) month anniversary of the Merger Date (which amount shall be shared in accordance with the terms of the Merger Agreement).

         The undersigned hereby irrevocably authorizes and appoints Gary Saliba with full power of substitution and resubstitution, as the Sellers' Representative and true and lawful attorney-in-fact and agent of the undersigned to act in the name, place and stead of the undersigned in connection with the indemnification and escrow account adjustment provisions contained in the Merger Agreement and the taking by the Sellers' Representative of any and all other actions and the making of any decisions required or permitted in administering the escrow accounts. The undersigned agrees that neither the Sellers' Representative, as the Sellers' Representative, nor GE Fanuc (or its affiliates) shall be liable to the undersigned for any act done or omitted under the Merger Agreement, or the escrow agreements entered into pursuant thereto (the "Escrow Agreements").

         The undersigned agrees that the payments to be made in exchange for the cancellation of the undersigned's Options pursuant to Sections 5.7 and
         5.12 of the Merger Agreement, and as described in the Memorandum, shall constitute payment in full of all amounts to which the undersigned may be entitled with respect to or under the Options and, in consideration thereof, hereby unconditionally, knowingly, voluntarily and irrevocably releases, waives and forever discharges VMIC, GE Fanuc, and their affiliates, owners, predecessors, successors, divisions, directors, officers, employees, shareholders, representatives, agents, attorneys, and all persons acting by, through, under, or in concert with any of them (the "Released Persons"), from any and all actions, causes of actions, suits, controversies, damages, liabilities, expenses, obligations, claims and demands whatsoever, in law or equity (whether or not known, accrued, matured, suspected or ripe), the undersigned or any successor, predecessor, representative, heir, dependent or assign of the undersigned, ever had, now has or hereafter can, shall or may, have (collectively, "Claims"), including any Claim relating to (a) the capital structure of VMIC, including the number of outstanding Options,
         (b) the issuance of any capital stock or Options by VMIC, (c) the violation of any covenants granting preemptive or similar rights with respect to the capital stock of VMIC, and (d) the determination or calculation of any amounts payable by GE Fanuc, VMIC, or any of their respective representatives or agents (including the Paying Agent, as defined in the Merger Agreement) with respect to the undersigned's Options.

         No authority hereby conferred or agreed to be conferred hereby shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

D. Representations and Warranties. I have the legal right, power and capacity to execute, deliver and perform this Surrender Form and Consent and the execution, delivery and performance of this Surrender Form and Consent by me does not require any further authorization or consent. This Surrender Form and Consent has been duly executed and delivered by me and is the legal, valid and binding obligation of mine enforceable in accordance with its terms.

         I am the sole beneficial and legal owner and holder of all the Options for which I am receiving payment, free from all liens, claims, charges or encumbrances, other than as set forth in the Options.

E.       Miscellaneous.

         If any term or other provision of this Surrender Form and Consent is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Surrender Form and Consent shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the undersigned, VMIC and GE Fanuc (the "parties") shall negotiate in good faith to modify this Surrender Form and Consent so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Surrender Form and Consent may be consummated as originally contemplated to the fullest extent possible. If the parties fail to so agree within ten (10) business days of such determination that any term or other provision is invalid, illegal or incapable of being enforced, such holding shall not affect the validity or enforceability of any other aspect hereof (or of such provision in another jurisdiction) and the parties agree and hereby request that the court or arbitrator(s) make such valid modifications to (or replacement of, if necessary) the invalid provision as are necessary and reasonable to most closely approximate the parties' intent as evidenced hereby as a whole.

         This Surrender Form and Consent is an integrated document and contains the sole and entire agreement and understanding between the parties as to the matters contained herein, and except as expressly provided herein, fully supersedes and merges any and all prior and contemporaneous agreements, understandings, proposals, negotiations, arrangements, representations, industry usages, courses of dealing and/or discussions, both written and oral, among the parties with respect to the subject matter hereof.

         This Surrender Form and Consent shall be governed by, and construed in accordance with, the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The undersigned irrevocably submits in any suit, action or proceeding arising out of or related to this Surrender Form and Consent or any of the transactions contemplated hereby to the non-exclusive jurisdiction of the Federal or state courts in the States of Alabama and Virginia, and waives any and all objections to jurisdiction that he or she may have under the laws of the United States or any such State.



Signature: ______________________                  Date: _________________, 2001


Print Name:  ____________________

Address to which you desire the Escrow Agent to mail any funds paid to you under the Escrow Agreements:




                            Contact Telephone Number:

                 Please review and sign this Surrender Form and
               Consent and return the original or a faxed copy to
                       [____________]at the address below.
               We encourage you to return this consent by no later
                      than 5:00 p.m. on [________], 2001.


                                   VMIC, Inc.
                           12090 S. Memorial Parkway,
                         Huntsville, Alabama 35803-3308
                                 Attn: [_______]
                              Facsimile: [_______]

                                    EXHIBIT K

                        SELLERS' REPRESENTATIVE AGREEMENT


                  SELLERS' REPRESENTATIVE AGREEMENT, dated as of _______, 2001 (this "Agreement"), between Gary Saliba (the "Sellers' Representative") and GE Fanuc Automation North America, Inc., a Delaware corporation ("Parent").

                              W I T N E S S E T H:

                  WHEREAS, Parent, Shandy Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Sub") and VMIC, Inc., a Delaware corporation (the "Company") have entered into an Agreement and Plan of Merger, dated as of July 3, 2001 (as the same may from time to time be amended, the "Merger Agreement"), which provides for the merger of Sub with and into the Company;
                  WHEREAS, on behalf of the holders of Company Common Stock and the holders of the Company Stock Options and Stock Awards, the Board of Directors of the Company has designated the Sellers' Representative, and the Sellers' Representative has agreed, to act as the Sellers' Representative for purposes of the Merger Agreement, the Escrow Agreements and all other documents and instruments executed in connection therewith; and

                  WHEREAS, as a condition to its willingness to consummate the transactions contemplated by the Merger Agreement, Parent has required that the Sellers' Representative agree, and in order to induce Parent to consummate such transactions the Sellers' Representative has agreed, to enter into this Agreement.
                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the adequacy and sufficiency of which is irrevocably acknowledged, the Sellers' Representative and Parent agree as follows:

                  1. Representations and Warranties. The Sellers' Representative represents and warrants to Parent that (a) this Agreement has been duly executed and delivered by the Sellers' Representative, (b) assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the valid and binding obligation of the Sellers' Representative enforceable against the Sellers' Representative in accordance with its terms, (c) the execution and delivery of this Agreement by the Sellers' Representative does not and will not conflict with any agreement, order or other instrument binding upon the Sellers' Representative, nor require any regulatory filing or approval and (d) the Sellers' Representative is of sound mind and has the legal right, power and capacity to execute, deliver and perform this Agreement. The Sellers' Representative further represents and warrants to Parent that: (x) this Agreement and the Sellers' Representative's appointment hereunder each was duly ratified by the holders of the Company Common Stock at a meeting of the stockholders of the Company duly called for such purpose, (y) this Agreement and the Sellers' Representative's appointment hereunder each was approved and consented to in writing by each holder of a Company Stock Option, and (z) the Sellers' Representative is authorized to take any action (or to refrain from taking any action) on behalf of the Previous Equityholders on all matters contemplated hereby without further ratification, approval or consent of any such Previous Equityholder. The Sellers' Representative has provided to Parent an Incumbency Certificate evidencing his authority to act hereunder, in form and substance satisfactory to Parent.

                  2. Covenants of the Sellers' Representative. The Sellers' Representative agrees to act as the agent and attorney for and on behalf of the Previous Equityholders in accordance with the terms and conditions hereof and of the Merger Agreement and to take all actions specified herein and in the Merger Agreement and the Escrow Agreements to be taken by the Sellers' Representative in accordance with the terms thereof. The specific rights, duties and obligations of the Sellers' Representative set forth in Sections 5.12 and 5.13 of the Merger Agreement are hereby adopted by the Sellers' Representative and incorporated herein by reference.

                  3.       Confidentiality.
                  (a) The Sellers' Representative shall keep strictly confidential and not disclose any terms or conditions hereof to anyone, including the Previous Equityholders (except only to its counsel and other advisors to the limited extent required to comply with its obligations under this Agreement, the Escrow Agreements or the Merger Agreement or as expressly permitted under the Merger Agreement or the Escrow Agreements), except, in each case, to the limited extent otherwise compelled by law to do so. If any third party requests or demands, by subpoena or otherwise, that the Sellers' Representative disclose this Agreement, the Escrow Agreements or the Merger Agreement, any terms or conditions hereof or thereof, or any Confidential Information (as defined below), the Sellers' Representative shall immediately notify Parent and shall give Parent an opportunity to respond to such notice before disclosing any such information and shall reasonably cooperate with any actions by Parent to keep such information confidential.

                  (b) The Sellers' Representative acknowledges that in the course of being a director of the Company and in the course of the Sellers' Representative's duties under this Agreement, the Merger Agreement and the Escrow Agreements, the Sellers' Representative may have acquired or hereafter may acquire in connection with its performance of this Agreement, the Merger Agreement and the Escrow Agreements, certain confidential, proprietary and/or privileged information and trade secrets (whether in tangible, intangible and/or electronic form) concerning the operations and/or activities of Parent and its Affiliates (including the Company before and after the Effective Time) (collectively, the "Companies"), including information related to the finances, disputes, liabilities, investigative processes, personnel, technology, future plans, products, suppliers, methods of doing business, concepts, techniques, ideas, inventions, innovations, processes, systems, devices, charts, manuals, price lists, payroll, administrative methods and information and improvements thereto; the names and identities of customers, lenders, purchasers and suppliers; and/or other nonpublic information or materials (collectively, "Confidential Information"). The Sellers' Representative agrees that it would be damaging to the Companies if the Confidential Information were disclosed or made available to, or used by, any third party. The Sellers' Representative understands that the Confidential Information has been or will be divulged to the Sellers' Representative in confidence. The Sellers' Representative agrees (i) to keep the Confidential Information strictly confidential (except to the extent the Confidential Information becomes generally available in the public domain without a breach hereof or of another confidentiality obligation), unless the Sellers' Representative is compelled by law to disclose such information as provided herein, (ii) not to use the Confidential Information for the Sellers' Representative's own benefit or for the benefit of any third party, and (iii) not to use the Confidential Information in any manner which may injure, damage or cause loss either directly or indirectly to the Companies, except, in each case, to its counsel and other advisors to the limited extent required to comply with its obligations under this Agreement, the Escrow Agreements or the Merger Agreement or as specifically permitted under the Merger Agreement or the Escrow Agreements.

                  4. Expenses. The Sellers' Representative shall be reimbursed for its reasonable out-of-pocket expenses incurred by it in performing its obligations as the Sellers' Representative pursuant to the Escrow Agreement - Expenses and shall be paid an hourly fee of one hundred seventy-five dollars ($175) per hour. The Sellers' Representative may purchase an Errors and Omissions insurance policy on reasonable and customary terms covering his actions hereunder.

                  5.       Regarding the Sellers' Representative.

                 (a) The Sellers' Representative shall act as the agent and attorney for and on behalf of the Previous Equityholders to:

                           (i) give and receive notices and communications,
                 organize or assume the defense of any claims arising under the Merger Agreement, this Agreement or the Escrow Agreements (including any matter included in a "Claim Notice" as such term is defined in the Merger Agreement), agree to, negotiate, or enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any such claim; and

                           (ii) take all other actions specified herein, the
                 Escrow Agreements and in the Merger Agreement to be taken by the Sellers' Representative and to take all actions necessary or appropriate in the judgment of the Sellers' Representative for the accomplishment of the foregoing, including disputing, accepting, settling, waiving any rights in respect of, or otherwise taking any action in connection with the Valuation Date Balance Sheet or any matter contemplated by Section 5.13 of the Merger Agreement.

                 (b) By accepting any consideration under the Merger Agreement, each Previous Equityholder shall be deemed to irrevocably appoint and authorize the Sellers' Representative to act as their agent hereunder with such powers as are delegated hereunder to the Sellers' Representative and to take such other actions necessary or appropriate in the judgment of the Sellers' Representative for the accomplishment of the foregoing. It is agreed by the parties that the Sellers' Representative shall at all times act in good faith and in a manner that is commercially and economically reasonable and rational and shall, in making determinations to contest claims of Parent (including any matter included in a "Claim Notice" as such term is defined in the Merger Agreement) under the Merger Agreement, obtain a written opinion of counsel that such contest is legally merited on the merits and that the manner and substance of such contest is otherwise reasonable and warranted in the circumstances.

                  (c) No bond shall be required of the Sellers' Representative and the Sellers' Representative shall receive no compensation for services rendered from any of the Company, the Surviving Corporation, Sub, Parent or the Escrow Agent, it being understood that any compensation or expenses of Sellers' Representative shall be reimbursed solely pursuant to the Escrow Agreement-Expenses.

                  (d) Notices or communications to or from the Sellers' Representative shall constitute notice to or from any applicable Previous Equityholder. Any decision, act, consent or instruction of the Sellers' Representative shall constitute a decision of all Previous Equityholders and shall be final, binding and conclusive upon each of the Previous Equityholders and Parent and the Escrow Agent may rely, without liability, upon any decision, act, consent or instruction of the Sellers' Representatives (notwithstanding any knowledge of Parent, the Company or any of their respective Affiliates).

                  (e) By approval of the Merger Agreement, the Previous Equityholders are hereby relieving Parent from any liability to any Person for any acts or omissions by (1) the Sellers' Representative, (2) the Escrow Agent and/or (3) Parent, the Company and/or their respective Affiliates, in each case in accordance with (A) the terms of the Merger Agreement, the Escrow Agreements and/or this Agreement and/or (B) any decision, act, consent or instruction of the Sellers' Representative, and the Sellers' Representative (in his capacity as Sellers' Representative) agrees to indemnify and hold harmless Parent, the Company and/or their respective Affiliates for any Losses or Expenses incurred with respect to any such acts or omissions.

                  (f) The Previous Equityholders agree to indemnify the Sellers' Representative against any loss, liability or expense incurred and arising out of or in connection with the acceptance or administration of its duties under the Merger Agreement or the Escrow Agreements, such indemnification to be satisfied pursuant to the Escrow Agreement - Expenses.

                 6. Replacement of the Sellers' Representative. (a) The Sellers' Representative may resign its duties and obligations hereunder by giving to Parent written notice
                                       -4-
to that effect, but its resignation shall not become effective (and the Sellers' Representative shall continue to carry out his duties hereunder) until a successor Sellers' Representative (each a "Successor") shall have been appointed in accordance with Section 6(b) hereof. In the event the Sellers' Representative becomes bankrupt (which shall be deemed to include the filing of an involuntary bankruptcy petition against the Sellers' Representative), dies, is disabled or is otherwise incapable of acting hereunder, a Successor shall be appointed in accordance with Section 6(b).

                  (b) Not later than twenty (20) days after the Sellers' Representative has resigned, become bankrupt, died, become disabled or is otherwise removed as the Sellers' Representative hereunder or otherwise becomes incapable of acting hereunder as contemplated by Section 6(a) or (c) hereof, the persons comprising the Company's Board of Directors immediately prior to the Effective Time of the Merger (the "Former Board") shall, by majority written consent, notify Parent in writing of a proposed Successor. Such writing shall
(i) include a certification by the persons proposing to act on behalf of the Former Board that such persons have authority to take such action, and (ii) designate a person who is not then employed by the Company to receive written communications and act on behalf of the Former Board in respect of such action in accordance with the provisions of this Agreement (the "Former Board Designee"). Parent shall have ten (10) days from receipt of such written notice to approve or disapprove in writing of such proposed Successor, which approval shall not be unreasonably withheld. If Parent disapproves of such proposed Successor, Parent and the Former Board Designee shall have ten (10) days in which to agree upon another proposed Successor. If Parent and the Former Board Designee are unable to agree upon a Successor, such disagreement shall be deemed a "Dispute" and shall be resolved by an arbitrator in accordance with Section
8.9 of the Merger Agreement, which provision is hereby incorporated by reference herein. Such Dispute shall be resolved by each of Parent and the Former Board Designee submitting to the arbitrator in writing the name of a proposed Successor and such proposed Successor's qualifications to serve as the Sellers' Representative. The arbitrator shall review such qualifications and select one
(1) of the proposed Persons to serve as the Successor based on the duties of the Sellers' Representative described hereunder and under the Merger Agreement, the provisions of this Agreement and the considerations described in Section 8.9 of the Merger Agreement. In making such decision, the arbitrator shall give due regard to the Disqualifying Factors, as defined and set forth in Section 6(c) hereof. The arbitrator shall make its decision not later than ten (10) days after receiving the submissions of Parent and the Former Board Designee, and such decision shall be final and binding in all respects.

                  (c) Parent shall have the power at any time to remove the Sellers' Representative by giving written notice to the members of the Former Board, at the addresses indicated on the attached Exhibit A, in the event that:
(i) the Sellers' Representative has or is believed to be reasonably likely to develop, in the good faith judgment of Parent, a conflict of interest with Parent (including the Company or any other Affiliate of Parent) and/or the interests of the Previous Equityholders, or (ii) the Sellers' Representative has engaged in conduct that, in the good faith judgment of Parent, constitutes a violation of this Agreement or a violation of law (each a "Disqualifying Factor"). Such written notice shall contain a summary of the Disqualifying Factor(s) in reasonable detail. The Former Board shall have ten (10) days from receipt of such notice to dispute such removal in a writing delivered to Parent. Any disagreement between Parent and the Former Board shall be deemed a Dispute and resolved by arbitration in substantially the manner provided in Section 6(b). Following any removal of the Sellers' Representative as contemplated by this provision, a Successor shall be appointed in the manner provided in Section 6(b).

                  (d) Upon the appointment of a Successor pursuant to this
Section 6, the Successor shall be deemed to be the Sellers' Representative for all purposes of this Agreement.

                  (e) Following the removal or replacement of a Sellers' Representative with a Successor as contemplated by this Section 6, the Sellers' Representative shall cooperate in good faith with the Successor to facilitate an orderly transition of duties hereunder to the Successor, including by delivering all books and records in the possession Sellers' Representative so replaced promptly (but in no event later than five (5) days after such removal or replacement).

                 7. Further Assurances. The Sellers' Representative will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

                  8. Amendment. This Agreement may be modified or amended only by means of a written instrument executed and delivered by both the Sellers' Representative and Parent. No modification or amendment of this Agreement or of any provision of this Agreement shall be valid or enforceable unless in writing duly executed by each of the parties hereto; provided, that the Sellers' Representative acknowledges and agrees that only the President of Parent shall be able to bind Parent hereunder with respect to any modification or amendment of this Agreement.

                  9. Waiver. Except as otherwise may be expressly provided herein, any waiver, release or agreement to any extension on the part of a party hereto shall be valid and/or effective only if, and to the extent, expressly set forth in an instrument in writing signed on behalf of such party; provided, that the Sellers' Representative acknowledges and agrees that only the President of Parent shall be able to bind Parent hereunder with respect to any waiver, release or extension regarding the agreements, representations, warranties, covenants, obligations, terms or conditions of this Agreement. No failure or delay of any party to exercise any power given such party hereunder or to insist upon strict compliance by any party with its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of that party's rights hereunder, including the right to demand exact compliance with the terms hereof and seek damages in accordance herewith. Any waiver shall not obligate that party to agree to any further or subsequent waiver or affect the validity of the provision relating to any such waiver.

                  10. Notices. All notices, consents, approvals, requests and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one (1) day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Parent, to: GE Fanuc Automation North America, Inc., 2500 Austin Drive, Charlottesville, VA 22911; Attention: President; Facsimile No.: 804-978-5320 with copies to:

GE Fanuc Automation North America, Inc., 2500 Austin Drive, Charlottesville, VA 22911; Attention: General Counsel; Facsimile No.: 804-978-5997

and Sidley Austin Brown & Wood, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois 60603; Attention: Brian J. Fahrney; Facsimile No.: 312-853-7036

If to the Sellers' Representative, to: 112 South Side Square, Suite C, Huntsville, Alabama 35801; Attention: Gary Saliba; Facsimile No.: 256-533-9322 with a copy to:

Lanier Ford Shaver & Payne P.C., 200 West Side Square, Suite 500, Huntsville, Alabama 35804; Attention: John R. Wynn; Facsimile No.: 256-533-9322

                 11. Capitalized Terms. Capitalized terms used in this Agreement that are not defined herein shall have the meanings set forth in the Merger Agreement.

                  12. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, captions and headings contained in this Agreement are solely for convenience of reference and shall not be used to interpret or construe this Agreement. Any references in this Agreement to "herein," "hereto," "herewith" or "hereunder" shall be to this Agreement as a whole. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." For purposes of this Section 3, "third party" shall include any Previous Equityholder. Any reference herein to "Previous Equityholders" shall include each of their respective heirs, successors, representatives and assigns. Each of the parties have participated in the negotiation and review of this Agreement and no provision of this Agreement shall be construed more strictly against any party. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing. All remedies hereunder are cumulative, except as otherwise provided in this Agreement. The Previous Equityholders, by approving the Merger Agreement, and the Sellers' Representative hereby agree that under no circumstances shall Parent, the Company and/or their respective Affiliates (including their employees and personnel) have any duty or responsibility to any Previous Equityholder in any respect.

                 13. Counterparts. For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  14. Entire Agreement. This Agreement, together with the Merger Agreement and the other documents executed in connection therewith, is an integrated document and contains the sole and entire agreement and understanding between the parties as to the matters contained herein, and except as expressly provided herein, fully supersedes and merges any and all prior and contemporaneous agreements, understandings, proposals, negotiations, arrangements, representations, industry usages, courses of dealing and/or discussions, both written and oral, among the parties with respect to the subject matter hereof.

                 15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  16. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that Parent may assign this Agreement or any of the rights, interests or obligations hereunder to an Affiliate of Parent. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  17. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible. If the parties fail to so agree within 10 business days of such determination that any term or other provision is invalid, illegal or incapable of being enforced, such holding shall not affect the validity or enforceability of any other aspect hereof (or of such provision in another jurisdiction) and the parties agree and hereby request that the court or arbitrator(s) make such valid modifications to (or replacement of, if necessary) the invalid provision as are necessary and reasonable to most closely approximate the parties' intent as evidenced hereby as a whole.

                 18. Enforcement of this Agreement; Submission to Jurisdiction.

                 (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, such remedy being in addition to any other remedy to which any party is entitled at law or in equity. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding and waives any objection based on forum non conveniens or any other objection to venue thereof.

                 (b) Each of the parties hereto irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby to the non-exclusive jurisdiction of the Federal or state courts in the States of Alabama and Virginia, and each party waives any and all objections to jurisdiction that they may have under the laws of the United States or any such State.

                                  * * * * * * *

         IN WITNESS WHEREOF, Parent and the Sellers' Representative have caused this Agreement to be executed as of the date first written above.

                      GE FANUC AUTOMATION
                      NORTH AMERICA, INC.


                      By: _____________________
                    Name:
                   Title:







                      By:_________________________
                      Name:  Gary Saliba, as the Sellers'
                      Representative and on behalf of the
                      Previous Equityholders

                                    EXHIBIT A



                      (Addresses of former Board members)

                                    EXHIBIT L

                   AMENDMENT TO EMPLOYEE STOCK AWARD AGREEMENT

                 This Amendment (the "Amendment") is made and entered into as of this _____ day of ___________, 2001 by and between VMIC, Inc., a Delaware corporation (the "Company"), and _____________ ("Employee") as an amendment to the Employee Stock Award Agreement between the Company and Employee, dated _______________ (the "Agreement").

                  WHEREAS, the Company, GE Fanuc Automation North America, Inc. ("GE Fanuc") and Shandy Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of GE Fanuc ("Sub"), have entered into an Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement") pursuant to which Sub will merge with and into the Company (the "Merger");

                  WHEREAS, pursuant to the Merger Agreement, each share of common stock of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time of the Merger, as defined in the Merger Agreement, other than certain shares that are cancelled and other than dissenting shares, will be converted into the right to receive Merger Consideration, as defined in the Merger Agreement, in the form of one or more cash payments;

                  WHEREAS, the Company and Employee mutually desire to amend the Agreement as set forth herein to provide that on and after the Effective Time of the Merger, Employee shall receive a cash payment equal to the Merger Consideration in lieu of his or her right to receive shares of Company Common Stock, subject to all other terms and conditions of the Agreement and this Amendment;
                  WHEREAS, Employee is entering into this Agreement as a material inducement to GE Fanuc to enter into the Merger Agreement; and

                  WHEREAS, Employee has carefully reviewed and understands this Agreement and the Merger Agreement and has consulted with whatever advisors and/or attorneys that Employee desires.

                  NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the adequacy and sufficiency of which is irrevocably acknowledged, the parties hereby agree that Section (1) of the Agreement shall be, and hereby is, amended by adding the following provision at the end thereof:

                  As of the Effective Time of the Merger, as such terms are defined in the Agreement and Plan of Merger, dated July 3, 2001, by and among the Company, GE Fanuc Automation North America, Inc. ("GE Fanuc") and Shandy Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of GE Fanuc ("Sub") (as amended from time to time, the "Merger Agreement"), Employee shall cease to have any right to receive any shares of subject stock, as such term is defined above, but instead shall be eligible to receive as of each accrual date, as such term is used above, pursuant to the terms of this Agreement and subject to the conditions described below, one or more cash payments (each a "Payment") in a total aggregate amount equal to the Merger Consideration, as defined in the Merger Agreement, multiplied by the number of subject shares that would have accrued on such accrual date (the "Reference Shares"), and reduced by any taxes required to be withheld from such amount. Employee shall be entitled to receive such Payment(s) only if Employee remains continuously employed through each applicable accrual date and executes and delivers unchanged to the Company the Release attached hereto as Exhibit A not later than 20 days after each such accrual date. To the extent that any portion of the Merger Consideration has not been paid to the previous holders of Company Common Stock as of an accrual date pursuant to the terms of the Merger Agreement, Employee's relevant Payment shall be made as follows (but only upon Employee satisfying the conditions set forth in the preceding sentence): (i) an initial Payment in cash in a total aggregate amount equal to the Initial Consideration (as defined in the Merger Agreement), multiplied by the number of Reference Shares and (ii) one or more subsequent Payment(s) in cash in a total aggregate amount equal to the amount per share paid to previous holders of Company Common Stock pursuant to the Escrow Agreement-Holdback (as defined in the Merger Agreement) multiplied by the number of Reference Shares. The Payments in clause (ii) of the preceding sentence, if any, shall be made at such time(s), and shall be subject to such terms and conditions, as payments of the Holdback Consideration under the Merger Agreement.

                 IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized representative and Employee has signed this Amendment as of the day and year first above written.

            VMIC, INC.


            By:___________________________
                Name:
               Title:



            ---------------------------------
             Employee

                                    EXHIBIT A

                                     RELEASE

                  This Release given by ________ ("Employee") to VMIC, Inc. ("Company") for the benefit of the persons released hereby, is executed in consideration for the payments made by Company in the Employee Stock Award Agreement, dated , between Company and Employee, as thereafter amended (the "Agreement").

                  Employee and Employee's heirs, assigns, successors, personal and legal representatives, and agents hereby unconditionally, knowingly, voluntarily and irrevocably release, waive, and forever discharge Company, GE Fanuc Automation North America, Inc. and their affiliates, owners, predecessors, successors, divisions, directors, officers, employees, shareholders, representatives, agents, attorneys, and all persons acting by, through, under, or in concert with any of them (the "Released Persons") from each and every claim, complaint, action, liability, charge, promise, agreement, obligation, loss, cost, expense, suit, damage, demand, dispute or right of any sort or nature whatsoever, at law or in equity, whether or not known, suspected, ripe, accrued or mature, to the extent arising out of or related to the subject shares, as defined in the Agreement, payment therefor and for any and all acts, omissions, events, circumstances or facts existing or occurring on or before the date of this Release and related to the Released Persons.

                  Employee further agrees never to commence any action (including a charge, proceeding or law suit) against the Released Persons or cause the Released Persons to be sued or charged regarding any matter within the scope of this Release.

                                  EMPLOYEE


                                  -------------------------------

                                 DATE: _________________________
WITNESS:


-------------------------------

                                                                    Exhibit 99.1


                                 EXECUTION COPY

                              STOCK OPTION AGREEMENT

                  FIRST AMENDMENT TO STOCK OPTION AGREEMENT, dated July 13, 2001 and effective as of July 3, 2001 (the "Agreement"), between GE Fanuc Automation North America, Inc., a Delaware corporation ("Parent"), and VMIC, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

                  WHEREAS, Parent and the Company have previously entered into a Stock Option Agreement, dated as of July 3, 2001 (the "Original Stock Option Agreement");
                  WHEREAS, Parent and the Company desire to enter into this Agreement to amend and restate the terms of the Original Stock Option Agreement;

                  WHEREAS, for all purposes herein, whenever a reference is made to the date of this Agreement, such date shall be July 3, 2001;

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent, Shandy Merger Corp., a newly formed Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and the Company are entering into the First Amendment to the Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "Merger Agreement"), which provides for the merger of Sub with and into the Company;

                  WHEREAS, as a condition to Parent's willingness to enter into the Merger Agreement, Parent has requested that the Company grant to Parent an option to purchase authorized and unissued shares of Company Common Stock, upon the terms and subject to the conditions hereof; and

                  WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Company has agreed to grant Parent the requested option.

                  NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the adequacy and sufficiency of which is irrevocably acknowledged, the parties hereto agree as follows:

1. The Option; Exercise; Adjustments. The Company hereby grants to Parent an irrevocable option (the "Option") to purchase the number of authorized and unissued shares of Common Stock, par value ten cents ($.10) per share, of the Company (the "Company Common Stock") such that the aggregate number of shares of Company Common Stock for which this Option is exercisable, when added to the number of shares held legally and beneficially by the stockholders that have entered into the Stockholder Agreements, equals fifty and one-tenth percent (50.1%) of the aggregate shares of the Company Common Stock then outstanding (on a fully diluted basis) upon the terms and subject to the conditions set forth herein (the "Optioned Shares"). Subject to the conditions set forth in Section 2, the Option may be exercised by Parent in whole or from time to time in part, at any time after the date hereof and prior to the termination of the Option in accordance with Section 18. If Parent wishes to exercise the Option, Parent shall send a written notice to the Company (the "Stock Exercise Notice") specifying the total number of Optioned Shares it wishes to purchase and a date (not later than twenty (20) business days and not earlier than one (1) business day from the date such notice is given) for the closing of such purchase (the "Closing Date"). Parent may revoke an exercise of the Option at any time prior to the closing of such purchase by written notice to the Company. If there is any change in the number of issued and outstanding shares of Company Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Company, the number of Optioned Shares subject to the Option and the Exercise Price (as hereinafter defined) per Optioned Share shall be appropriately adjusted and the Company shall provide written notice to Parent of any such change within one (1) business day of such change. If any additional shares of Company Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the preceding sentence or pursuant to this Agreement), the number of Optioned Shares subject to the Option shall be adjusted so that, after such issuance, the number of Optioned Shares equal, when added to the number of shares held legally and beneficially by the stockholders that have entered into the Stockholder Agreements, fifty and one-tenth percent (50.1%) of the aggregate shares of the Company Common Stock then outstanding (on a fully diluted basis). At the Effective Time, any Optioned Shares held by Parent shall be cancelled in accordance with Section 1.5(b) of the Merger Agreement. Parent shall not sell or otherwise transfer any Optioned Shares, except to one of its Affiliates or in accordance with Section 8 of this Agreement.

2. Conditions to Exercise of Option and Delivery of Optioned Shares.

(a) Parent's right to exercise the Option is subject to the condition that no preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States invalidating the grant or prohibiting the exercise of the Option shall be in effect.

(b) Parent's obligation to purchase the Optioned Shares following the exercise of the Option, and the Company's obligation to deliver the Optioned Shares, are subject to the conditions that:

 (i) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Optioned Shares shall be in effect; and

 (ii) Any applicable waiting periods under the HartScottRodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or been terminated.

3. Exercise Price for Optioned Shares. At any Closing Date, the Company will deliver to Parent a certificate or certificates representing the Optioned Shares in the denominations designated by Parent in its Stock Exercise Notice and Parent will purchase the Optioned Shares from the Company at a price per Optioned Share equal to thirteen dollars and forty and three tenths cents ($13.403) (the "Exercise Price"). Payment made by Parent to the Company of the Exercise Price at each Closing Date shall be by delivery of an unsecured, non-interest bearing promissory note in the form of the attached Exhibit A (each, a "Promissory

Note"). After payment of the Exercise Price for the Optioned Shares covered by the Stock Exercise Notice, the Option shall be deemed exercised to the extent of the Optioned Shares specified in the Stock Exercise Notice as of the date such Stock Exercise Notice is given to the Company.

 4. Representations and Warranties of the Company. The Company represents and warrants to Parent that (a) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms; (b) the Company has taken all necessary corporate action to authorize and reserve the Optioned Shares for issuance upon exercise of the Option, and the Optioned Shares, when issued and delivered by the Company to Parent upon exercise of the Option, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights; (c) except as otherwise required by the HSR Act, except for routine filings and subject to Section 7, the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby do not require the consent, approval or authorization of, or filing with, any person or public authority and will not violate or conflict with the Company Charter or the Company By-laws, or result in the acceleration or termination of, or constitute a default under, any Company Agreement or any other note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license, or any decree, statute, law, ordinance, rule or regulation, judgment, order or other restriction binding upon or applicable to the Company or any of its respective properties or assets; (d) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (e) either (X) Section 203 of the DGCL does not apply with respect to or as a result of the transactions contemplated hereby, or (Y) the Company has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to or as a result of the transactions contemplated hereby.

 5. Representations and Warranties of Parent. Parent represents and warrants to the Company that (a) the execution and delivery of this Agreement by Parent and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and this Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent; (b) Parent is acquiring the Option and, if and when it exercises the Option, will be acquiring the Optioned Shares issuable upon the exercise thereof, for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act of 1933, as amended (the "Securities Act"), and will not sell or otherwise dispose of the Optioned Shares except pursuant to an effective registration statement under the Securities Act or a valid exemption from registration under the Securities Act; and (c) Parent is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933.

 6. The Closing. Any closing hereunder shall take place on the Closing Date specified by Parent in its Stock Exercise Notice pursuant to Section 1 at 10:00 A.M., local time, or the first business day thereafter on which all of the conditions in Section 2 are met, at the principal executive office of the Company, or at such other time and place as the parties hereto may agree.

 7. Filings Related to Optioned Shares. The parties will each make such filings with the SEC as are required by the Exchange Act, and the Company will use its best efforts to effect all necessary filings by the Company under the HSR Act.

 8. Mandatory Repurchase. If this Agreement is terminated in accordance with
 Section 18, then Parent shall, within three (3) business days' of such termination, require the Company to purchase from Parent (or its applicable Affiliate), and the Company hereby agrees to purchase from Parent (or its applicable Affiliate), all (but not less than all) of the Optioned Shares (if the Option has been exercised in whole or in part) at a purchase price equal to the aggregate principal amount of the Promissory Notes. Such payment shall be made by cancelling and surrendering each Promissory Note to Parent in exchange for such Optioned Shares.

 9. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specified in the Merger Agreement.

 10. Notices. All notices, consents, approvals, requests and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one (1) day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): If to Parent, to:

      GE Fanuc Automation North America,
      Inc.2500 Austin  Drive
      Charlottesville, VA 22911Attention: PresidentFacsimile No.: 804- 978-5320 with copies to:
      GE Fanuc Automation North America, Inc.2500 Austin Drive
      Charlottesville, VA 22911Attention:  General CounselFacsimile
      No.: 804-978-5997 and

      Sidley Austin Brown & WoodBank One Plaza10 South Dearborn
      StreetChicago, Illinois  60603Attention:  Brian J. FahrneyFacsimile No.:
      312-853-7036

      If to the Company, to:
      VMIC, Inc.12090 South Memorial ParkwayHuntsville, Alabama  35803-3308
      Attention: Carroll WilliamsFacsimile No.: 256-382-8388 with a copy to:

      Lanier Ford Shaver & Payne P.C.200 West Side Square, Suite
      500Huntsville, Alabama  35804Attention:  John R. WynnFacsimile No.:
      256-533-9322

 11. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than Parent or the Company, or their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

  12. Amendments. This Agreement may be modified or amended only by means of a written instrument executed and delivered by both the Company and Parent. No modification or amendment of this Agreement or of any provision of this Agreement shall be valid or enforceable unless in writing duly executed by each of the parties hereto; provided, that the Company acknowledges and agrees that only the President of Parent shall be able to bind Parent hereunder with respect to any modification or amendment of this Agreement.

 13. Entire Agreement. This Agreement, together with the Merger Agreement and the other documents executed in connection therewith, is an integrated document and contains the sole and entire agreement and understanding between the parties as to the matters contained herein, and except as expressly provided herein, fully supersedes and merges any and all prior and contemporaneous agreements, understandings, proposals, negotiations, arrangements, representations, industry usages, courses of dealing and/or discussions, both written and oral, among the parties with respect to the subject matter hereof.

 14. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that Parent may assign this Agreement or any of the rights, interests or obligations hereunder to an Affiliate of Parent. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

 15. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, captions and headings contained in this Agreement are solely for convenience of reference and shall not be used to interpret or construe this Agreement. Any references in this Agreement to "herein," "hereto," "herewith" or "hereunder" shall be to this Agreement as a whole. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Each of the parties have participated in the negotiation and review of this Agreement and no provision of this Agreement shall be construed more strictly against any party. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing. All remedies hereunder are cumulative, except as otherwise provided in this Agreement. For all purposes herein, whenever a reference is made to the date of this Agreement, such date shall be July 3, 2001.

 16. Counterparts. For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

 17. Governing Law. Except to the extent that the laws of the State of Delaware are mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

 18. Termination. This Agreement and the Option shall terminate upon the earlier of (i) the Effective Time and (ii) six (6) months after the termination of the Merger Agreement pursuant to Section 7.1 thereof; provided, however, that if the Merger Agreement is terminated by the Company pursuant to Section 7.1(b),
 (c) or (d) thereof (other than a termination pursuant to Section 7.1(d)(i) following receipt of a Superior Proposal (if such

 Superior Proposal is received prior to November 30, 2001)), or if the Merger Agreement is terminated by agreement of the parties pursuant to Section 7.1(a) thereof, then the Option shall terminate upon termination of the Merger Agreement.

 19. Capitalized Terms. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Merger Agreement.

 20. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible. If the parties fail to so agree within ten (10) business days of such determination that any term or other provision is invalid, illegal or incapable of being enforced, such holding shall not affect the validity or enforceability of any other aspect hereof (or of such provision in another jurisdiction) and the parties agree and hereby request that the court or arbitrator(s) make such valid modifications to (or replacement of, if necessary) the invalid provision as are necessary and reasonable to most closely approximate the parties' intent as evidenced hereby as a whole.

 21. Enforcement of this Agreement; Submission to Jurisdiction.

(a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, such remedy being in addition to any other remedy to which any party is entitled at law or in equity. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding and waives any objection based on forum non conveniens or any other objection to venue thereof.

  (b) Each of the parties hereto irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby to the non-exclusive jurisdiction of the Federal or state courts in the States of Alabama and Virginia, and each party waives any and all objections to jurisdiction that they may have under the laws of the United States or any such State.

 22. Legend. Each Promissory Note and any Optioned Shares shall bear a legend in substantially the following form:

 THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH SECURITIES ACT OR SUCH STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION OR SUCH STATE SECURITIES LAWS IS AVAILABLE. THESE SECURITIES ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER, AND OTHER TERMS AND CONDITIONS, SET FORTH IN A STOCK OPTION AGREEMENT.

         IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                                     GE FANUC AUTOMATION
                                                     NORTH AMERICA, INC.


                                                     By:/s/ Lorrie Norrington
                                                         _______________________
                                                  Name:  Lorrie Norrington
                                                 Title:Chief Executive Officer



                                                   VMIC, INC.

                                                    By: /s/ Carroll E. Williams
                                                         _______________________
                                                   Name:  Carroll E. Williams
                                                  Title:President and Chief
                                                        Executive Officer

                                    Exhibit A

                                 PROMISSORY NOTE
$__________                                                  Huntsville, Alabama

       FOR VALUE RECEIVED, GE Fanuc Automation North America, Inc. (the "Maker") promises to pay to VMIC, Inc., a Delaware corporation (the "Payee"), at the principal office of Payee in Huntsville, Alabama or such other place as the Payee may from time to time designate, the principal sum of _________________________ Dollars ($___________). The principal balance shall not bear interest.

                  The unpaid principal balance of this Note shall be due and payable three (3) years after the date hereof.
                  This Note is referred to in and is issued pursuant to that certain Stock Option Agreement between Maker and Payee, dated as of July 3, 2001, as the same may from time to time be amended (the "Stock Option Agreement"), to which reference is hereby made for a more complete statement of the terms and conditions under which this Note is being issued and is to be repaid (including the mandatory repurchase provisions set forth in Section 8 of the Stock Option Agreement).

                  Maker shall have the right to prepay this Note, without penalty, in whole or in part, at any time. All prepayments shall be applied against unpaid principal.

                  The occurrence of any of the following events shall constitute an Event of Default under this Note:

                  (a)if Maker shall fail to pay, within five (5) business days after receipt of notice that it has not paid any amount theretofore required to be paid under this Note;
                  (b)if a petition under any section or chapter of the United States Bankruptcy Code or any similar law or regulation shall be filed by Maker, or Maker shall make an assignment for the benefit of creditors;
                  (c)if a petition under any section or chapter of the United States Bankruptcy Code or any similar law or regulation is filed against Maker and such petition is not dismissed within ninety (90) days after the entry or filing thereof; or
                  (d)if an application is made by any person other than Maker for the appointment of a receiver, trustee or custodian for any of the assets of maker and the same is not dismissed within ninety (90) days after the application therefor.
                  Upon the occurrence of an Event of Default, all amounts due and owing under this Note shall be due and payable in full immediately at the option of the Payee.

                  Forbearance by Payee or the legal holder hereof in exercising any right or remedy hereunder or otherwise afforded by law shall not be or be deemed a waiver of and shall not preclude the exercise of any such right or remedy.
                  This Note shall be governed by, and construed in accordance with, the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Neither this Note nor any of the rights, interests or obligations hereunder shall be assigned by Maker or Payee (the "parties"), except that Maker may assign its rights, interests and obligations under this Note to an affiliate of Maker; provided, that no such assignment shall relieve Maker of its obligations under this Note. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. If any term or other provision of this Note is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Note shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Note may be consummated as originally contemplated to the fullest extent possible. If the parties fail to so agree within ten (10) business days of such determination that any term or other provision is invalid, illegal or incapable of being enforced, such holding shall not affect the validity or enforceability of any other aspect hereof (or of such provision in another jurisdiction) and the parties agree and hereby request that the court or arbitrator(s) make such valid modifications to (or replacement of, if necessary) the invalid provision as are necessary and reasonable to most closely approximate the parties' intent as evidenced hereby as a whole.


 THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH SECURITIES ACT OR SUCH STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION OR SUCH STATE SECURITIES LAWS IS AVAILABLE. THESE SECURITIES ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER, AND OTHER TERMS AND CONDITIONS, SET FORTH IN A STOCK OPTION AGREEMENT AND THE TERMS OF THIS NOTE.


Date:  _______, 2001                   ______________________________
                                       GE Fanuc Automation North America, Inc.
                                       By:
                                       Its: